Exhibit 10.14

EXECUTION COPY

Dated as of September 27, 2013

READYCAP COMMERCIAL REVOLVING ASSET TRUST,
as Issuer

and

U.S. BANK NATIONAL ASSOCIATION,
as Trustee, Paying Agent, Transfer Agent,
Custodian and Notes Registrar

INDENTURE

i

Section 14.15.	Communications with Rating Agency	138

Article XV MAJORITY REPRESENTATIVE		138

Section 15.1.	Appointment, Removal and Resignation of Majority Representative	138
Section 15.2.	Limitation on Liability of Majority Representative	139
Section 15.3.	Limitations on Liability for Owner Trustee	139

Exhibit A	Form of Note
Exhibit B	Form of Transfer Certificate
Exhibit C	Form of Custodian Certification
Exhibit D	Form of Information Request from Beneficial Owners of Notes
Exhibit E	Form of Request for Release of Documents and Receipt
Exhibit F	Eligibility Matrices
Exhibit G	Form of TI/LC Tracking Schedule
Exhibit H	Form of Funding Certification
Exhibit I	Form of VFN Note Balance Adjustment Request
Exhibit J	Form of Risk Retention Compliance Certificate
Exhibit K	Form of Borrowing Base Certificate
Exhibit L	Conventional Concentration Limits

Schedule 1	Schedule of Underlying Loans
Schedule 2	Sponsor-Competitors

v

INDENTURE, dated as of September 27, 2013, by and between READYCAP COMMERCIAL REVOLVING ASSET TRUST, a Delaware statutory trust (the “Issuer”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (“U.S. Bank”), as trustee (in such capacity, together with its permitted successors and assigns in the trusts hereunder, the “Trustee” and in such other capacities as noted herein).

PRELIMINARY STATEMENT

The Issuer is duly authorized to execute and deliver this Indenture to provide for the Notes issuable as provided in this Indenture.  All covenants and agreements made by the Issuer herein are for the benefit and security of the Secured Parties.  The Issuer and U.S. Bank, in its capacity other than as Trustee are entering into this Indenture, and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

All things necessary to make this Indenture a valid agreement of the Issuer in accordance with this Indenture’s terms have been done.

GRANTING CLAUSES

The Issuer hereby Grants to the Trustee, for the benefit and security of the Holders of the Notes and the Trustee (collectively, the “Secured Parties”), all of its right, title and interest in, to and under, in each case, whether now owned or existing, or hereafter acquired or arising, the following (collectively, the “Collateral”):  (a) the Initial Underlying Loans listed on Schedule 1 which the Issuer acquires on the Closing Date and causes to be delivered to the Trustee (directly or through an agent or bailee), (b) any Additional Underlying Loans and Future Advances, (c) all payments on or with respect to each Underlying Loan due after the related Sale Date, (d) all related Loan Files, (e) all escrow accounts, reserve accounts and security entitlements with respect to the Underlying Loans, (f) the Issuer’s rights (but not its obligations) under each Transaction Document, the Note Purchase Agreement, the Loan Purchase Agreements and any Eligible Interest Rate Derivatives, (g) any REO Property, (h) the Issuer’s ownership interest in, and rights in all assets owned by, any REO Subsidiary and the Issuer’s rights under any agreement with any REO Subsidiary, (i) the Accounts, (j) any Eligible Investments purchased with funds deposited in the Accounts, (k) all other investment property, accounts, instruments and general intangibles in which the Issuer has an interest, (l) all Cash or Money delivered to the Trustee (or its bailee) in respect of the Notes or the Collateral and (m) all proceeds with respect to the foregoing clauses (a) - (l).  For the avoidance of doubt, the Collateral does not include the Residual Interest Distribution Account and any amounts on deposit in the Residual Interest Distribution Account.  Such Grants are made, however, in trust, to secure the Notes, subject to the Priority of Payments, equally and ratably without prejudice, priority or distinction between any Note and any other Note by reason of difference in time of issuance or otherwise, except as expressly provided in this Indenture, and to secure (i) the payment of all amounts due on and in respect of the Notes in accordance with their terms, (ii) the payment of all other sums payable under this Indenture and (iii) compliance with the provisions of this Indenture, all as provided in this Indenture.

Except to the extent otherwise provided in this Indenture, this Indenture shall constitute a security agreement under the laws of the State of New York applicable to agreements made and to be performed therein, for the benefit of the Secured Parties.  Upon the occurrence and during the continuation of any Event of Default hereunder, and in addition to any other rights available under this Indenture or any other Collateral held for the benefit and security of the Noteholders or otherwise available at law or in equity, but subject to the terms hereof, the Trustee shall have all rights and remedies of a secured party on default under the laws of the State of New York and other applicable law to enforce the assignments and security interests contained herein and, in addition, shall have the right, subject to compliance with any mandatory requirements of applicable law and the terms of this Indenture, to sell or apply any rights and other interests assigned or pledged hereby in accordance with the terms hereof at public and private sale.

The Trustee acknowledges such Grants, accepts the trusts hereunder in accordance with the provisions hereof, and agrees to perform the duties herein in accordance with, and subject to, the terms hereof, in order that the interests of the Secured Parties may be adequately and effectively protected in accordance with this Indenture.

ARTICLE I

DEFINITIONS

Section 1.1.           Definitions.

Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Indenture, and the definitions of such terms are equally applicable both to the singular and plural forms of such terms and to the masculine, feminine and neuter genders of such terms.  The word “including” and its variations shall mean “including without limitation.” All references in this Indenture to designated “Articles,” “Sections,” “Subsections” and other subdivisions are to the designated Articles, Sections, Subsections and other subdivisions of this Indenture as originally executed.  The words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, Subsection or other subdivision.

“1st Tier Loan Purchase Agreement”:  The Loan Purchase Agreement dated as of the Closing Date between the Originator and the Depositor as originally executed and, if from time to time supplemented or amended pursuant to the applicable provisions thereof, as so supplemented or amended.

“17g-5 Indemnified Party”:  The meaning specified in Section 7.16(c).

“17g-5 Indemnifying Party”:  Each of the 17g-5 Information Provider, the Issuer, and the Trustee.

“17g-5 Information Provider”:  The Trustee.

“17g-5 Information Provider’s Website”:  The internet website of the 17g-5 Information Provider, initially located at www.usbank.com/abs, under the “NRSRO” tab of the respective transaction, access to which is limited to the Rating Agency and other NRSROs who have provided an acceptable NRSRO certification.

“2nd Tier Loan Purchase Agreement”:  The Loan Purchase Agreement dated as the Closing Date between the Depositor and the Issuer as originally executed and, if from time to time supplemented or amended pursuant to the applicable provisions thereof, as so supplemented or amended.

“Account”:  Any of the Collection Account, the Distribution Account, the Margin Account, the Expense Account, the REO Account, and any subaccount thereof.

“Accountants’ Report”:  A report of a firm of Independent certified public accountants of recognized national reputation appointed by the Issuer pursuant to Section 10.11(b), which may be the firm of independent accountants that reviews or performs procedures with respect to the financial reports prepared by the Issuer or the Servicer.

“Accredited Investor”:  An “accredited investor” within the meaning of Rule 501(a) of Regulation D.

“Act”, “Act of the Majority Representative”, “Act of Noteholders” or “Act of the Residual Interestholder”:  The respective meaning specified in Section 14.2.

“Additional Underlying Loan”:  Each Underlying Loan included on a Schedule of Underlying Loans delivered on any Sale Date occurring after the Closing Date.

“Administration Agreement”:  The Administration Agreement, dated as of September 27, 2013, between the Issuer and the Administrator, as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Administrative Expenses”:  All fees, expenses and other amounts due or accrued with respect to any Payment Date and payable by the Issuer or any REO Subsidiary to (i) the Trustee in any of its capacities under this Indenture pursuant to any of the Transaction Documents for payment of the Trustee Fee and any unpaid reimbursable expenses (including indemnities) or any co-trustee appointed pursuant to this Indenture, (ii) the Servicer pursuant to any of the Transaction Documents for the payment of the Servicing Fee and any unpaid reimbursable expenses (including indemnities), (iii) the independent accountants, agents and counsel of the Issuer or any REO Subsidiary for reasonable fees and expenses incurred after the Closing Date, (iv) the Rating Agency for fees and expenses incurred after the Closing Date in connection with any rating (including any fee payable with respect to the monitoring of any rating) of the Notes, including fees and expenses due or accrued in connection with any credit estimate or rating of the Underlying Loans, (v) any other Person in respect of any governmental fee, charge or tax in relation to the Issuer or any REO Subsidiary, (vi) any other Person in respect of any other fees or expenses (including indemnifications) permitted under this Indenture and the documents delivered pursuant to or in connection with this Indenture and the Notes and any amendment or other modification of any such documentation, in each case unless expressly prohibited under this Indenture (including, without limitation, the payment of all transaction fees and all legal and other fees and expenses required in connection with any transaction authorized by this Indenture), (vii) any fees, taxes and expenses incurred in connection with the establishment and maintenance of any REO Subsidiary, (viii) the Owner Trustee pursuant to any of the Transaction Documents for payment of the Owner Trustee Fee and any unpaid reimbursable expenses (including indemnities), (ix) any fees, taxes and expenses incurred in connection with the due diligence conducted by the Majority Representative or the Verification Agent pursuant to Section 3.5(g); provided that Administrative Expenses shall not include amounts payable in respect of (a) the Notes and (b) outstanding Protective Advances, with interest thereon, compounded annually, at the Prime Rate, (x) the Independent certified public accountants and successors set forth in Section 10.11, (xi) the Verification Agent pursuant to any of the Transaction Documents for the payment of the Verification Agent Fee and any unpaid reimbursable expenses and (xii) the Valuation Agent pursuant to the Valuation Agent Agreement for the payment of the “VA Fee” (as defined in the Valuation Agent Agreement) and any unpaid reimbursable expenses (including indemnities).

“Administrator”:  Sutherland Master Fund, LP, or any successor thereto, in its capacity as Administrator of the Issuer under the Administration Agreement.

“Advance Rate”:  On any date of determination with respect to each Eligible Loan, a percentage amount equal to the product of:  (i) the Base Advance Rate and (ii) any applicable Discount Factors; provided, that the Advance Rate for any Underlying Loan that is not an Eligible Loan shall be determined by the Majority Representative in its sole and absolute discretion exercised in good faith and subject to satisfaction of the Rating Agency Condition.

“Affiliate”:  With respect to any specified Person, any other Person controlling or controlled by, or under common control with, such Person.  For the purposes of this definition, “control” (including the terms “controlling,” “controlled by” and “under common control with”), when used with respect to any specified Person means the possession, direct or indirect, of the power to vote 20% or more of the voting securities of such Person or to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities, by contract or otherwise.

“Affiliate Owned Notes”:  Any Notes beneficially owned by any Affiliate of the Issuer or an account or fund for which any Affiliate of the Issuer acts as the investment adviser (with discretionary authority).

“Aggregate Eligible Funding Amount”:  On any date of determination and with respect to any Underlying Loans which are Eligible Loans, the sum of the Eligible Funding Amounts for such Underlying Loans as of such date.

“Aggregate Future Advance Obligations”:  On any date of determination, the sum of the Future Advance Obligations of all Underlying Loans included in the Collateral.

“Aggregate Outstanding Amount”:  As of any date of determination, the aggregate principal balance of the Notes, outstanding at such date of determination, which, for the avoidance of doubt, excludes Unused Amounts.

“Aggregate Principal Balance”:  When used with respect to any Underlying Loans or Eligible Investments as of any date of determination, the sum of the Principal Balances on such date of determination of all such Underlying Loans or Eligible Investments, as the case may be.

“Anticipated Sutherland Capital Raise”:  A series of transactions, which will allow the Sutherland Master Fund, LP to continue its business as a REIT under the Code, which is anticipated to include each of the following:  (i) the formation of a REIT, (ii) renaming the Sutherland Master Fund, LP as Sutherland Fund, LP, (iii) the withdrawal of the existing general partner of the Sutherland Master Fund, LP and substitution of a REIT as the sole general partner,

(iv) the distribution by the Waterfall Victoria Master Fund and the existing Sutherland feeder vehicle of their interests in the Sutherland Master Fund, LP to the indirect investors in Waterfall Victoria Master Fund and the Sutherland Master Fund, LP, respectively, (v) the issuance of shares of common stock of a REIT or units of limited partnership interests in Sutherland Fund, LP, to the existing investors of Sutherland Master Fund, (vi) a private capital raise by the REIT of shares of its common stock concurrent with the REIT reorganization transactions, (vii) the amendment of the partnership agreement of Sutherland Master Fund, LP and such other transactions which are necessary to give effect to and reflect the transactions referred to in (i) through (vi) and (viii) the initial public offering or registration with the SEC of shares of common stock of the REIT and listing of such shares on The New York Stock Exchange, The Nasdaq Stock Market or another national exchange.

“Appraisal”:  An appraisal which (i) satisfies the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 and the guidelines of the Uniform Standards of Professional Appraisal Practice, each as in effect on the date of such appraisal, (ii) was conducted by an appraiser who (A) is certified by the state in which such appraiser is located, (B) (x) has received an MAI designation from the Appraisal Institute or (y) is named on the Originator’s approved list of appraisers (which list may be updated from time to time with the prior consent of the Majority Representative) and (C) is satisfactory to the Majority Representative in its reasonable discretion and (iii) is not based on assumptions provided by or influenced by any Seller Party, any equity holder in ReadyCap, or any Affiliates of the foregoing, other than in accordance with customary market practices.

“Article 122a”:  The meaning specified in Section 7.19(c).

“As-Is Debt Service Coverage Ratio”:  With respect to any Underlying Loan on any date of determination, the ratio obtained by dividing (a) the As-Is Net Operating Income of the related Mortgaged Property or Properties by (b) the product of (i) the Principal Balance of such Underlying Loan and (ii) the related Assumed Interest Rate.

“As-Is Debt Yield”:  As of any date of determination and with respect to any Underlying Loan, the ratio of the As-Is Net Operating Income of the Mortgaged Property related to such Underlying Loan to the Principal Balance of such Underlying Loan.

“As-Is Net Operating Income”:  With respect to any Mortgaged Property or Properties as of any date of determination, the amount of annualized cash flow available “as-is” for debt service, based on the most recent financial statements of the related Borrower.

“Assumed Interest Rate”:  As of any date of determination, and with respect to any Underlying Loan (i) that is a fixed-rate Mortgage Loan, the fixed rate of interest on such Mortgage Loan as of such date of determination and (ii) that is an adjustable-rate Mortgage

Loan, the greater of (A) the initial fixed rate of interest on such Mortgage Loan and (B) the variable rate of interest on such Mortgage Loan, assuming an index equal to the swap rate at the duration of the related Mortgage Loan without regard to pre-payments.

“Authenticating Agent”:  The Person designated by the Trustee to authenticate the Notes on behalf of the Trustee pursuant to Section 2.12.

“Authorized Officer”:  (a) With respect to the Issuer, (i) any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and (ii) so long as the Administration Agreement is in effect, any officer of the Administrator who is authorized to act for the Administrator in matters relating to the Issuer pursuant to the Administration Agreement and who is identified on the list of Authorized Officers delivered by the Administrator to the Owner Trustee and the Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and (b) with respect to the Owner Trustee, the Trustee and the Servicer, any officer of the Owner Trustee, the Trustee or the Servicer, as applicable, who is authorized to act for the Owner Trustee, the Trustee or the Servicer, as applicable, in matters relating to the Owner Trustee, the Trustee or the Servicer and who is identified on the list of Authorized Officers delivered by each of the Owner Trustee, the Trustee and the Servicer to the Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

“Bankruptcy Code”:  Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq., as amended from time to time.

“Bankruptcy Event”:  With respect to any Person, (i) the institution by such Person of Proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency Proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Bankruptcy Code or any other similar applicable law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of such Person of any substantial part of its property, respectively, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of any action by such Person in furtherance of any such action or (ii) the entry of a decree or order by a court having competent jurisdiction adjudging such Person as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of such Person under the Bankruptcy Code or any other applicable law, or appointing a receiver, liquidator, assignee, or sequestrator (or other similar official) of such Person or of any substantial part of its property, respectively, or ordering the winding up or liquidation of its affairs.

“Base Advance Rate”:  On the date of determination with respect to each Eligible Loan, the percentage amount set forth below:

For each Conventional Multifamily Loan	80%
For each Conventional Commercial Loan	80%
For each Investor Bridge Loan	75%

“Base Amount”:  An amount equal to the greater of (i) the aggregate Eligible Underlying Loan Amount and (ii) the Maximum Note Balance.

“Benefit Plan Investor”:  Any of the following:  (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to ERISA; (b) a plan or arrangement (including an individual retirement account or a Keogh plan) that is subject to Section 4975 of the Code; or any entity whose underlying assets include “plan assets” by reason of a Plan’s investment in the entity.

“Bid Process”:  As defined in Section 10.4(c).

“Bid Process Differential Amount”:  As of any date of determination, an amount equal to the excess, if any, of the aggregate fair market value of the Eligible Loans as determined by the Bid Process over the aggregate Market Value of the Eligible Loans as determined by the Majority Representative.

“Bid Process Limit”:  As of any date of determination, the Bid Process Limit shall have been met if a Bid Process was not a Successful Bid Process on two or more occasions.

“Bloomberg Screen US0001M Index Page”:  The display designated as page US0001M Index Page on the Bloomberg Financial Markets Commodities News (or such other pages as may replace such page on that service for the purpose of displaying LIBOR quotations of major banks).  If any Reference Bank should be removed from the Bloomberg Screen US0001M Index Page or in any other way fails to meet the qualifications of a Reference Bank, an alternative Reference Bank may be designated by the Majority Representative.

“Bloomberg Screen US0003M Index Page”:  The display designated as page US0003M Index Page on the Bloomberg Financial Markets Commodities News (or such other pages as may replace such page on that service for the purpose of displaying LIBOR quotations of major banks).  If any Reference Bank should be removed from the Bloomberg Screen US0003M Index Page or in any other way fails to meet the qualifications of a Reference Bank, an alternative Reference Bank may be designated by the Majority Representative.

“Borrower”:  With respect to each Underlying Loan, the borrower thereunder.

“Borrowing Base”:  As of any date of determination, (i) the sum of (a) the Aggregate Eligible Funding Amount for all Underlying Loans, (b) the value of Eligible Margin Collateral (other than any Eligible Interest Rate Derivatives) on deposit in the Margin Account or pledged to the Indenture Trustee, (c) the positive or negative value of any Eligible Interest Rate Derivatives pledged to the Indenture Trustee and (d) Principal Proceeds on deposit in the

Collection Account, if any, minus (ii) the sum of (x) any outstanding amounts due and payable to the Trustee, the Servicer, the Verification Agent, the Initial Purchaser and any other outstanding Administrative Expenses due and payable, in each case, as of such date of determination and (y) any outstanding Note Interest Amounts and Defaulted Note Interest Amounts, in each case, due and payable as of such date of determination.

“Borrowing Base Certificate”:  As defined in Section 3.5(b).

“Borrowing Base Deficiency”:  A condition that exists if the Aggregate Outstanding Amount of the Notes on a date of determination exceeds the Borrowing Base.

“Breach”:  A breach of any representation or warranty relating to any Underlying Loan set forth in or made pursuant to Section 4(b)(iii) of the 1st Tier Loan Purchase Agreement.

“Business Day”:  Any day other than (i) a Saturday or Sunday, (ii) a day on which the Federal Reserve or the New York Stock Exchange is closed or (iii) a day on which commercial banks are authorized or required by applicable law, regulation or executive order to close in New York, New York, Minnesota, Illinois or the location of the Corporate Trust Office.

“Capital Expenditure”:  With respect to any Underlying Loan that is an Investor Bridge Loan, any capital expenditures associated with the related Mortgage Property that have been funded by Future Advance Draws and verified by the Verification Agent, but which have not been included in the Mortgaged Property Valuation.

“Cash”:  Such coin or currency of the United States of America as at the time shall be legal tender for payment of all public and private debts.

“Cash Management Account Control Agreement”:  The account control agreement, dated as of September 27, 2013, by and among the Issuer, the Trustee and KeyBank National Association, as account bank, as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Certificate of Authentication”:  The meaning specified in Section 2.1.

“Change of Control”:  The occurrence of any of the following events with respect to the Sponsor or the Guarantor:  (1) the sale, transfer or other disposition of all or substantially all of the Sponsor or Guarantor’s assets or (2) any Person or group of Persons shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the beneficial owner, directly or indirectly, of (i) 25% or more of the total voting power of all classes of equity interests of the Sponsors or the Guarantor entitled to vote generally in the election of the directors of the Sponsor or the Guarantor, as appropriate, or (ii) 25% or more of the total voting power of all classes of equity interests of an ultimate beneficial owner of the Sponsor or the Guarantor, as applicable, that is the beneficial owner of 25% or more of the total voting power of all classes of equity interests of the Sponsor or the Guarantor, as applicable, entitled to vote generally in the election of the directors of the Sponsor or the Guarantor, as applicable.

“Closing”:  The transfer of any Note to the initial registered Holder of such Note.

“Closing Date”:  September 27, 2013.

“Closing Date Rating”:  At least “A” (or its equivalent) by the Rating Agency.  “Code”:  The United States Internal Revenue Code of 1986, as amended.  “Collateral”:  The meaning specified in the Granting Clauses.

“Collection Account”:  The meaning specified in Section 10.2(a).

“Collection Period”:  The period, commencing on (and including) the first day of each calendar month (or if such day is not a Business Day, then the next succeeding Business Day) and ending on (and excluding) the first day of the next succeeding calendar month (or if such day is not a Business Day, then the next succeeding Business Day); provided that the first such Collection Period shall be the period commencing on (and including) the Closing Date and ending on (and excluding) the first day of the calendar month in which the initial Payment Date occurs (or if such day is not a Business Day, then the next succeeding Business Day); provided further that the final Collection Period shall be the period commencing on (and including) the immediately preceding Determination Date and ending on (and including) the final Payment Date.  Each Collection Period will relate to the Payment Date that occurs in the same calendar month in which that Collection Period ends.

“Collections”:  With respect to any Collection Period, the sum of (i) all amounts received by the Servicer or Trustee as payments in connection with the Collateral and (ii) all interest earned for such Collection Period on funds on deposit in any Account, but excluding (A) certain fees payable by Borrowers to reimburse the Servicer for expenses actually incurred by the Servicer, (B) any amounts retained by the Servicer as reimbursement which relate to any Underlying Loan for which the Servicer has made an unreimbursed Protective Advance, (C) amounts required to be applied to restore any Mortgaged Property or released to the related Borrower or any tenants or ground lessors, (D) amounts that are retained by the Servicer for the operating, management and maintenance of any REO Property pursuant to the Servicing Agreement and (E) any Escrow Payments (as defined in the Servicing Agreement).

“Commercial Paper Notes”:  The promissory notes issued or to be issued by a Holder of the Notes in the United States commercial paper market.

“Concentration Limits”:  On any date of determination, and unless otherwise agreed by the Majority Representative in its sole and absolute discretion, subject to the Rating Agency Condition, the Concentration Limits shall be satisfied if (after giving effect to any Collateral (which, for the avoidance of doubt, may be Underlying Loans or Cash) contributed (which contribution shall be irrevocable) by the Issuer or other Person on the Issuer’s behalf on such date of determination):

(a)                                 The aggregate Eligible Underlying Loan Amount for all Underlying Loans (x) related to a single Borrower or (y) cross-defaulted with any other Underlying Loan shall not exceed $50,000,000;

(b)                                 The aggregate Eligible Underlying Loan Amount for all Underlying Loans that are Conventional Commercial Loans and Conventional Multifamily Loans exceeding $5,000,000 in Principal Balance shall not exceed 40% of the Base Amount;

(c)                                  The aggregate Eligible Underlying Loan Amount for all Underlying Loans that are Conventional Commercial Loans and Conventional Multifamily Loans exceeding $7,000,000 in Principal Balance shall not exceed 30% of the Base Amount;

(d)                                 The minimum number of Eligible Loans as of any date of determination shall be at least:

(i)                                     20 Eligible Loans, if the Aggregate Eligible Funding Amount is greater than 50% of the Maximum Note Balance;

(ii)                                  30 Eligible Loans, if the Aggregate Eligible Funding Amount is greater than 75% of the Maximum Note Balance; and

(iii)                               40 Eligible Loans, if the Aggregate Eligible Funding Amount is equal to 100% of the Maximum Note Balance.

(e)                                  The aggregate Eligible Underlying Loan Amount for all Underlying Loans secured by the same property type shall not exceed the greater of (i) $48,750,000 and (ii) 65% of the Base Amount;

(f)                                   The aggregate Eligible Underlying Loan Amount for all Underlying Loans secured by unanchored retail property shall not exceed 25% of the Base Amount;

(g)                                  The Weighted Average As-Is Debt Yield for Eligible Loans secured by unanchored retail property shall be at least 11.25%;

(h)                                 The aggregate Eligible Underlying Loan Amount for all Underlying Loans secured by self-storage property shall not exceed 7% of the Base Amount;

(i)                                     The Weighted Average As-Is Debt Yield for Eligible Loans secured by self-storage property shall be at least 11%;

(j)                                    The aggregate Eligible Underlying Loan Amount for all Underlying Loans secured by Mortgaged Properties located in (A) California shall not exceed the greater of (i) $75,000,000 and (ii) 50% of the Base Amount as of such date of determination, (B) each of Texas, New York and Illinois shall not individually exceed the greater of (i) $60,000,000 and (ii) 40% of the Base Amount as of such date of determination and (C) in any other state shall not individually exceed the greater of (i) $45,000,000 and (ii) 30% of the Base Amount as of such date of determination;

(k)                                 The aggregate Eligible Underlying Loan Amount for Underlying Loans which are Sub-Performing Mortgage Loans or Defaulted Mortgage Loans shall not exceed the greater of (i) $15,000,000 and (ii) 10% of the Base Amount as of such date of determination;

(l)                                     For all Eligible Loans that are Conventional Commercial Loans and Conventional Multifamily Loans, (i) the Weighted Average LTV shall not exceed the Conventional Maximum Weighted Average LTV, (ii) the Weighted Average As-Is Debt Yield shall be no less than the Conventional Minimum Weighted Average Debt Yield and (iii) the Weighted Average As-Is

Debt Service Coverage Ratio shall be no less than the Conventional Minimum Weighted Average DSCR;

(m)          For all Eligible Loans that are Investor Bridge Loans, (i) the Weighted Average LTV shall not exceed 63%, (ii) the Weighted Average Stabilized Debt Yield shall be no less than 11.00% and (iii) the Weighted Average Stabilized Debt Service Coverage Ratio shall be no less than 1.4;

(n)           The aggregate Eligible Underlying Loan Amount for all Underlying Loans which are classified in geographic risk score categories 4 or 5 at origination shall not exceed the greater of (i) $15,000,000 and (ii) 10% of the Base Amount as of such date of determination; and

(o)           The aggregate Eligible Underlying Loan Amount for all Underlying Loans with an As-Is Debt Yield less than 9% shall not exceed 20% of the Base Amount.

“Conduit Cost of Funds Rate”:  For each Interest Accrual Period, a rate per annum equal to the sum of (i) the applicable CP Rate and (ii) applicable, unpaid dealer fees.  Each Holder of a Note shall deliver to the Trustee and the Originator, two (2) Business Days prior to each Determination Date an invoice, setting forth (i) an estimate of the Note Interest Amount payable to the related Holder based on the Conduit Cost of Funds Rate for the next Interest Accrual Period and (ii) the amount of any variation between the Note Interest Amount payable to such Holder for the preceding Interest Accrual Period based on such notices and estimates and accrued but unpaid Note Interest Amount payable to such Holder for such Interest Accrual Period based on its final determination of the Conduit Cost of Funds Rate for such Interest Accrual Period.  The amount of any shortfall in Note Interest Amount based on such variation shall be included in the portion of the Note Interest Amount payable to such Holder on the next succeeding Payment Date, and the amount of any overpayment of interest to such Holder based on such variation shall be credited against the portion of the Note Interest Amount otherwise payable to such Holder on the next succeeding Payment Date.

“Confirmation”:  The meaning specified in the 1st Tier Loan Purchase Agreement.

“Conventional Commercial Loan”:  The meaning specified in the Underwriting Criteria.

“Conventional Concentration Limit Table”:  The table attached hereto as Exhibit L.

“Conventional Maximum Weighted Average LTV”:  As of any date of determination, the weighted average of the values set forth in the column “Max WA LTV” in the Conventional Concentration Limit Table.

“Conventional Minimum Weighted Average Debt Yield”:  As of any date of determination, the weighted average of the values set forth in the column “Min WA DY” in the Conventional Concentration Limit Table.

“Conventional Minimum Weighted Average DSCR”:  As of any date of determination, the weighted average of the values set forth in the column “Min WA DSCR” in the Conventional Concentration Limit Table.

“Conventional Multifamily Loans”:  The meaning specified in the Underwriting Criteria.

“Corporate Trust Office”:  The offices of the Trustee, the Paying Agent, the Transfer Agent, the Custodian and the Notes Registrar located at 190 South LaSalle, 7th Floor, Chicago, Illinois 60603, Attention:  READYCAP 2013, and in the case of any surrender, transfer or exchange at 60 Livingston Avenue, St.  Paul, Minnesota 55107, Attention:  Bondholder Services — READYCAP 2013, with respect to custodial services, at 1133 Rankin Street, Suite 100, St.  Paul, Minnesota 55116, Attention:  READYCAP 2013 or the principal trust office of any successor trustee, paying agent, transfer agent, custodian or notes registrar qualified and appointed pursuant to this Indenture.

“Corrected Loan”:  An Underlying Loan that ceases to be a Defaulted Loan, which will occur upon, (i) with respect to the circumstances described in clause (a) of the definition of Defaulted Loan, the related Borrower making three (3) consecutive full and timely scheduled monthly debt service payments under the terms of such Defaulted Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the Servicer pursuant to this Indenture); (ii) with respect to the circumstances described in clauses (b), (c) and (e) of the definition of Defaulted Loan, such circumstances ceasing to exist in the good faith, reasonable judgment of the Issuer, but, with respect to clauses (b) and (c) of the definition of Defaulted Loan, no later than the entry of an order or decree dismissing any bankruptcy, insolvency or foreclosure proceeding, if applicable; or (iii) with respect to the circumstances described in clause (d) of the definition of Defaulted Loan, the default being cured as determined by the Issuer in its reasonable, good faith judgment.

“CP Rate”:  With respect to any Holder for any Interest Accrual Period (or any portion thereof), the per annum rate equivalent to the weighted average cost (as determined by the administrator of such Holder, and which shall include commissions of placement agents and dealers not to exceed 0.05% of the face amount of the applicable Commercial Paper Notes, incremental carrying costs incurred with respect to Commercial Paper Notes maturing on dates other than those on which corresponding funds are received by each such Holder, other borrowings by each such Holder (other than under any Program Support Agreement) and any other costs associated with the issuance of Commercial Paper Notes) of or related to the issuance of Commercial Paper Notes that are allocated, in whole or in part to the funding of other assets of each such Holder; provided, however, that if any component of such rate is a discount rate, in calculating the CP Rate for such Interest Accrual Period (or such portion thereof) each such Holder shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum.

“CRD Article 122a”:  Article 122a of the European Union Capital Requirements Directive which is comprised of European Union Directive 2006/48/EC and European Union Directive 2006/49/EC (as amended by European Union Directive 2009/111/EC).

“Credit Event”:  With respect to an Underlying Loan, the occurrence of any of the following events (individually or collectively):  (i) the occurrence and continuance of a monetary or material non-monetary default under the terms of the related Loan Documents; (ii) a material decline in As-Is Net Operating Income of the related Borrower; (iii) a material decline in the Mortgage Property Valuation of the related Mortgaged Property; or (iv) a Material Adverse Event with respect to such Underlying Loan.

“CREFC”:  The Commercial Real Estate Finance Council, or any association or organization that is a successor thereto.  If neither such association nor any successor remains in existence, “CREFC” shall be deemed to refer to such other association or organization as may exist whose principal membership consists of servicers, trustees, issuers, placement agents and underwriters generally involved in the commercial mortgage loan securitization industry, which is the principal such association or organization in the commercial mortgage loan securitization industry and one of whose principal purposes is the establishment of industry standards for reporting transaction-specific information relating to commercial mortgage pass-through certificates and commercial mortgage-backed bonds and the commercial mortgage loans and foreclosed properties underlying or backing them to investors holding or owning such certificates or bonds, and any successor to such other association or organization.  If an organization or association described in one of the preceding sentences of this definition does not exist, “CREFC” shall be deemed to refer to such other association or organization as shall be reasonably acceptable to the Servicer and the Trustee.

“CREFC Loan Periodic Update File”:  The monthly data file substantially in the form of, and containing the information called for in, the downloadable form of the “Loan Periodic Update File” available as of the Closing Date on the CREFC Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC for commercial mortgage-backed securities transactions generally; provided that, to the extent that such other form contemplates such additional information, such other form must be reasonably acceptable to the Servicer and the Trustee.

“CREFC Loan Setup File”:  The data file substantially in the form of, and containing the information called for in, the downloadable form of the “Loan Setup File” available as of the Closing Date on the CREFC Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC for commercial mortgage-backed securities transactions generally; provided that, to the extent that such other form contemplates such additional information, such other form must be reasonably acceptable to the Servicer and the Trustee.

“CREFC Royalty Fee”:  With respect to each Interest Accrual Period, an amount equal to 0.0005% of the average daily Aggregate Outstanding Amount of the Notes during such Interest Accrual Period.

“CREFC Website”:  The CREFC’s Website located at “www.crefc.org” or such other primary website as the CREFC may establish for dissemination of its report forms.

“CRR Article 405”:  Article 405 of the European Union Capital Requirements Regulation (Regulation (EU) No.  575/2013) as amended from time to time.

“Current Appraisal”:  With respect to each Mortgaged Property, an Appraisal of such Mortgaged Property issued no more than (i) sixty (60) days prior to the related Funding Date

(other than the Initial Underlying Loans), (ii) twelve (12) months prior to any date of determination, (iii) with respect to any Sub-Performing Mortgage Loan, within thirty (30) days of such Underlying Loan becoming a Sub-Performing Mortgage Loan, and (iv) with respect to any Defaulted Mortgage Loan, within thirty (30) days of such Underlying Loan becoming a Defaulted Mortgage Loan.

“Current Appraisal Date”:  With respect to each Mortgaged Property, the date of the most recent Current Appraisal.

“Custodian”:  The meaning specified in Section 3.3(a).

“DBRS”:  DBRS, Inc., or any successor thereto.

“Default”:  Any Event of Default or any occurrence that is, or with the giving of notice or the lapse of time or both would become, an Event of Default.

“Defaulted Loan”:  An Underlying Loan with respect to which (a)(i) any payment is 120 days or more delinquent or (ii) the Issuer determines that it is reasonably likely that the Borrower will not be able to make a delinquent payment within 180 days after such payment was due, (b) the Borrower is subject to a bankruptcy, insolvency or similar Proceeding, (c) there exists a default, other than a payment default, that the Issuer determines is reasonably likely to result, or that has resulted, in the acceleration of such Underlying Loan, (d) the Issuer has determined that a default, other than a payment default, that is reasonably likely to result in the acceleration of such Underlying Loan is imminent, (e) the related Mortgaged Property is an REO Property or (f) has been subject to any Material Modification on two (2) or more occasions within any twenty four (24) month period; provided that an Underlying Loan shall cease to be a Defaulted Loan when a Liquidation Event has occurred in respect of such Underlying Loan, or at such time as such Underlying Loan becomes a Corrected Loan.

“Defaulted Note Interest Amount”:  With respect to any Payment Date (other than the initial Payment Date), an amount equal to (a)(i) the portion of the Note Interest Amount remaining unpaid as of the close of business on the preceding Payment Date as a result of the unavailability of funds in respect thereof, (ii) plus any Defaulted Note Interest Amount remaining unpaid as of the close of business on the preceding Payment Date and (b) to the extent permitted by applicable law, interest accrued on such amount described in clause (a) for the related Interest Accrual Period calculated in the same manner and at the Note Interest Rate.

“Definitive Note”:  A Note issued in definitive, fully registered form evidenced by a physical note.

“Depositor”:  ReadyCap Commercial Asset Depositor, LLC.

“Determination Date”:  With respect to any Payment Date, the last day of the related Collection Period.

“Deutsche Bank”:  Deutsche Bank AG, Cayman Islands Branch, as initial purchaser under the Note Purchase Agreement.

“Diligence Event”:  A Diligence Event shall have occurred if any of the following events shall occur and be continuing:

(i)                                     a Default; or

(ii)                                  a Servicer Termination Event; or

(iii)                               any other event which, in the reasonable good-faith determination of the Majority Representative, would have a material and adverse impact on the interests of the Noteholders.

“Discount Factor”:  On any date of determination and with respect to any Eligible Loan, the percentage amount set forth below:

Criteria 1: The rating of the Notes	Criteria 2: Loan Status	Discount Factor
equal to or higher than Closing Date Rating	Performing	100.0%
	Sub-Performing	70.0%

lower than the Closing Date Rating	Performing	90.0%
	Sub-Performing	63.0%

“Disqualified Equity Interests”:  Any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (i) matures or is mandatorily redeemable (other than solely for Equity Interests which are not otherwise Disqualified Equity Interests), pursuant to a sinking fund obligation or otherwise, (ii) is redeemable at the option of the holder thereof (other than solely for Equity Interests which are not otherwise Disqualified Equity Interests), in whole or in part or (iii) provides for scheduled payments or dividends in cash, or (iv) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the latest Legal Final Maturity.

“Distribution Account”:  The meaning specified in Section 10.3.

“Document Defect”:  With respect to any Underlying Loan, the occurrence of any one of the following:  (i) any document required to have been delivered as contemplated by Section 3.3(b) has not been so delivered, or (ii) any of the document that was delivered has not been properly executed, contains information that does not conform in any material respect with the corresponding information set forth in the Schedule of Underlying Loans or is defective on its face.

“Dollar,” “U.S. $” or “$”:  A U.S. dollar or other equivalent unit in Cash.

“EC Regulation Article 51”:  Article 51 of the European Commission Delegated Regulation (EU) No 231/2013 of 19 December 2012.

“Eligible Account”:  An account or accounts (a) with KeyBank National Association, provided that KeyBank National Association’s long-term unsecured debt obligations are rated at least equal to two of the following:  (x) “BBB(high)” by the Rating Agency, (y) “BBB+” by S&P or (z) “A3” by Moody’s; or (b) established and maintained with (i) a federal or state-chartered depository institution rated at least “A(low)” or its equivalent by any two of the Rating Agency, S&P and Moody’s and if such institution’s rating falls below “A(low)”, the assets held in such account shall be moved within 60 calendar days to another institution that is rated at least “R-1(middle)” or its equivalent by any two of the Rating Agency, S&P and Moody’s or (ii) in segregated trust accounts with the corporate trust department of a federal or state-chartered deposit institution rated at least “A(low)” by the Rating Agency and subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulation Section 9.10(b).

“Eligible Borrower”:  A Borrower that (i) is an entity whose jurisdiction of formation and principal place of business are located in the United States and (ii) is not an Affiliate of (A) any Seller Party, (B) any holder of an Equity Interest in any Seller Party or (C) any director, manager, member or officer of any Seller Party.

“Eligible Funding Amount”:  On any date of determination and with respect to any Underlying Loan that is an Eligible Loan, the product of (i) the Eligible Underlying Loan Amount of such Underlying Loan multiplied by (ii) the Advance Rate for such Eligible Loan.

“Eligible Interest Rate Derivatives”:  An interest rate derivative contract acceptable to the Majority Representative in its sole and absolute discretion.

“Eligible Investments”:  Any one or more of the following:

(i)                                     direct obligations of, and obligations fully guaranteed as to the timely payment of principal and interest by, the United States or obligations of any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

(ii)                                  certificates of deposit and bankers’ acceptances (which shall each have an original maturity of not more than 365 days) of any United States depository institution or trust company incorporated under the laws of the United States or any state and subject to supervision and examination by federal and/or state authorities, provided that the long-term unsecured senior debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated “AA(low)” by DBRS, or better, and the short- term unsecured senior debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated “R-1(middle)” by DBRS, or better;

(iii)                               commercial paper (having original maturities of not more than 270 days) of any corporation (other than the Issuer), incorporated under the laws of the United States or any State thereof that on the date of acquisition has a rating of at least “R-1 (middle)” by DBRS;

(iv)                              (a) so long as U.S. Bank National Association is the Trustee, “U.S. Bank Money Market Deposit Account” and (b) otherwise, any money market fund that has a rating of at least “R-1 (high)” by DBRS or that invests solely in Eligible Investments; and

(v)                                 Eurodollar deposits (which shall each have an original maturity of not more than 365 days) of any depository institution or trust company, provided that the long-term unsecured senior debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated “AA(low)” by DBRS, or better, and the short-term unsecured senior debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated “R-1(middle)” by DBRS, or better.

provided, that all Eligible Investments (i) will mature not later than the Business Day prior to the date the invested amounts are needed for distribution or to satisfy an obligation of the Issuer, (ii) will have a stated principal amount at the maturity of such investment and (iii) will not be purchased at a price in excess of 100% of par; provided further that Eligible Investments may include investments with respect to which the Trustee or its Affiliate provides services.

“Eligible Loan”:  As of any date of determination, and with respect to each Underlying Loan, the Majority Representative shall have the right to determine if such Underlying Loan is an Eligible Loan based on the criteria set forth below, such determination to be made by the Majority Representative in its reasonable sole discretion.  For the avoidance of doubt, any Underlying Loan that the Holders of the Notes decline to finance pursuant to the terms of this Agreement shall not be an Eligible Loan.

An Underlying Loan shall be an Eligible Loan if:

(a)           it is a senior, secured Mortgage Loan with a first priority perfected security interest in a Mortgaged Property;

(b)           it was originated by the Originator in material compliance with the Underwriting Criteria and the terms of which comply with the Underwriting Criteria as of the related Sale Date; provided, however, that any Underlying Loan that complies with the Underwriting Criteria as a result of compensating factors shall be an Eligible Loan subject to the Majority Representative’s sole and absolute discretion;

(c)           it complies, as of the related Sale Date, with the Eligibility Matrices;

(d)           it is (i) with respect to each Eligible Loan that is proposed to be an Additional Underlying Loan, performing and current with respect to all scheduled principal and interest payments due on or before the related Sale Date and (ii) not a Defaulted Loan;

(e)           it is directly secured by a Mortgaged Property that is an Eligible Mortgaged Property Type, free and clear of any subordinate liens and with Loan Documents that prohibit subordinate liens;

(f)            it was originated in conformance with and remains in compliance with all local, state and federal statutes, rules and regulations in all material respects; provided, that an Underlying Loan in compliance with local, state and federal statutes due to an applicable “grandfather provision”, shall be considered eligible for purposes of the clause (e);

(g)           its related Borrower is an Eligible Borrower;

(h)           it is denominated in U.S. dollars;

(i)            it requires the related Borrower to make interest payments no less frequently than monthly;

(j)            it is a Mortgage Loan for which, in connection with its origination, the Originator obtained all appraisals, title insurance, environmental reports and engineering reports that are required in accordance with the Underwriting Criteria;

(k)           its related Loan File was, or will be, delivered to the Custodian in accordance with this Indenture and subject to any grace and/or cure periods provided herein;

(l)            it is not a participation interest in any loan;

(m)          it is not secured by unimproved land or real property that is undergoing ground-up construction, other than rehabilitation or the construction of tenant improvements;

(n)           it is a Mortgage Loan for which all Loan Documents conform in all respects with the Form Documents other than any Non-Material Deviations or deviations approved by the Majority Representative in its sole and absolute discretion;

(o)           with respect to each Eligible Loan proposed to be an Additional Underlying Loan, the representations and warranties made by the Originator in the 1st Tier Loan Purchase Agreement regarding such Underlying Loan are true and correct in all material respects as of the date specified therein, and subject to any exceptions to such representations and warranties that are approved by the Majority Representative;

(p)           it was originated on an arm’s-length basis;

(q)           a Current Appraisal has been posted to the website www.box.com or otherwise delivered to the Rating Agency, the Majority Representative and the Verification Agent in respect of such Mortgage Loan;

(r)            it has not been subject to any Material Modification;

(s)            it would not be deemed to be uncollectable in accordance with ordinary business practices;

(t)            it is an Origination Product;

(u)           with respect to each Eligible Loan that is proposed to be an Additional Underlying Loan, it has a Principal Balance no less than $250,000 and no greater than $10,000,000; and

(v)           it satisfies the Eligibility Compliant Ratio test;

provided, however, that an Underlying Loan that does not meet such criteria may nevertheless be an Eligible Loan if both (i) the Majority Representative in its sole and absolute discretion consents to such Underlying Loan being an Eligible Loan and (ii) the Rating Agency Condition is satisfied.

“Eligible Margin Collateral”:  Any of (i) Cash, (ii) bonds, debentures, treasury bills, notes or other securities issues by the government of the United States of America, (iii) Eligible Interest Rate Derivatives pledged to the Indenture Trustee and (iv) other securities acceptable to the Initial Purchaser in its sole and absolute discretion.

“Eligible Mortgaged Property Type”:  A Mortgaged Property that is primarily used as a retail, office, industrial, multifamily property, warehouse, self-storage, or a mixed use property involving any combination of such uses.

“Eligible Underlying Loan Amount”:  With respect to an Underlying Loan that is an Eligible Loan, the lesser of:  (i) the Principal Balance of such Eligible Loan, (ii) the Market Value of such Eligible Loan (iii) 80% of the Mortgaged Property Valuation of such Eligible Loan and (iv) solely with respect to an Eligible Loan that is an Investor Bridge Loan, 75% of an amount equal to the sum of (A) the Mortgaged Property Valuation of such Eligible Loan plus (B) any Capital Expenditures made with respect to such Eligible Loan since the most recent Current Appraisal Date; provided, however, that if, as of any date of determination, any Concentration Limit shall not have been satisfied, then the Eligible Underlying Loan Amount of one or more Eligible Loans shall be reduced, in an amount determined by the Issuer to the extent necessary so that all Concentration Limits shall be satisfied as of such date of determination; provided, further, that for each Underlying Loan that is not an Eligible Loan, the Eligible Underlying Loan Amount shall be $0.

“Eligibility Compliant Ratio”:  As of any date of determination, a condition which will be satisfied if (i) with respect to any Underlying Loan that is an Investor Bridge Loan, both (A) the LTC of such Underlying Loan is less than or equal to 80% and (B) the LTV of such Underlying Loan is less than or equal to 95% and (ii) with respect to any Underlying Loan that is a Conventional Multifamily Loan or a Conventional Commercial Loan, the LTV of such Underlying Loan is less than or equal to 90%.

“Eligibility Matrices”:  The matrices attached hereto as Exhibit F.

“Equity Amount”:  As of any date of determination, an amount equal to the excess of (i) the aggregate Eligible Underlying Loan Amount of all Eligible Loans over (ii) the Aggregate Outstanding Amount of the Notes.

“Equity Interests”:  Any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

“ERISA”:  The United States Employee Retirement Income Security Act of 1974, as amended.

“ERISA Plans”:  Any “employee benefit plans” (as defined in Section 3(3) of ERISA) subject to ERISA.

“Event of Default”:  The meaning specified in Section 5.1.

“Exchange Act”:  The United Stated Securities Exchange Act of 1934, as amended.

“Expense Account”:  The account established pursuant to Section 10.5(a).

“Extension Option”:  The Issuer’s option to extend the Revolving Period one time for an additional six (6) months, which can be exercised by the Issuer if requested to the Holders of the Notes in writing at least 60 days prior to the termination of the Revolving Period.

“FATCA Provisions”:  The meaning specified in Section 2.11(c).

“Financial Asset”:  The meaning specified in Section 8-102(a)(9) of the UCC.

“Financial Covenant”:  The meaning specified in the Limited Guaranty.

“Financing Statements”:  UCC-1 and UCC-3 financing statements relating to the Collateral naming the Issuer as debtor and the Trustee, on behalf of the Secured Parties, as secured party.

“Form Documents”:  The Originator’s standard commercial mortgage loan documents as in effect on the Closing Date, which documents shall not be modified without the prior written consent of the Majority Representative, other than with respect to any changes that would constitute a Non-Material Deviation.

“Funding Certification”:  The meaning specified in Section 3.5(b)(i)(A).

“Funding Compliant Ratio”:  As of any Funding Date, a condition which will be satisfied if (i) with respect to any Underlying Loan that is an Investor Bridge Loan, both (A) the LTC of such Underlying Loan is less than or equal to 75% and (B) the LTV of such Underlying Loan is less than or equal to 95% and (ii) with respect to any Underlying Loan that is a Conventional Multifamily Loan or a Conventional Commercial Loan, the LTV of such Underlying Loan is less than or equal to 80%.

“Funding Conditions”:  The meaning specified in Section 3.5(a).

“Funding Date”:  For the Initial Underlying Loans, the Closing Date, or, thereafter, any Business Day on which an Underlying Loan or Future Advance Draw is funded in accordance with Section 3.5; provided, that the Originator shall have delivered the required notice and Funding Certification in accordance with Section 3.5(b) for such date; provided further, that no more than five (5) Funding Dates shall occur during any calendar month, one (1) of which may include Future Advance Draws.

“Funding Date LTV”:  With respect to any Underlying Loan, the LTV of such Underlying Loan as of its Funding Date.

“Future Advance”:  With respect to any Underlying Loan, any advance of funds made pursuant to the terms of the related Loan Documents after the origination of such Underlying Loan.

“Future Advance Draw”:  The meaning specified in Section 3.5(b).

“Future Advance Obligation”:  With respect to any Underlying Loan and any date of determination, the aggregate amount (without duplication) of unfunded Future Advances relating to such Underlying Loan.

“Future Advance Package”:  With respect to any Future Advance, all documents related to such Future Advance, including, but not limited to, executed leases, updated occupancy and aggregate rent information, updated third-party reports or valuations obtained by the Originator in connection with the Future Advance, the related TI/LC Tracking Schedule and emails or other correspondence with the related Borrower, in each case, to the extent such information is in the Originator’s possession.  If the Future Advance is the final Future Advance with respect to a project, such package shall also include confirmation in form satisfactory to the Originator that the project has been completed to the Originator’s satisfaction.

“Future Advance Pre-Funding Diligence”:  The meaning specified in Section 3.5(e).

“GAAP”:  United States generally accepted accounting principles in effect as of the date of determination thereof consistently applied.

“Governing Documents”:  With respect to any specific Person, the articles of incorporation, certificate of incorporation, by-laws, certificate of limited partnership, limited partnership agreement, limited liability company agreement, certificate of formation, certificate of trust, trust agreement, articles of association and similar charter documents, as applicable to such Person.

“Governmental Authority”:  Any national or federal government, any state, regional, local or other political subdivision thereof with jurisdiction and any Person with jurisdiction exercising executive, legislative, judicial, regulatory, monetary or administrative functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Grant”:  To grant, bargain, sell, warrant, alienate, remise, demise, release, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of set-off against, deposit, set over and confirm.  A Grant of the Underlying Loans or of any other security or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including without limitation the immediate continuing right to claim, collect, receive and take receipt for principal and interest payments in respect of the Underlying Loans (or any other security or instrument), and all other Monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Guarantor”:  (i) Prior to the Anticipated Sutherland Capital Raise, the Initial Guarantor, and (ii) thereafter, the Sponsor.

“Increased Cost Imposition Date”:  The meaning specified in Section 3.6(b).

“Indebtedness”:  as applied to any Person, without duplication, (i) all indebtedness for borrowed money; (ii) that portion of obligations with respect to capital leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (iv) any obligation owed for all or any part of the deferred purchase price of property or services, including any earn-out obligations (excluding any such obligations incurred under ERISA), which purchase price is evidenced by a note or similar written instrument; (v) all indebtedness secured by any lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person; (vi) the face amount of any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (vii) Disqualified Equity Interests, (viii) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another that would otherwise be “Indebtedness” for purposes of this definition; (ix) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the obligor that would otherwise be “Indebtedness” for purposes of this definition thereof shall be paid or discharged, or any agreement relating thereto shall be complied with, or the holders thereof shall be protected (in whole or in part) against loss in respect thereof; (x) any liability of such Person for any Indebtedness of another through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such Indebtedness or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (b) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (a) or (b) of this clause (x), the primary purpose or intent thereof is as described in clause (ix) above; and (xi) all obligations (the amount of which shall be determined on a net basis where permitted in the relevant contract) of such Person in respect of any exchange traded or over the counter derivative transaction, including any interest rate swap and any currency swap, in each case, whether entered into for hedging or speculative purposes.

“Indenture”:  This instrument as originally executed and, if from time to time supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, as so supplemented or amended.

“Independent”:  When used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, the Originator, the Sponsor, the Initial Guarantor, the Servicer, the Trustee, the Majority Representative and any and all Affiliates thereof, (ii) does not have any direct financial interest in or any material indirect financial interest in any of the Depositor, the Originator, the Sponsor, the Initial Guarantor, the Servicer, the Trustee, the Majority Representative or any Affiliate thereof, and (iii) is not connected with the Depositor, the Originator, the Sponsor, the Initial Guarantor, the Servicer, the Trustee, the Majority Representative or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided that a Person shall not fail to be Independent of the Depositor, the Originator, the Sponsor, the Initial Guarantor, the Servicer, the Trustee, the Majority Representative or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor, the Originator, the Sponsor, the Initial Guarantor, the Servicer, the Trustee, the Majority Representative or any such Affiliate thereof, as the case may be, provided that such ownership constitutes less than 1% of the total assets owned by such Person.  “Independent” when used with respect to any accountant may include an accountant who audits the books of such Person if in addition to satisfying the criteria set forth above the accountant is independent with respect to such Person within the meaning of Rule 101 of the Code of Ethics of the American Institute of Certified Public Accountants.

“Index”:  For each Interest Accrual Period, (i) for any Noteholder to the extent it funds its related portion of the Aggregate Outstanding Amount of the Notes during such period by issuing asset-backed commercial paper, the Conduit Cost of Funds Rate and (ii) otherwise, Three Month LIBOR.

“Initial Guarantor”:  Waterfall Victoria Master Fund, Ltd.

“Initial Purchaser”:  Deutsche Bank, solely with respect to the Notes.

“Initial Resolution Period”:  The meaning specified in Section 12.2(a).

“Initial Underlying Loan”:  Each Underlying Loan included on a Schedule of Underlying Loans delivered on the Closing Date.

“Interest Accrual Period”:  Means the period commencing on (and including) each Payment Date and ending on (and excluding) the next succeeding Payment Date; provided that the initial Interest Accrual Period will be the period commencing on (and including) the Closing Date and ending on (and excluding) the first Payment Date.

“Investment Company Act”:  The United States Investment Company Act of 1940, as amended.

“Investment Manager”:  Waterfall Asset Management, LLC.

“Investor Bridge Loan”:  The meaning specified in the Underwriting Criteria.

“Issuer”:  ReadyCap Commercial Revolving Asset Trust, a Delaware statutory trust, until a successor Person shall have become the Issuer pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such successor Person.

“Issuer Order” and “Issuer Request”:  A written order or request (which may be in the form of a standing order or request) dated and signed in the name of the Issuer by an Authorized Officer of the Administrator on behalf of the Issuer and delivered to the Trustee.

“Issuer Trust Agreement”:  The Trust Agreement of the Issuer, dated as of September 27, 2013, as amended from time to time in accordance with its terms and the terms of this Indenture.

“Judicial State”:  Each state or territory of the United States which is not a Non-Judicial State.

“Legal Final Maturity”:  The meaning specified in Section 2.3(b).

“LIBOR”:  the London Interbank Offered Rate.

“LIBOR Determination Date”:  For each Interest Accrual Period, the second London Banking Day prior to the commencement of such Interest Accrual Period (or, in the case of the first Interest Accrual Period, the Closing Date).

“Limited Guaranty”:  That certain Limited Guaranty Agreement, dated as of the Closing Date, by the Initial Guarantor and the Sponsor in favor of the Trustee, for the benefit of the Noteholders.

“Liquidation Event”:  An Underlying Loan and/or REO Property is liquidated for a full or discounted amount and the Servicer has determined that all amounts which it expects to recover from or on account of such Underlying Loan or REO Property have been recovered.

“Liquidation Expenses”:  With respect to any Underlying Loan or REO Property, the aggregate amount of all out of pocket expenses reasonably incurred by the Servicer (including amounts paid to any subservicer) and any reasonably allocated costs of counsel (if any), in each case in accordance with the Servicing Standard and the Servicing Agreement, in connection with the foreclosure or repossession, refurbishing and disposition of any property securing such Underlying Loan upon or after the occurrence of an event of default under such Underlying Loan and other out of pocket costs related to the liquidation of any such property, including the attempted collection of any amount owing pursuant to such Underlying Loan if it is a Defaulted Loan and/or Sub-Performing Mortgage Loan.

“Loan Documents”:  With respect to any Underlying Loan, the documents included or required to be included, as the context may require, in the related Loan File and Servicing File.

“Loan File”:  With respect to each Underlying Loan:

(A)          the original executed Mortgage Note together with any applicable riders, endorsed on its face or by allonge attached thereto, without recourse, in blank and otherwise showing a complete, unbroken chain of endorsement from the initial lender (or, if such original Mortgage Note has been lost, an affidavit to such effect from the Originator or another prior holder and a customary indemnity from the Originator in favor of the Issuer for any costs, losses or damages arising from the failure to deliver the original Mortgage Note, together with a copy of such Mortgage Note),

(B)          the original or (to the extent that such original is retained by the relevant public recording office) a copy of the Mortgage, together with an original or (to the extent that such original is retained by the relevant public recording office) a copy of any intervening assignments of the Mortgage showing a complete chain of assignment from the Originator to the Issuer,

(C)          the original or (to the extent that such original is retained by the relevant public recording office) a copy of any assignment of leases (if such item is a document separate from the Mortgage) and of any intervening assignments of such assignment of leases showing a complete chain of assignment from the Originator to the Issuer,

(D)          an original executed Omnibus Assignment from the Issuer in blank and in recordable form (except for missing recording information not yet available if the instrument being assigned has not been returned from the applicable recording office),

(E)           an original executed assignment of any assignment of leases (if such item is a document separate from the Mortgage) from the Issuer in blank and in recordable form (except for missing recording information not yet available if the instrument being assigned has not been returned from the applicable recording office),

(F)           originals or (to the extent that such originals are retained by the relevant public recording office) copies of all modification agreements in those instances in which the terms or provisions of the Mortgage have been modified, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified is a recordable document,

(G)          originals of all modification agreements in those instances in which the terms or provisions of the Mortgage Note have been modified,

(H)          the original policy or certificate of lender’s title insurance issued in connection with the origination of such Underlying Loan, together with its endorsements or, if such policy has not been issued, an irrevocable, binding commitment (which may be an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy,

(I)            a copy of any ground lease and any ground lessor estoppels,

(J)            if such Underlying Loan contains a Future Advance Obligation, an original of the loan agreement,

(K)          an original of any guaranty of payment under such Underlying Loan,

(L)           an original of any environmental indemnity,

(M)         an original copy of any escrow agreements,

(N)          copies of any UCC financing statements in favor of the originator of such Underlying Loan or in favor of any assignee prior to the Issuer and UCC- 3 assignment financing statements in favor of the Issuer, in each case (unless the particular item has not been returned from the applicable filing office), with evidence of filing indicated thereon or certified by the applicable filing office,

(O)          UCC-3 assignment financing statements from the Issuer in blank,

(P)           an original of any subordination agreement or intercreditor agreement,

(Q)          if the Mortgage Note or Mortgage was executed pursuant to a power of attorney or other instrument that authorized or empowered such person to sign, an original of such power of attorney or other instrument, and

(R)          an original of any property management agreement executed in connection with the related Mortgaged Property.

“Loan Package”:  With respect to any Underlying Loan, (i) all of the documents presented to the Originator’s Loan Committee in connection with the approval of such Underlying Loan, including the credit memorandum for the related Underlying Loan, (ii) a Current Appraisal of the related Mortgaged Property, (iii) any other third party reports related to such Underlying Loan, including, but not limited to, environmental site assessments (such as Phase I assessments, Phase 2 assessments, or database searches) and property condition reports, (iv) executed copies of all documents to be included in the Loan File for such Underlying Loan (along with blacklines of such documents marked to show changes from the Form Documents), (v) operating statements of the related Borrower, (vi) evidence of insurance for the related Mortgaged Property and (vii) a copy of the final HUD-1 settlement statement related to such Underlying Loan.

“Loan Purchase Agreements”:  The 1st Tier Loan Purchase Agreement and the 2nd Tier Loan Purchase Agreement, collectively.

“London Banking Day”:  Any day on which commercial banks and foreign exchange markets settle payment in both London and New York City.

“LTC”:  As of any date of determination and with respect to any Underlying Loan, the ratio of the Principal Balance of such Underlying Loan to the sum of (i) the Mortgaged Property

Valuation of the related Mortgaged Property and (ii) any Capital Expenditures made with respect to such Underlying Loan since the Current Appraisal Date.

“LTV”:  As of any date of determination and with respect to any Underlying Loan, the ratio of the Principal Balance of such Underlying Loan to the Mortgaged Property Valuation of the related Mortgaged Property.

“Majority”:  The Holders of more than 50% of the Aggregate Outstanding Amount of the Notes.

“Majority Representative”:  The meaning specified in Section 15.1(a).

“Margin Account”:  The account established pursuant to Section 10.4(a).

“Market Value”:  As of any date of determination and for any Eligible Loan, the bid-side fair market value in an arms-length transaction between two consenting parties of such Eligible Loan, expressed as a Dollar amount, as determined (i) prior to a Successful Bid Process, by the Majority Representative in its sole discretion acting in good faith and (ii) following a Successful Bid Process but prior to a new determination of the Market Value by the Majority Representative, by the Valuation Agent pursuant to the Bid Process.  The Majority Representative shall determine the Market Value of the Eligible Loans under clause (i) above at such intervals as determined by the Majority Representative in its sole discretion, using the same methodology used to determine the market value of its own assets similar to the Eligible Loans, acting in good faith.  The Majority Representative’s election, in its sole and absolute discretion, not to determine the Market Value of an Underlying Loan at any time shall not in any way limit or impair its right to make such determination in the future.

“Material Adverse Event”:  Any act of God, outbreak of hostility or war, or material adverse change or material disruption in current financial, banking or capital market conditions, in each case, which could reasonably be excepted to cause the Underlying Loans to become delinquent or to adversely affect the Mortgage Property Valuation of the Underlying Loans.

“Material Breach”:  With respect to any Underlying Loan, any Breach that materially and adversely affects the value of the Underlying Loan, the related Mortgaged Property or the interests of the Noteholders in such Underlying Loan.

“Material Document Defect”:  With respect to any Underlying Loan, a Document Defect that materially and adversely affects the value of the Underlying Loan (or any related REO Property) or the interests of the Noteholders in the affected Underlying Loan (or any related REO Property).

“Material Modification”:  Any modification, waiver or amendment of any term of, or any other acts with respect to, any Underlying Loan that would:

(i)                                     (A) affect the amount or timing of any related payment of principal, interest or other amount payable (other than penalty charges) under such Underlying Loan, (B) materially and adversely affect the security for such

Underlying Loan or (C) not constitute a Non-Material Deviation under the Indenture;

(ii)                                  extend the maturity date of any Defaulted Loan beyond the date that is the date occurring later than the earlier of (A) the Legal Final Maturity and (B) in the case of a Defaulted Loan solely or primarily secured directly or indirectly by the related Borrower’s direct or indirect interest in a ground lease, the date that is twenty (20) years (or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of such ground lease, ten (10) years) prior to the expiration date of such ground lease (plus any unilateral options to extend); or

(iii)                               result in the addition or substitution of any collateral for an outstanding Underlying Loan; or

(iv)                              extend to the maturity date of any Underlying Loan other than in accordance with the Servicing Standard.

“Maximum Note Balance”:  The meaning specified in Section 2.3(a).

“Minimum Rating”:  A rating of “BBB-” or its equivalent by the Rating Agency.

“Minimum Margin Account Balance”:  On any date of determination, $1,000,000.

“Modified Mortgage Loan”:  Any Mortgage Loan with respect to which a Material Modification has occurred.

“Money”:  The meaning specified in Section 1-201(24) of the UCC.

“Moody’s”:  Moody’s Investor Service, Inc., and its successor in interest.

“Mortgage”:  With respect to any Mortgage Loan, the first priority, fee simple deed of trust or first priority, fee simple mortgage securing the related Mortgage Note and encumbering the related Mortgaged Property.

“Mortgage Loan”:  A loan evidenced by a Mortgage Note and secured by a Mortgage on Mortgaged Property.

“Mortgage Note”:  With respect to any Mortgage Loan, a mortgage note evidencing such Mortgage Loan and secured by the related Mortgage on the related Mortgaged Property.

“Mortgaged Property”:  With respect to any Mortgage Loan, the real commercial property encumbered by the Mortgage related to such Mortgage Loan.

“Mortgaged Property Valuation”:  As of any date of determination, with respect to any Mortgaged Property related to an Underlying Loan the “as-is” appraised value of such Mortgaged Property based on the most recent Current Appraisal of such Mortgaged Property; provided, however, if a Credit Event has occurred with respect to such Underlying Loan, after providing written notice of such intention to the Issuer, the Majority Representative shall have the right to direct the Issuer to direct the Servicer to obtain a new or updated Appraisal of such Mortgaged Property, at the Issuer’s expense, which new or updated Appraisal when received shall be used to determine the Mortgaged Property Valuation of such Mortgaged Property; provided, further, if, following the Closing Date, the Property Value Index declines by 5% or more from its value as of the Closing Date, the Majority Representative shall have the right to direct the Servicer to obtain a Sample Valuation.  In the event that the Sample Valuation shows a decrease of 10% or more in the weighted average property value of the sampled Mortgaged Properties, the Majority Representative shall have the right to direct the Servicer to obtain a new or updated Appraisal for each of the Underlying Loans.  If at any time the Property Value Index declines an additional 5% from its value as of the date of the previous Sample Valuation, the Majority Representative shall have the right to obtain a new Sample Valuation.

“New Funding Amount”:  For any Funding Date, an amount equal to the amount set forth in the VFN Note Balance Adjustment Request, which amount shall not exceed the lesser of (i) the aggregate Eligible Funding Amount for all Additional Underlying Loans and Future Advances to be funded on such Funding Date and (ii) the excess, if any, of (a) the Unused Amount as of such Funding Date over (b) the Aggregate Future Advance Obligations outstanding as of such Funding Date; provided, however, that in any event the aggregate New Funding Amount disbursed on any Funding Date shall be limited to an amount which may be disbursed without exceeding (i) the Concentration Limits, (ii) the Borrowing Base or (ii) the Maximum Note Balance.

“Non-Call Period”:  The period commencing on the Closing Date and ending on (and excluding) the earliest of (i) the date thirty (30) days prior to the termination of the Revolving Period, (ii) the occurrence of an Event of Default and (iii) the Increased Cost Imposition Date.

“Non-Judicial State”:  Each of the following:  Alabama, Alaska, Arizona, Arkansas, California, Colorado, District of Columbia, Georgia, Hawaii, Idaho, Maryland, Michigan, Minnesota, Mississippi, Missouri, Montana, Nebraska, Nevada, New Hampshire, North Carolina, Oregon, Rhode Island, Tennessee, Texas, Utah, Virginia, Washington, West Virginia and Wyoming.  Additional Non-Judicial States may be designated from time to time pursuant to Section 8.2.

“Non-Material Deviation”:  With respect to any Loan Document, a deviation in the terms or conditions of such Loan Document from the Form Documents (A) arising solely out of (i) changes to deal-specific economic terms such as pricing, the party against whom recourse is available, whether or not recourse is available and maturity date or (ii) changes required by applicable federal, state and/or local laws and regulations, (B) that does not have a material and adverse effect on (x) the security intended to be provided to the Noteholders thereunder or (y) the rights and remedies of the Noteholders for the practical realization against the collateral (including any guaranty) securing such Underlying Loan or (C) that creates or alters any material obligation of any Seller Party.

“Non-Permitted ERISA Holder”:  The meaning specified in Section 2.13(c).

“Non-Permitted Holder”:  The meaning specified in Section 2.13(b).

“Non-Recoverable Protective Advance”:  Any Protective Advance that the Servicer determines is not recoverable from liquidation proceeds, insurance proceeds, condemnation proceeds or other payments or proceeds with respect to the related Underlying Loan.

“Note Interest Amount”:  With respect to any Interest Accrual Period, an amount equal to the average daily Aggregate Outstanding Amount of the Notes during such Interest Accrual Period (A) multiplied by the Note Interest Rate multiplied by (B) the actual number of days in such Interest Accrual Period and (C) divided by 360.

“Note Interest Rate”:  The per annum interest rate specified below payable with respect to each Interest Accrual Period:

	If the Notes are rated at least the Closing Date Rating by the Rating Agency:	If the Notes are unrated or rated below the Closing Date Rating by the Rating Agency:
Prior to the exercise of the Extension Option by the Issuer	Index + 3.25%	Index + 4.25%
If the Extension Option is exercised by the Issuer:	Index + 3.75%	Index + 4.75%
Prior to the exercise of the Extension Option by the Issuer following the occurrence and during the continuance of any Event of Default:	Index + 6.25%	Index + 7.25%
If the Extension Option is exercised by the Issuer and following the occurrence and during the continuance of any Event of Default:	Index + 6.75%	Index + 7.75%

“Note Principal Amount”:  With respect to any Note, the principal balance of such Note outstanding at the date of determination.

“Note Purchase Agreement”:  The note purchase agreement relating to the Notes dated the Closing Date by and among the Issuer, Depositor, Originator, the Sponsor, the Initial Guarantor and Deutsche Bank, as amended from time to time.

“Noteholder” or “Holder”:  With respect to any Note, the Person in whose name such Note is registered in the Notes Register.

“Notes”:  The Variable Funding Notes authorized by, and authenticated and delivered under, this Indenture or any supplemental indenture.

“Notes Register” and “Notes Registrar”:  The respective meanings specified in Section 2.5(a).

“NRSRO”:  The meaning specified in Section 6.10.

“Officer”:  With respect to any corporation or limited liability company, any manager, director, the chairman of the board of directors, the president, any senior vice president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, general partner of such entity; and with respect to the Trustee, any Trust Officer.

“Officer’s Certificate”:  With respect to the Issuer, any certificate executed by an Authorized Officer thereof.  Unless otherwise expressly provided herein, any Officer’s Certificate required to be delivered under this Indenture may be given on behalf of the relevant entity and shall be without personal liability to the signing Authorized Officer.

“Omnibus Assignment”:  With respect to any Mortgage Loan, an assignment of the Mortgage, assignment of leases and rents (unless such item is a document separate from the Mortgage) and all other documents related to such Mortgage Loan.

“Opinion of Counsel”:  A written opinion addressed to the Trustee and the Rating Agency in form and substance reasonably satisfactory to the Majority Representative, the Trustee and the Rating Agency of an attorney at law admitted to practice before the highest court of any state of the United States or the District of Columbia, which attorney may, except as otherwise expressly provided in this Indenture, be counsel for the Issuer.  Whenever an Opinion of Counsel is required hereunder, such Opinion of Counsel may rely on opinions of other counsel who are so admitted and so satisfactory which opinions of other counsel shall accompany such Opinion of Counsel and shall either be addressed to the Majority Representative, the Trustee and the Rating Agency or shall state that the Majority Representative, Trustee and the Rating Agency shall be entitled to rely thereon.

“Optional Redemption”:  The meaning specified in Section 9.1.

“Origination Product”:  Either a Conventional Commercial Loan, a Conventional Multifamily Loan or an Investor Bridge Loan originated by the Originator in accordance with the Underwriting Criteria.

“Originator”:  ReadyCap Commercial, LLC

“Originator Monthly Report”:  The meaning specified in Section 10.10(d).

“Other Plan Law”:  Any state, local, other federal or non-U.S. laws or regulations that are substantially similar to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code.

“Outstanding”:  As of any date of determination, all of the Notes theretofore authenticated and delivered under this Indenture except:

(i)                                     Notes theretofore canceled by the Notes Registrar or delivered to the Notes Registrar for cancellation;

(ii)                                  Notes or portions thereof for whose payment or redemption funds in the necessary amount have been theretofore irrevocably deposited with the Trustee or the Paying Agent in trust for the Holders of such Notes pursuant to Section 4.1(a)(ii); provided that if such Notes or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii)                               Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, unless proof satisfactory to the Trustee is presented that any such Notes are held by a holder in due course; and

(iv)                              Notes alleged to have been mutilated, destroyed, lost or stolen for which replacement Notes have been issued as provided in Section 2.6.

“Owner Trustee”:  Wilmington Trust, National Association, not in its individual capacity but solely in its capacity as trustee under the Issuer Trust Agreement, unless a successor Person shall have become the Owner Trustee pursuant to the applicable provisions of the Issuer Trust Agreement, and thereafter “Owner Trustee” shall mean such successor Person.

“Owner Trustee Fee”:  With respect to each Interest Accrual Period, $333.33.

“Paying Agent”:  The paying agent responsible for making payments to the Noteholders.  The Trustee will serve as the initial Paying Agent.

“Payment Date”:  October 25, 2013 and, thereafter, the twenty-fifth (25th) day of each month (or, if such day is not a Business Day, the next succeeding Business Day) to and including the Legal Final Maturity unless redeemed or repaid prior thereto.

“Performing Mortgage Loan”:  Any Eligible Loan that, as of any date of determination, is 29 days or less delinquent and is not a Sub-Performing Mortgage Loan or a Defaulted Mortgage Loan.

“Person”:  An individual, corporation, estate, partnership, business or statutory trust, limited liability company, sole proprietorship, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof or other entity.

“Plans”:  ERISA Plans and plans that are subject to Section 4975 of the Code (such as individual retirement accounts), collectively.

“Prime Rate”:  With respect to any Collection Period, a rate equal to the “Prime Rate” published in The Wall Street Journal, New York edition on the second Business Day preceding the first day of such Collection Period.

“Principal Balance”:  With respect to any Underlying Loan or Eligible Investment, as of any date of determination, the outstanding principal amount of such Underlying Loan or Eligible Investment; provided that:

(i)                                     the Principal Balance of any Eligible Investment that does not pay Cash interest on a current basis will be the accreted value thereof;

(ii)                                  the Principal Balance of any Underlying Loan:

(A)          that permits the capitalization or deferral of any interest payable thereon in accordance with the terms of its Loan Documents will be deemed to exclude any deferred or capitalized interest; and

(B)          will exclude any portion of the principal balance of such Underlying Loan that has been written down as a result of a “realized loss” or other event that under the terms of such Underlying Loan is a write-down of principal balance.

“Principal Proceeds”:  The following, without duplication:

(i)                                     principal payments (including unscheduled principal payments and any casualty or condemnation proceeds used to reduce the principal balance of the related Underlying Loan) received with respect to Underlying Loans (other than amounts retained by the Servicer as reimbursement which relate to any Underlying Loan for which the Servicer has made an unreimbursed Protective Advance);

(ii)                                  Sale Proceeds (including any Sale Proceeds received by the Issuer from any REO Subsidiary) up to the Principal Balance of the related Underlying Loan (other than amounts retained by the Servicer as reimbursement which relate to any Underlying Loan for which the Servicer has made an unreimbursed Protective Advance);

(iii)                               all proceeds (other than proceeds from REO Properties) paid under any insurance policy or in connection with the full or partial condemnation of a Mortgaged Property, in each case, to the extent not required to be applied to restore the related Mortgaged Property or released to the related Borrower or any tenants or ground lessors, in each case, up to the Principal Balance of the related Underlying Loan (other than amounts retained by the Servicer as reimbursement which relate to any Underlying Loan for which the Servicer has made an unreimbursed Protective Advance);

(iv)                              principal payments received on Eligible Investments; and

(v)                                 proceeds from REO Properties (including any such proceeds received by the Issuer from any REO Subsidiary) that are not retained by the Servicer for the operating, management and maintenance of the related REO Property pursuant to the Servicing Agreement up to the Principal Balance of the related Underlying Loans.

“Priority of Payments”:  The meaning specified in Section 11.1(a).

“Privileged Information”:  Any (i) correspondence or other communications between the Majority Representative, on the one hand, and the Administrator or the Trustee, on the other hand, with respect to the exercise of the consent or consultation rights of the Majority Representative under this Indenture, (ii) strategically sensitive information that the Administrator has reasonably determined could compromise the Issuer’s position in any ongoing or future negotiations with the related borrower or other interested party, and (iii) legally privileged information.

“Proceeding”:  Any suit in equity, action at law or other judicial or administrative proceeding.

“Program Support Agreement”:  Any agreement entered into by any Program Support Provider providing for the issuance of one or more letters of credit for the account of any Holder of the Notes, the issuance of one or more surety bonds for which such Holder is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, the sale by such Holder to any Program Support Provider of the Aggregate Outstanding Amount (or portions thereof or participations therein) of the Notes held by such Holder and/or the making of loans and/or other extensions of credit to such Holder in connection with such Holder’s commercial paper program, together with any letter of credit, surety bond or other instrument issued thereunder.

“Program Support Provider”:  With respect to any Holder of the Notes, each bank or other financial institution that provides liquidity support to such Holder pursuant to the terms of a Program Support Agreement, or any other Person (other than any customer of such Holder) now or hereafter extending credit or having a commitment to extend credit to or for the account of, or to make purchases from, such Holder pursuant to any Program Support Agreement.

“Property Value Index”:  The Moody’s/RCA CPPI National Index, or such other nationally recognized index of real property values agreed to by the Majority Representative and the Issuer.

“Protective Advance”:  A cash advance to pay all customary, reasonable and necessary “out of pocket” costs and expenses (including reasonable out-of-pocket attorneys’ fees and fees and expenses of real estate brokers) incurred in connection with:

(i)                                     the servicing and administration of an Underlying Loan, if a default is imminent thereunder or a default, delinquency or other unanticipated event has occurred;

(ii)                                  the preparation of any appraisals, property condition assessments and environmental assessments required to be obtained pursuant to the Servicing Agreement; or

(iii)                               the administration of any REO Property, including, but not limited to the cost of the preservation, insurance, restoration, protection and management of a Mortgaged Property, the cost of delinquent real estate taxes and assessments, ground lease rent payments, condominium assessments, hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage or to maintain such Mortgaged Property.

“QIB”:  A “qualified institutional buyer” as defined in Rule 144A.

“Rating Agency”:  DBRS, or if at any time DBRS or any such successor ceases to provide rating services with respect to the Notes, any other NRSRO selected by the Issuer and reasonably satisfactory to the Majority Representative and Residual Interestholder.

“Rating Agency Condition”:  A written statement issued by the Rating Agency to the Issuer (or the Administrator on behalf of the Issuer) stating that a specified event or course of action will not result in or cause a downgrade, qualification or withdrawal of the then current ratings assigned to the Notes; provided that, if the Rating Agency issues a written waiver or acknowledgment indicating its decision not to review the matter for which the Rating Agency Condition is sought, such Rating Agency Condition shall be deemed not required with respect to such matter.  For the purposes of this definition, any confirmation, waiver, request, acknowledgment or approval which is required to be in writing may be in the form of electronic mail.  Notwithstanding anything to the contrary set forth herein, at any time during which the Notes are no longer rated by the Rating Agency, no Rating Agency Condition will be required.

“Rating Agency Inquiries”:  The meaning specified in Section 7.16(g).

“ReadyCap”:  ReadyCap Commercial, LLC

“Record Date”:  The date on which the Noteholders are entitled to receive a payment in respect of principal or interest on the succeeding Payment Date is determined, such date as to any Payment Date being the close of business on the last Business Day occurring in the month prior to the related Payment Date.

“Recordation Event”:  Any of the following events:  (i) the date that is three (3) months following the exercise of the Extension Option, (ii) the rating of the Notes shall fall below the Closing Date Rating by two or more credit grades and remain below the Closing Date Rating by two or more notches for greater than thirty (30) days, (iii) the recordation of any assignment of mortgage or assignment of leases and rents is requested by any transferee of the Notes or (iv) an Event of Default shall occur and shall not have been waived.

“Redemption Date”:  The Payment Date specified for an Optional Redemption pursuant to Section 9.1.

“Redemption Notice”:  The meaning specified in Section 9.2(a).

“Redemption Price”:  With respect to any Note, an amount equal to the sum of (A) the Aggregate Outstanding Amount of, and accrued and unpaid interest on, such Note, in each case, as of the Redemption Date and (B) any accrued but unpaid Unused Fees as of the Redemption Date; provided, that in connection with any Optional Redemption, Holders of 100% of the Aggregate Outstanding Amount of the Notes may elect to receive less than 100% of the Redemption Price that would otherwise be payable to the Holders of the Notes.

“Reference Banks”:  Leading banks engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London and (ii) whose quotations appear on the Bloomberg Screen US0003M Index Page, in the case of Three Month LIBOR, as of the LIBOR Determination Date in question.

“Regulation D”:  Regulation D under the Securities Act.

“Regulatory Event”:  With respect to any Holder of the Notes, any event that results in (i) any explicit or implicit charge, assessment, cost or expense by reason of the amount or type of assets, capital or supply of funding such Holder or any of its Affiliates is required to maintain in connection with the Notes, without regard to whether it is determined in reference to a reduction in the rate of return on such Holder’s or any Affiliate’s assets or capital, an inherent cost of the establishment or maintenance of a reserve of stable funding, a reduction in the amount of any sum received or receivable by such Holder or its Affiliates or otherwise, or (ii) any other imputed cost or expense arising by reason of the actual or anticipated compliance by such Holder or any of its Affiliates with the Basel III regulations in connection with its maintenance of the Notes, and in each case, such charge, assessment, cost or expenses is charged to other similarly situated mortgage finance borrowers of such Holder.

“REIT”:  A real estate investment trust within the meaning of Sections 856 through 859 of the Code

“REO Account”:  The meaning specified in Section 10.6(a).

“REO Loan”:  The Underlying Loan deemed for purposes hereof to be outstanding with respect to each REO Property.  Each REO Loan shall be deemed to (i) be outstanding until the final disposition of the related REO Property, (ii) provide for the same scheduled payments on each due date as its predecessor Underlying Loan and (iii) otherwise have the same terms and conditions as its predecessor Underlying Loan, including, without limitation, with respect to the calculation of the interest rate in effect from time to time (such terms and conditions to be applied without regard to the default on such predecessor Underlying Loan).  Each REO Loan shall be deemed to have an initial outstanding principal balance equal to the outstanding principal balance of its predecessor Underlying Loan as of the date of the related acquisition of the REO Property.  All amounts due and owing in respect of the predecessor Underlying Loan as of the date of the related acquisition of the REO Property, including, without limitation, accrued and unpaid interest, shall continue to be due and owing in respect of a REO Loan.  All amounts payable or reimbursable to the Servicer in respect of the predecessor Underlying Loan as of the date of the related acquisition of the REO Property, including, without limitation, any unpaid Servicing Fees and any unreimbursed Protective Advances, together with any interest accrued and payable to the Servicer in respect of such Protective Advances, shall continue to be payable or reimbursable to the Servicer in respect of an REO Loan

“REO Property”:  Any Mortgaged Property acquired by an REO Subsidiary through foreclosure or deed-in-lieu of foreclosure.

“REO Subsidiary”:  The meaning specified in Section 7.18(a).

“Repurchase Price”:  With respect to any Underlying Loan, an amount equal to the sum of, without duplication:

(i)                                     the Principal Balance (including all amounts otherwise excluded from the definition of “Principal Balance” pursuant to clauses (ii)(A) and (ii)(B) thereof) of such Underlying Loan at the time of repurchase;

(ii)                                  all outstanding interest, other than default interest, due with respect to such Underlying Loan pursuant to the Loan Documents through the due date in the collection period of repurchase;

(iii)                               all unreimbursed Protective Advances, with interest thereon, compounded annually, at the Prime Rate, relating to such Underlying Loan;

(iv)                              all Protective Advances, with interest thereon, compounded annually, at the Prime Rate, relating to such Underlying Loan that were previously reimbursed out of collections in the Collection Account other than collections on such Underlying Loan; and

(v)                                 all outstanding Issuer expenses, including (but not limited to) Administrative Expenses, related to such Underlying Loan.

“Repurchase Request”:  With respect to any Underlying Loan, any request or demand whether oral or written that the Underlying Loan be repurchased or replaced, whether arising from a Material Breach or Material Document Defect or other breach of a representation or warranty.

“Request for Release”:  The meaning specified in Section 12.3.

“Requirement of Law”:  The meaning specified in Section 3.6.

“Residual Interest”:  The beneficial undivided ownership interest in the Issuer.

“Residual Interest Distribution Amount”:  Any amounts payable to the Issuer for distribution to the Residual Interestholder pursuant to Section 11.1(a)(16).

“Residual Interestholder”:  The holder of the Residual Interest.

“Resolution Extension Period”:  The meaning specified in Section 12.2(a).

“Retained Interest”:  The meaning specified in Section 7.19(c).

“Retention Requirement Law”:  (i) CRD Article 122a; (ii) Part 5 of the European Union Capital Requirements Regulation (Regulation (EU) No.  575/2013); (iii) Article 17 of the Alternative Investment Fund Managers Directive (Directive 2011/61/EU) and Section 5 of European Commission Delegated Regulation (EU) No 231/2013 of 19 December 2012; and (iv) any applicable guidance, regulatory technical standards or related documents published by the European Banking Authority (including its predecessor, the Committee of European Banking Supervisors, and any successor or replacement agency or authority) and the European Commission from time to time.

“Revolving Period”:  The period beginning on the Closing Date and ending on the earlier to occur of (i) September 27, 2014 (or, if the Extension Option has been exercised, March 27, 2015) and (ii) an Event of Default.

“Rule 144A”:  Rule 144A under the Securities Act.

“Rule 144A Information”:  The meaning specified in Section 7.13.

“S&P”:  Standard & Poor’s Ratings Services, and its successors in interest.

“Sale”:  The meaning specified in Section 5.17(a).

“Sale Date”:  As defined in the 1st Tier Loan Purchase Agreement.

“Sale Proceeds”:  All proceeds, without duplication, including accrued interest, received with respect to any Underlying Loan or REO Property, as applicable, (i) in the case of any Defaulted Loan or REO Property, in connection with a foreclosure sale or other disposition or an enforcement action pursuant to or as contemplated by the Servicing Agreement, (ii) following the acceleration of the Notes after the occurrence and during the continuance of an Event of Default pursuant to Article 5, (iii) in connection with an Optional Redemption pursuant to Section 9.1, (iv) pursuant to Section 12.2, and (v) otherwise in accordance with this Indenture, in each case, net of any Liquidation Expenses.

“Sample Valuation”:  A new or updated valuation, based on Current Appraisals, for a random sample of Underlying Loans with an Aggregate Principal Balance in an amount equal to 10% of the Aggregate Outstanding Amount of the Notes.

“Schedule of Underlying Loans”:  With respect to any Underlying Loans, a schedule attached as Appendix 1 to the related Confirmation, which shall include the Principal Balance, interest rate and the maturity date of each Underlying Loan listed thereon and such other information as is mutually agreed by the Originator, the Issuer and the Depositor.

“Secured Parties”:  The meaning specified in the Granting Clauses.

“Securities Account Control Agreement”:  The meaning specified in Section 3.3(a).

“Securities Act”:  The United States Securities Act of 1933, as amended.

“Securities Intermediary”:  The meaning specified in Section 8-102(a)(14) of the UCC.

“Seller”:  ReadyCap Commercial, LLC

“Seller Party”:  The Sponsor, Guarantor, Seller, Depositor and Issuer.

“Servicer”:  KeyBank Real Estate Capital, each of KeyBank Real Estate Capital’s permitted successors and assigns or any successor Person that shall have become the Servicer pursuant to the provisions of the Servicing Agreement and thereafter “Servicer” shall mean such successor Person.

“Servicer Monthly Report”:  The meaning specified in Section 10.10(b).

“Servicer Termination Event”:  Any “Event of Default” as defined in the Servicing Agreement.

“Servicing Agreement”:  The servicing agreement dated as of September 27, 2013, among the Issuer, the Servicer and the Trustee, as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Servicing Fee”:  As defined in the Servicing Agreement.

“Servicing File”:  With respect to each Underlying Loan, all documents (other than documents required to be part of the related Loan File, but including copies of such documents required to be part of the related Loan File), information and records relating to such Underlying Loan that are necessary to enable the Servicer to perform its duties and service the Underlying Loan in compliance with the terms of this Indenture and the Servicing Agreement, and any additional documents or information related thereto maintained or created by the Servicer.

“Servicing Standard”:  The obligation of the Servicer, to service and administer the Underlying Loans and any REO Properties that it is obligated to service and administer pursuant to the Servicing Agreement in accordance with “Accepted Servicing Practices” as defined therein.

“Specified Person”:  The meaning specified in Section 2.6.

“Sponsor”:  Sutherland Master Fund, LP.

“Sponsor-Competitor”:  The entities (and their respective Affiliates and subsidiaries) listed on Schedule 2.

“Stabilized Debt Service Coverage Ratio”:  With respect to any Underlying Loan on any date of determination, the ratio obtained by dividing (a) the Stabilized Net Operating Income of the related Mortgaged Property or Properties by (b) the product of (i) the sum of (x) the Principal Balance of such Underlying Loan plus (y) the Future Advance Obligations of such Underlying Loan and (ii) the related Assumed Interest Rate.

“Stabilized Debt Yield”:  As of any date of determination and with respect to any Underlying Loan, the ratio of (i) the Stabilized Net Operating Income of the Mortgaged Property related to such Underlying Loan to (ii) the sum of (A) the Principal Balance of such Underlying Loan plus (B) the Future Advance Obligations of such Underlying Loan.

“Stabilized Net Operating Income”:  With respect to any Mortgaged Property or Properties as of any date of determination, the amount of annualized cash flow available for debt service once the related Mortgage Property has stabilized, based on the most recent Appraisal.

“Sub-Performing Mortgage Loan”:  Any Eligible Loan, as of any date of determination, (i) with respect to which any scheduled principal or interest payment is more than 29 days contractually delinquent but is not a Defaulted Loan or (ii) that is a Modified Mortgage Loan.

“Successful Bid Process”:  Any Bid Process that results in a Bid Process Differential Amount greater than $0.

“Three Month LIBOR”:  On each LIBOR Determination Date, the arithmetic mean of the LIBOR quotations for three-month U.S. Dollar deposits for the succeeding Interest Accrual Period for the Notes on the basis of the Reference Banks’ offered LIBOR quotations provided to the Trustee as of 11:00 a.m. (London time) on such LIBOR Determination Date.

“TI/LC Tracking Schedule”:  A schedule for tracking certain information related to Future Advances, substantially in the form of Exhibit G.

“Total Redemption Price”:  The amount equal to funds sufficient to redeem all the Notes at their applicable Redemption Prices and to pay (A) all Administrative Expenses then due and payable, (B) all amounts then due and payable to the Servicer (or its assignee) on account of unreimbursed Protective Advances, with interest thereon, compounded annually, at the Prime Rate and (C) all amounts due and payable to the Initial Purchaser under the Note Purchase Agreement.

“Transaction Documents”:  This Indenture, the Servicing Agreement, the Valuation Agent Agreement, the Securities Account Control Agreement, the Cash Management Account Control Agreement, the Loan Purchase Agreements, the Note Purchase Agreement, the Issuer Trust Agreement and the Limited Guaranty.

“Transfer Agent”:  The Person or Persons, which may be the Issuer, authorized by the Issuer to exchange or register the transfer of Notes.

“Trust Officer”:  When used with respect to the Trustee, any officer within the Corporate Trust Services Group including any vice president, assistant vice president or officer of the Trustee with specific responsibilities for the matters contemplated by this Indenture.

“Trustee”:  U.S. Bank, solely in its capacity as trustee hereunder, unless a successor Person shall have become the Trustee pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Person.

“Trustee Fee”:  With respect to each Interest Accrual Period, a per annum fee equal to the product of 0.0025% of the daily average Aggregate Outstanding Amount for such Interest Accrual Period.

“Trustee Monthly Report”:  The meaning specified in Section 10.10(c).

“UCC”:  The Uniform Commercial Code as in effect in the relevant jurisdiction.

“Underlying Loan” and “Underlying Loans”:  Any Mortgage Loan or REO Loan, including any related Future Advance made with respect thereto, that (i) the Originator shall transfer, assign, set over and otherwise convey to the Depositor in accordance with the terms of the 1st Tier Loan Purchase Agreement and (ii) the Depositor shall transfer, assign, set over and otherwise convey to the Issuer in accordance with the terms of the 2nd Tier Loan Purchase Agreement.

“Underlying Loan Pre-Funding Diligence”:  The meaning specified in Section 3.5(d).

“Underwriting Criteria”:  The Credit and Collection Guidelines used by the Originator in originating commercial mortgage loans, as in effect as of the Closing Date, which underwriting criteria may be modified from time to time solely with the consent of the Majority Representative (such consent not to be unreasonably withheld or delayed).  The Originator shall provide a copy of the Underwriting Criteria as in effect on the Closing Date to the Trustee, and shall provide the Trustee with an updated copy of the Underwriting Criteria promptly following the modification thereof.

“United States”:  The United States of America, including any state and any territory or possession administered thereby.

“United States Tax Person”:  A “United States person” as defined in Section 7701(a)(30) of the Code.

“Unused Amount”:  For any date of determination during the Revolving Period, the Maximum Note Balance as of such date of determination minus the Aggregate Outstanding Amount of the Notes as of such date of determination.

“Unused Fee”:  For any Payment Date during the Revolving Period, a fee payable to the Holders of the Notes in an amount equal to 0.33% multiplied by the weighted average Unused Amount for each date during the related Interest Accrual Period.

“USA Patriot Act”:  The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended.

“U.S. Bank”:  U.S. Bank National Association.

“Valuation Agent”:  Stifel, Nicolaus & Company, Incorporated, or such other valuation agent mutually agreed to by the Majority Representative and the Issuer.

“Valuation Agent Agreement”:  That certain Valuation Agent Agreement, dated as of September 27, 2013, between the Issuer and the Valuation Agent, as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Valuation Agent Differential Amount”:  As of any date of determination, an amount equal to the excess, if any, of the aggregate fair market value of the Eligible Loans as determined by the Valuation Agent over the aggregate Market Value of the Eligible Loans as determined by the Majority Representative.

“Verification Agent”:  Opus Capital Markets Consultants, LLC, or such other third-party diligence provider designated by the Majority Representative from time to time.

“Verification Agent Fee”:  With respect to each Interest Accrual Period, the amount invoiced to the Trustee by the Verification Agent for such Interest Accrual Period for payment as an Administrative Expense by the Issuer, which amount shall be determined in accordance with the Statement of Work, dated as of September 27, 2013, between the Verification Agent and the Majority Representative.

“VFN Note Balance Adjustment Request”:  The meaning specified in Section 3.5(b)(i)(B).

“Weighted Average As-Is Debt Service Coverage Ratio”:  As of any date of determination, the sum for each Underlying Loan of (i) the product of (A) the As-Is Debt Service Coverage Ratio of such Underlying Loan multiplied by (B) the Principal Balance of such Underlying Loan divided by (ii) the Aggregate Principal Balance for all Underlying Loans.

“Weighted Average As-Is Debt Yield”:  As of any date of determination, the sum for each Underlying Loan of (i) the product of (A) the As-Is Debt Yield of such Underlying Loan multiplied by (B) the Principal Balance of such Underlying Loan divided by (ii) the Aggregate Principal Balance for all Underlying Loans.

“Weighted Average Stabilized Debt Service Coverage Ratio”:  As of any date of determination, the sum for each Underlying Loan of (i) the product of (A) the Stabilized Debt Service Coverage Ratio of such Underlying Loan multiplied by (B) the sum of (x) the Principal Balance of such Underlying Loan plus (y) the Future Advance Obligations for such Underlying Loan divided by (ii) the sum of (a) the Aggregate Principal Balance for all Underlying Loans plus (b) the Aggregate Future Advance Obligations.

“Weighted Average Stabilized Debt Yield”:  As of any date of determination, the sum for each Underlying Loan of (i) the product of (A) the Stabilized Debt Yield of such Underlying Loan multiplied by (B) the sum of (x) the Principal Balance of such Underlying Loan plus (y) the Future Advance Obligations for such Underlying Loan divided by (ii) the sum of (a) the Aggregate Principal Balance for all Underlying Loans plus (b) the Aggregate Future Advance Obligations.

“Weighted Average LTV”:  As of any date of determination, the sum for each Underlying Loan of (i) the product of (A) the LTV of such Underlying Loan multiplied by (B) the Principal Balance of such Underlying Loan divided by (ii) the Aggregate Principal Balance for all Underlying Loans.

Section 1.2.           Interest Calculation Convention.

Except as provided in the definition of Note Interest Amount, all calculations of interest and fees hereunder that are made with respect to the Notes shall be made on the basis of the actual number of days during the related Interest Accrual Period divided by 360.

Section 1.3.           Rounding Convention.

Unless otherwise specified herein, test calculations that evaluate to a percentage will be rounded to the nearest hundredth of a percentage point and test calculations that evaluate to a number or decimal will be rounded to 2 decimal places.

ARTICLE II

THE NOTES

Section 2.1.           Forms Generally.

The Notes and the Trustee’s or Authenticating Agent’s certificate of authentication thereon (the “Certificate of Authentication”) shall be in substantially the forms required by this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be consistent herewith, determined by the Authorized Officers of the Issuer executing such Notes as evidenced by their execution of such Notes.  Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

Section 2.2.           Forms of Notes.

Subject to Section 2.1, each of the Notes shall be substantially in the form attached hereto as Exhibit A.  Each of the Notes shall be issued as Definitive Notes.  The Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders) or may be produced in any other manner, all as determined by the Issuer, as evidenced by the Issuer’s execution of such Notes.

Section 2.3.           Authorized Amount; Legal Final Maturity; and Denominations.

(a)           The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is limited to $150,000,000 (the “Maximum Note Balance”), or, if the Extension Option is exercised by the Issuer, a lower amount as determined by Seller; provided, that such lower amount shall not be lower than $65,000,000 (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 2.5, 2.6 or 8.5.)

(b)           The Notes shall mature on the Payment Date occurring in September, 2016 (the “Legal Final Maturity”), unless the Notes are redeemed or repaid prior thereto.

Section 2.4.           Execution, Authentication, Delivery and Dating.

The Notes shall be executed by the Owner Trustee on behalf of the Issuer.  The signature of any officer of the Owner Trustee on the Notes may be manual or facsimile.

Notes bearing the manual or facsimile signatures of individuals who were at any time the Authorized Officers of the Issuer shall bind the Issuer notwithstanding the fact that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of issuance of such Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Trustee or the Authenticating Agent for

authentication and the Trustee or the Authenticating Agent, upon Issuer Order, shall authenticate and deliver such Notes as provided in this Indenture and not otherwise.

Each Note authenticated and delivered by the Trustee or the Authenticating Agent upon Issuer Order on the Closing Date shall be dated as of the Closing Date.  All other Notes that are authenticated after the Closing Date for any other purpose under this Indenture shall be dated the date of their authentication.

Notes issued upon transfer, exchange or replacement of other Notes shall be issued in authorized denominations reflecting the original Aggregate Outstanding Amount of the Notes so transferred, exchanged or replaced, but shall represent only the current outstanding principal amount of the Notes so transferred, exchanged or replaced.  If any Note is divided into more than one Note in accordance with this Article 2, the original principal amount of such Note shall be divided among the Notes delivered in exchange therefor and shall be deemed to be the original aggregate principal amount of such subsequently issued Notes.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a Certificate of Authentication, substantially in the form provided for herein, executed by the Trustee or by the Authenticating Agent by the manual signature of one of their Authorized Officers, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 2.5.           Registration, Registration of Transfer and Exchange.

(a)           The Issuer shall cause to be kept a register (the “Notes Register”) for the registration of Notes and the registration of transfers of Notes.  The Trustee is hereby initially appointed registrar (the “Notes Registrar”) for the purpose of maintaining the Notes Register at the office of the Trustee.  Upon any resignation or removal of the Notes Registrar, the Issuer shall promptly appoint a successor or, in the absence of such appointment, assume the duties of Notes Registrar.

If a Holder of a Note wishes at any time to exchange its interest in such Note for one or more other Notes or wishes to transfer such Note, such Holder may do so in accordance with this Section 2.5(a).  Upon receipt by the Notes Registrar of (i) a Holder’s Note properly endorsed for assignment to the transferee, and (ii) a certificate substantially in the form of Exhibit B attached hereto executed by the transferor and the transferee, the Notes Registrar shall cancel such Certificated Note in accordance with Section 2.9, record the transfer in the Notes Register in accordance with this Section 2.5(a) and upon execution by the Issuer and authentication and delivery by the Trustee, deliver one or more Notes bearing the same designation as the Note endorsed for transfer, registered in the names specified in the assignment described in clause (A) above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal of the Note surrendered by the transferor), and in authorized denominations.

The name and address of each Holder of a Note and the principal amounts and stated interest of each such Holder in its Notes shall be recorded by the Notes Registrar in the Notes

Register.  For the avoidance of doubt, the Notes Register is intended to be and shall be maintained so as to cause the Notes to be considered issued in registered form under United States Treasury Regulations Section 5f.103-1(c).

If a Person other than the Trustee is appointed by the Issuer as Notes Registrar, the Issuer shall give the Majority Representative and the Trustee prompt written notice of the appointment of a successor Notes Registrar and of the location, and any change in the location, of the Notes Registrar, and the Trustee shall have the right to inspect the Notes Register at all reasonable times and to obtain copies thereof and the Trustee shall have the right to rely upon a certificate executed on behalf of the Notes Registrar by an Officer thereof as to the names and addresses of the Holders (and their holdings) as reflected in the Notes Register.  In addition and upon written request at any time, the Notes Registrar shall provide to the Issuer, the Sponsor, the Initial Purchaser or any Holder any information the Notes Registrar actually possesses regarding the nature and identity of any beneficial owner of any Note (and its holdings).

Subject to this Section 2.5, upon surrender for registration of transfer of any Notes at the Corporate Trust Office of the Trustee, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination and of a like aggregate principal amount.

At the option of the Holder, Notes may be exchanged for Notes of like terms, in any authorized denominations and of like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency.  Whenever any Note is surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Notes that the Noteholder making the exchange is entitled to receive.

All Notes issued and authenticated upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Notes Registrar duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing, with (if required by the Notes Registrar) signature guarantee by an eligible guarantor institution meeting the requirements of the Notes Registrar (which requirements may include membership or participation in a signature guarantee program acceptable to the Notes Registrar).

No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.  The Trustee shall be permitted to request such evidence reasonably satisfactory to it documenting the identity and/or signatures of the transferor and transferee.

Neither the Notes Registrar nor the Issuer shall be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business fifteen (15) days before any selection of Notes to be redeemed and ending at the close of business on the day of the mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Note so selected for redemption.

(b)           No Note may be sold or transferred (including, without limitation, by pledge or hypothecation) unless such sale or transfer is exempt from the registration requirements of the Securities Act, is exempt from the registration requirements under applicable state securities laws and is in accordance with this Indenture.  None of the Issuer, the Trustee or any other Person may register the Notes under the Securities Act or any state securities laws.

(c)           Each purchaser and subsequent transferee of a Note or interest therein, if it is not a United States Tax Person, will be required or deemed to represent that either (A) it is not a bank (or an entity affiliated with a bank) extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business (within the meaning of Section 881(c)(3)(A) of the Code), or (B) it is a person that is eligible for benefits under an income tax treaty with the United States that eliminates U.S. federal income taxation of U.S. source interest not attributable to a permanent establishment in the United States.

(d)           Upon final payment due on the applicable Legal Final Maturity, the Holder of any Note shall present and surrender such Note at the Corporate Trust Office of the Trustee.

(e)           Removal of Legend.  If Notes are issued upon the transfer, exchange or replacement of Notes bearing the applicable legends set forth in Exhibit A hereto, and if a request is made to remove such applicable legend on such Notes, the Notes so issued shall bear such applicable legend, or such applicable legend shall not be removed, as the case may be, unless there is delivered to the Issuer such satisfactory evidence, which may include an Opinion of Counsel of an attorney at law licensed to practice law in the State of New York (and addressed to the Issuer and the Trustee), as may be reasonably required by the Issuer, if applicable, to the effect that neither such applicable legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, the Investment Company Act or ERISA.  So long as the Issuer is relying on an exemption under or promulgated pursuant to the Investment Company Act, the Issuer shall not remove that portion of the legend required to maintain an exemption under or promulgated pursuant to the Investment Company Act.  Upon provision of such satisfactory evidence, as confirmed in writing by the Issuer to the Trustee, the Trustee, at the direction of the Issuer and, if applicable, shall authenticate and deliver Notes that do not bear such applicable legend.

(f)            Each Person who becomes a beneficial owner of the Notes (other than an Initial Purchaser) will be deemed to have represented and agreed as follows:

(i)            In connection with the purchase of such Note:  (A) none of the Issuer, the Depositor, the Sponsor, the Servicer, the Initial Purchaser, the Trustee or any of their respective Affiliates is acting as a fiduciary or financial or investment advisor for such beneficial owner; (B) such beneficial owner is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Issuer, the Depositor, the Sponsor, the Servicer, the Initial Purchaser, the Trustee or any of their respective Affiliates; (C) such beneficial owner has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary and has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to this Indenture) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the Issuer, the Depositor, the Sponsor, the Servicer, the Initial Purchaser, the Trustee or any of their respective Affiliates; (D) such beneficial owner is a “qualified institutional buyer” (as defined under Rule 144A under the Securities Act) or an “Accredited Investor” (as defined in Rule 501(a) under the Securities Act); (E) such beneficial owner is acquiring its interest in such Notes for its own account; (F) such beneficial owner was not formed for the purpose of investing in such Notes; (G) such beneficial owner understands that the Issuer may receive a list of participants holding interests in the Notes from one or more book-entry depositories; (H) such beneficial owner will hold and transfer at least the minimum denomination of such Notes; (I) such beneficial owner is a sophisticated investor and is purchasing the Notes with a full understanding of all of the terms, conditions and risks thereof, and is capable of and willing to assume those risks; and (J) such beneficial owner will provide notice of the relevant transfer restrictions to subsequent transferees.

(ii)           (a) if it is, or is acting on behalf of, a Benefit Plan Investor, its acquisition, holding and disposition of such Notes does not and will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, and (b) if it is a governmental, church, non-U.S. or other plan which is subject to any Other Plan Law, its acquisition, holding and disposition of such Notes does not and will not constitute or result in a non-exempt violation of any such Other Plan Law.

(iii)          Such beneficial owner understands that such Notes are being offered only in a transaction not involving any public offering in the United States within the meaning of the Securities Act, such Notes have not been and will not be registered under the Securities Act, and, if in the future such beneficial owner decides to offer, resell, pledge or otherwise transfer such Notes, such Notes may be offered, resold, pledged or otherwise transferred only in accordance with the provisions of this Indenture and the legend on such Notes.  Such beneficial owner acknowledges that no representation has been made as to the availability of any exemption under the Securities Act or any state securities laws for resale of such Notes.  Such beneficial owner understands that the Issuer has not been registered under the Investment Company Act, and that the Issuer is exempt from registration as such by virtue of Section 3(c)(5)(C) of the Investment Company Act.

(iv)          Such beneficial owner will provide notice to each Person to whom it proposes to transfer any interest in the Notes of the transfer restrictions and representations set forth in this Section 2.5, including the Exhibits referenced therein.

(g)           Any purported transfer of a Note not in accordance with this Section 2.5 shall be null and void and shall not be given effect for any purpose under the Transaction Documents.

(h)           To the extent required by the Issuer, as determined by the Issuer or the Administrator on behalf of the Issuer, the Issuer may, upon written notice to each Noteholder and the Trustee, impose additional transfer restrictions on the Notes to comply with the USA Patriot Act and other similar laws or regulations, including, without limitation, requiring each transferee of a Note to make representations to the Issuer in connection with such compliance.

(i)            The Notes Registrar, the Trustee and the Issuer shall be entitled to conclusively rely on the information set forth on the face of any transferor and transferee certificate delivered pursuant to this Section 2.5 and shall be able to presume conclusively the continuing accuracy thereof, in each case without further inquiry or investigation.  Notwithstanding anything in this Indenture to the contrary, the Trustee shall not be required to obtain any certificate specifically required by the terms of this Section 2.5 if the Trustee is not notified of or in a position to know of any transfer requiring such a certificate to be presented by the proposed transferor or transferee.

(j)            Each Holder of Notes approves and consents to (i) the acquisition of the Initial Underlying Loans by the Issuer from the Depositor on or prior to the Closing Date, (ii) the acquisition of Additional Underlying Loans by the Issuer from the Depositor in accordance with the terms of this Indenture, (iii) the making of Future Advance Draws by the Issuer in accordance with the terms of this Indenture and (iv) any other transactions by the Issuer and the Servicer that are permitted under the terms of this Indenture or the Servicing Agreement.

(k)           Notwithstanding anything contained herein to the contrary, neither the Trustee nor the Notes Registrar shall be responsible for ascertaining whether any transfer complies with the registration provisions of or exemptions from the Securities Act, applicable state securities laws, ERISA (or, in the case of a governmental plan or a church plan (as described in ERISA Sections 3(32) and 3(33), respectively) any substantially similar federal, state or local law), the Code or the Investment Company Act; provided that if a certificate is specifically required by the express terms of this Section 2.5 to be delivered to a Trustee by a purchaser or transferee of a Note, the Trustee shall be under a duty to receive and examine the same to determine whether on its face it conforms to the express terms of this Indenture and shall promptly notify the party delivering the same if such transfer does not comply with such terms.

Section 2.6.           Mutilated, Defaced, Destroyed, Lost or Stolen Note.

If (a) any mutilated or defaced Note is surrendered to a Transfer Agent, or if there shall be delivered to the Issuer, the Trustee and the relevant Transfer Agent (each, a “Specified Person”) evidence to their reasonable satisfaction of the destruction, loss or theft of any Note, and (b) there is delivered to the Specified Person such security or indemnity as may be required by each Specified Person to save each of them and any agent of any of them harmless, then, in the absence of notice to the Specified Persons that such Note has been acquired by a bona fide purchaser, the Issuer shall execute and, upon Issuer Request, the Trustee shall authenticate and deliver, in lieu of any such mutilated, defaced, destroyed, lost or stolen Note, a new Note, of like tenor (including the same date of issuance) and equal principal amount, registered in the same manner, dated the date of its authentication, bearing interest from the date to which interest has been paid on the mutilated, defaced, destroyed, lost or stolen Note and bearing a number not contemporaneously outstanding.

If, after delivery of such new Note, a bona fide purchaser of the predecessor Note presents for payment, transfer or exchange such predecessor Note, any Specified Person shall be entitled to recover such new Note from the Person to whom it was delivered or any Person taking therefrom, and each Specified Person shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by such Specified Person in connection therewith.

In case any such mutilated, defaced, destroyed, lost or stolen Note has become due and payable, the Issuer in its discretion may, instead of issuing a new Note, pay such Note without requiring surrender thereof except that any mutilated or defaced Note shall be surrendered.

Upon the issuance of any new Note under this Section 2.6, the Issuer may require the payment by the registered Holder thereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section 2.6 in lieu of any mutilated, defaced, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer and such new Note shall be entitled, subject to the second paragraph of this Section 2.6, to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 2.6 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, defaced, destroyed, lost or stolen Notes.

Section 2.7.           Payment of Principal and Interest and Other Amounts; Principal and Interest Rights Preserved.

(a)           The Notes shall accrue interest during each Interest Accrual Period at the Note Interest Rate and such interest will be payable in arrears on each Payment Date on the average daily Aggregate Outstanding Amount of the Notes during such Interest Accrual Period (after giving effect to payments of principal thereof on such date), except as otherwise set forth below.  Payment of interest on the Notes will be subordinated to the payment on each Payment Date of certain amounts in accordance with the Priority of Payments.  Interest shall cease to accrue on the Notes, or in the case of a partial repayment, on such part, from the date of repayment or Legal Final Maturity of the Notes unless payment of principal is improperly withheld or unless a Default has occurred with respect to such payments of principal.

(b)           The principal of the Notes matures at par and is due and payable on the Legal Final Maturity, unless the unpaid principal of the Notes becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.  Notwithstanding the foregoing, the payment of principal of the Notes may only occur in accordance with the Priority of Payments and Article 11.  Payments of principal on the Notes which are not paid, in accordance with the Priority of Payments, on any Payment Date (other than the Payment Date which is the Legal Final Maturity or any Redemption Date), because of insufficient funds therefor shall not be considered “due and payable” for purposes of Section 5.1(b) until the Payment Date on which such principal may be paid in accordance with the Priority of Payments.

(c)           Any and all payments by or on account of any Note shall be made without deduction or withholding for any taxes, except as required by applicable law.  If any applicable law (as determined in the good faith discretion of the Paying Agent) requires the deduction or withholding of any tax from any such payment by the Issuer or the Paying Agent, then the Issuer or the Paying Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law.  No later than the date a Holder acquires its Note, the Paying Agent shall require the delivery of a properly completed and signed Internal Revenue Service Form W-9 (or applicable successor form), in the case of a Holder that is a United States Tax Person, or a properly completed and signed applicable Internal Revenue Service Form W-8 (or applicable successor form) in the case of a Holder that is not a United States Tax Person, or other certification reasonably acceptable to the Paying Agent, to enable the Issuer, the Trustee and the Paying Agent to determine their duties and liabilities with respect to any taxes or other charges that they may be required to pay, deduct or withhold from payments in respect of such Note or the Holder or beneficial owner of such Note under any present or future law or regulation of the United States or any political subdivision thereof or taxing authority therein.  Each Holder of a Note agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or, if legally unable to update such form or certification, shall promptly provide written notice to such effect to the Issuer and the Paying Agent.  Nothing herein shall be construed to obligate the Paying Agent to determine the duties or liabilities of the Issuer or any other paying agent with respect to any tax certification or withholding requirements, or any tax certification or withholding requirements of any jurisdiction, political subdivision or taxing authority outside the United States.

(d)           Payments in respect of interest on and principal of the Notes shall be payable by wire transfer in immediately available funds to a Dollar account maintained by the Holder or its nominee; provided that the Holder has provided wiring instructions to the Trustee on or before the related Record Date or, if wire transfer cannot be effected, by a Dollar check drawn on a bank in the United States, or by a Dollar check mailed to the Holder at its address in the Notes Register.  Upon final payment due on the applicable Legal Final Maturity of a Note, the Holder thereof shall present and surrender such Note at the Corporate Trust Office of the Trustee.  None of the Issuer, the Trustee or the Paying Agent will have any responsibility or liability with respect to any records maintained by the Holder of any Note with respect to the beneficial holders thereof or payments made thereby on account of beneficial interests held therein.  In the case where any final payment of principal and interest is to be made on any Note (other than on the Legal Final Maturity thereof) the Issuer or, upon Issuer Request, the Trustee, in the name and at the expense of the Issuer shall, not more than 30 nor fewer than five Business Days prior to the date on which such payment is to be made, mail to the Persons entitled thereto at their addresses appearing on the Notes Register, a notice which shall state the date on which such payment will be made and the amount of such payment and shall specify the place where such Notes may be presented and surrendered for such payment.

(e)           Subject to the provisions of Sections 2.7(a), Holders of Notes as of the Record Date in respect of a Payment Date shall be entitled to the interest accrued and payable in accordance with the Priority of Payments and principal payable in accordance with the Priority of Payments on such Payment Date.  All such payments that are mailed or wired and returned to the Paying Agent shall be held for payment as herein provided (or returned to the Trustee if the Trustee is not the Paying Agent).

(f)            Interest on any Note which is payable, and is punctually paid or duly provided for, on any Payment Date shall be paid to the Person in whose name that Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest.

(g)           Payments of principal to Noteholders shall be made in the proportion that the Aggregate Outstanding Amount of the Notes registered in the name of each such Holder on such Record Date bears to the Aggregate Outstanding Amount of all Notes on such Record Date.

(h)           Interest accrued with respect to the Notes shall be calculated as described in the applicable form of Note attached hereto.

(i)            All reductions in the principal amount of a Note (or one or more predecessor Notes) effected by payments of principal made on any Payment Date, Redemption Date or upon Legal Final Maturity shall be binding upon all future Holders of such Note and of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note.

(j)            Notwithstanding anything contained in this Indenture to the contrary, the obligations of the Issuer under the Notes and this Indenture are non-recourse obligations of the Issuer payable solely from the Collateral and following realization of the Collateral, any claims of the Noteholders or the Trustee shall be extinguished.  No recourse shall be had for the payment of any amount owing in respect of the Notes against any Officer, director, employee, shareholder, limited partner or incorporator of the Issuer or any of its respective successors or assigns for any amounts payable under the Notes or this Indenture.  It is understood that the foregoing provisions of this paragraph shall not (i) prevent recourse to the Collateral for the sums due or to become due under any security, instrument or agreement which is part of the Collateral or (ii) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Notes or secured by this Indenture (to the extent it relates to the obligation to make payments on the Notes) until such Collateral has been realized, whereupon any outstanding indebtedness or obligation in respect of the Notes shall be extinguished.  It is further understood that the foregoing provisions of this paragraph shall not limit the right of any Person to name the Issuer as a party defendant in any Proceeding or in the exercise of any other remedy under the Notes or this Indenture, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Person or entity.

(k)           Subject to the foregoing provisions of this Section 2.7, each Note delivered under this Indenture and upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights of unpaid interest and principal that were carried by such other Note.

Section 2.8.           Persons Deemed Owners.

The Issuer, the Trustee, and any agent of the Issuer or the Trustee may treat as the owner of a Note the Person in whose name such Note is registered on the Notes Register on the applicable Record Date for the purpose of receiving payments of principal of and interest and other amounts on such Note and on any other date for all other purposes whatsoever (whether or not such Note is overdue), and none of the Issuer or the Trustee nor any agent of the Issuer or the Trustee shall be affected by notice to the contrary.

Section 2.9.           Cancellation.

All Notes surrendered for payment, registration of transfer, exchange or redemption, or deemed lost or stolen, shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee, and shall be promptly canceled by the Trustee and may not be reissued or resold.  No Note may be surrendered (including in connection with any abandonment, donation, gift, contribution or other event or circumstance) except for payment, registration of transfer, exchange or redemption, or for replacement in connection with any Note mutilated, defaced or deemed lost or stolen.  Any Notes surrendered for cancellation as permitted by this Section 2.9 shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee.  No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 2.9, except as expressly permitted by this Indenture.  All canceled Notes held by the Trustee shall be destroyed or held by the Trustee in accordance with its standard retention policy unless the Issuer shall direct by an Issuer Order that they be returned to it.

Section 2.10.         Reserved.

Section 2.11.         U.S. Tax Treatment of Notes.

(a)           The Issuer intends that, for U.S. federal income tax purposes, the Notes be treated as debt of the Issuer.  Each prospective purchaser and any subsequent transferee of a Note or any interest therein shall, by virtue of its purchase or other acquisition of such Note or interest therein, be deemed to have agreed to treat such Note as debt for U.S. federal income tax purposes.

(b)           Each Holder and beneficial owner of a Note, by acceptance of such Note or an interest in such Note, shall be deemed to understand and acknowledge that failure to provide the Issuer, the Trustee or any Paying Agent with the properly completed and signed applicable tax certifications described in Section 2.5(c) of this Indenture may result in withholding from payments in respect of such Note, including U.S. federal withholding or back- up withholding.

(c)           If a payment made to a Holder on or in respect of a Note would be subject to U.S. federal withholding tax imposed under Code sections 1471-1474 (the “FATCA Provisions”) if such Holder were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Code Section 1471(b) or 1472(b), as applicable), such Holder shall deliver to the Issuer and the Paying Agent at the time or times prescribed by law and at such time or times reasonably requested by the Issuer or the Paying Agent such documentation prescribed by applicable law (including as prescribed by Code Section 1471(b)(3)(C)(i)) and such additional documentation reasonably requested by the Issuer or the Paying Agent as may be necessary for the Issuer and the Paying Agent to comply with their obligations, and to determine that such Holder has complied with its obligations, under the FATCA Provisions or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (c), the “FATCA Provisions” shall include any amendments made to such provisions after the date of this Indenture.  Each purchaser and subsequent transferee of the Notes acknowledges, or will be deemed to have acknowledged, that the Issuer may provide such information and any other information concerning its investment in the Notes to the U.S. Internal Revenue Service.  In addition, each purchaser and subsequent transferee of the Notes understands and acknowledges, or will be deemed to have understood and acknowledged, that the Issuer has the right under this Indenture to withhold from any beneficial owner of an interest in a Note that fails to comply with the requirements of Code sections 1471 through 1474.

Section 2.12.         Authenticating Agents.

Upon the request of the Issuer, the Trustee shall, and if the Trustee so chooses the Trustee may pursuant to this Indenture, appoint one or more Authenticating Agents with power to act on its behalf and subject to its direction in the authentication of Notes in connection with issuance, transfers and exchanges under Sections 2.4, 2.5, 2.6 and 8.5, as fully to all intents and purposes as though each such Authenticating Agent had been expressly authorized by such Sections to authenticate such Notes.  For all purposes of this Indenture, the authentication of Notes by an Authenticating Agent pursuant to this Section 2.12 shall be deemed to be the authentication of Notes by the Trustee.

Any corporation or banking association into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Authenticating Agent or such successor corporation.  Any Authenticating Agent may at any time resign by giving written notice of resignation to the Majority Representative, the Trustee and the Issuer.  The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent, the Majority Representative and the Issuer.  Upon receiving such notice of resignation or upon such a termination, the Trustee shall promptly appoint a successor Authenticating Agent and shall give written notice of such appointment to the Issuer and the Majority Representative.

The Trustee agrees to pay to each Authenticating Agent appointed by it from time to time reasonable compensation for its services, and reimbursement for its reasonable expenses relating thereto and the Trustee shall be entitled to be reimbursed for such payments, subject to Section 6.7.  The provisions of Sections 2.9, 6.4 and 6.5 shall be applicable to any Authenticating Agent.

Section 2.13.         Forced Sale on Failure to Comply with Restrictions.

(a)           Notwithstanding anything to the contrary elsewhere in this Indenture, any transfer of a beneficial interest in any Note to a U.S. person that is not a QIB or an Accredited

Investor shall be null and void and any such purported transfer of which the Issuer or the Trustee shall have notice may be disregarded by the Issuer and the Trustee for all purposes.

(b)           If the Issuer determines that any U.S. person that is not a QIB or an Accredited Investor has become the Holder or beneficial owner of an interest in any Note (any such person a “Non-Permitted Holder”), then the Issuer or, if the Issuer so directs the Trustee, the Trustee on behalf of the Issuer (provided that the Trustee will be entitled to reimbursement by the Issuer of any fees and expenses it may incur in connection with such direction) shall promptly after discovery that such Person is a Non-Permitted Holder by the Issuer or the Trustee (and notice by the Trustee to the Issuer, if the Trustee makes the discovery), send notice to such Non-Permitted Holder, with a copy to the Majority Representative, demanding that such Non-Permitted Holder transfer its interest to a Person that is not a Non-Permitted Holder within 30 days of the date of such notice.  If such Non-Permitted Holder fails to so transfer its Note or interest therein, the Issuer or if the Issuer directs the Trustee, the Trustee on behalf of the Issuer (provided that the Trustee will be entitled to reimbursement by the Issuer of any fees and expenses it may incur in connection with such direction) shall have the right, without further notice to the Non-Permitted Holder, to sell such Note or interest therein to a purchaser selected by the Issuer that is not a Non-Permitted Holder on such terms as the Issuer may choose.  The Issuer or if the Issuer so directs the Trustee, the Trustee on behalf of the Issuer (provided that the Trustee will be entitled to reimbursement by the Issuer of any fees and expenses it may incur in connection with such direction) may select the purchaser by soliciting one or more bids from one or more brokers or other market professionals that regularly deal in securities similar to the Note, and selling such Note to the highest such bidder; provided that the Sponsor, its Affiliates and accounts, funds, clients or portfolios established and controlled by the Sponsor shall be entitled to bid in any such sale.  However, the Issuer or if the Issuer so directs the Trustee, the Trustee on behalf of the Issuer (provided that the Trustee will be entitled to reimbursement by the Issuer of any fees and expenses it may incur in connection with such direction) may select a purchaser by any other means determined by it in its sole discretion.  The Holder of such Note, the Non-Permitted Holder and each other Person in the chain of title from the Holder to the Non-Permitted Holder, by its acceptance of an interest in the Note, agrees to cooperate with the Issuer, the Administrator and the Trustee to effect such transfers.  The proceeds of such sale, net of any commissions, expenses and taxes due in connection with such sale shall be remitted to the Non-Permitted Holder.  The terms and conditions of any sale under this Section 2.13(b) shall be determined in the sole discretion of the Issuer, and the Issuer, the Trustee or the Administrator shall not be liable to any Person having an interest in the Note sold as a result of any such sale of exercise of such discretion.

(c)           If any Person shall become the beneficial owner of an interest in any Note who has made or is deemed to have made a Benefit Plan Investor or Other Plan Law representation required by Section 2.5 that is subsequently shown to be false or misleading (any such person a “Non-Permitted ERISA Holder”), the Issuer or if the Issuer so directs the Trustee, the Trustee on behalf of the Issuer (provided that the Trustee will be entitled to reimbursement by the Issuer of any fees and expenses it may incur in connection with such direction) shall, promptly after discovery that such person is a Non-Permitted ERISA Holder by the Issuer (or upon notice to the Issuer from the Trustee if it obtains actual knowledge or the Trustee if it makes the discovery) to the Issuer, who agrees to notify the Issuer of such discovery, send notice to such Non-Permitted ERISA Holder, with a copy to the Majority Representative, demanding that such Non-Permitted ERISA Holder transfer all or any portion of the Notes held by such Person to a Person that is not a Non-Permitted ERISA Holder within 14 days after the date of such notice.  If such Non-Permitted ERISA Holder fails to so transfer such Notes the Issuer or if the Issuer so directs the Trustee, the Trustee on behalf of the Issuer (provided that the Trustee will be entitled to reimbursement by the Issuer of any fees and expenses it may incur in connection with such direction) shall have the right, without further notice to the Non-Permitted ERISA Holder, to sell such Notes or interest in such Notes to a purchaser selected by the Issuer that is not a Non-Permitted ERISA Holder on such terms as the Issuer may choose.  The Issuer or if the Issuer so directs the Trustee, the Trustee on behalf of the Issuer (provided that the Trustee will be entitled to reimbursement by the Issuer of any fees and expenses it may incur in connection with such direction) may select the purchaser by soliciting one or more bids from one or more brokers or other market professionals that regularly deal in securities similar to the Notes and selling such Notes to the highest such bidder.  However, the Issuer or if the Issuer so directs the Trustee, the Trustee on behalf of the Issuer (provided that the Trustee will be entitled to reimbursement by the Issuer of any fees and expenses it may incur in connection with such direction) may select a purchaser by other means determined by it in its sole discretion.  The holder of each Note, the Non-Permitted ERISA Holder and each other Person in the chain of title from the holder to the Non-Permitted ERISA Holder, by its acceptance of an interest in the Notes agrees to cooperate with the Issuer and the Trustee to effect such transfers.  The proceeds of such sale, net of any commissions, expenses and taxes due in connection with such sale shall be remitted to the Non-Permitted ERISA Holder.  The terms and conditions of any sale under this subSection shall be determined in the sole discretion of the Issuer, and none of the Issuer, the Trustee or the Administrator shall be liable to any Person having an interest in the Notes sold as a result of any such sale or the exercise of such discretion.

ARTICLE III

CONDITIONS PRECEDENT; UNDERLYING LOANS

Section 3.1.           General Provisions.

The Notes to be issued on the Closing Date shall be executed by the Issuer upon compliance with Section 3.2 and shall be delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered by the Trustee upon Issuer Request and upon receipt by the Trustee of the items described below:

(a)           either (A) certificates of the Issuer or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an Opinion of Counsel of the Issuer that no other authorization, approval or consent of any governmental body is required for the valid issuance of such Notes, or (B) an Opinion of Counsel of the Issuer reasonably satisfactory in form to the Initial Purchaser and the Trustee that no such authorization, approval or consent of any governmental body is required for the valid issuance of such Notes except as may have been given;

(b)           opinions, dated as of the Closing Date, in a form reasonably satisfactory to the Initial Purchaser, of Clifford Chance US LLP, as special U.S. counsel, and Richards, Layton and Finger, as special Delaware counsel, to the Issuer dated the Closing Date;

(c)           opinion, dated as of the Closing Date, in a form satisfactory to the Initial Purchaser, of Clifford Chance US LLP, special tax counsel to the Depositor and the Issuer regarding customary tax matters;

(d)           an Officer’s Certificate of the Issuer stating that the Issuer is not in Default under this Indenture and that the issuance of the Notes will not result in a breach of any of the terms, conditions or provisions of, or constitute a Default under, the Governing Documents of the Issuer, any indenture or other agreement or instrument to which the Issuer is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which the Issuer is a party or by which it may be bound or to which it may be subject and that all conditions precedent provided in this Indenture relating to the authentication and delivery of the Notes applied for; and that all expenses due or accrued with respect to the offering or relating to actions taken on or in connection with the Closing Date have been paid;

(e)           an executed counterpart of each Transaction Document;

(f)            an opinion of counsel to the Trustee, dated the Closing Date in a form satisfactory to the Initial Purchaser;

(g)           an opinion of counsel to the Servicer, dated the Closing Date in a form satisfactory to the Initial Purchaser;

(h)           evidence of preparation for filing at the appropriate filing office in the State of Delaware of a financing statement executed on behalf of the Issuer relating to the perfection of the lien of this Indenture;

(i)            an Issuer Order executed by the Issuer directing the Trustee to (i) authenticate the Notes specified therein, in the amounts set forth therein and registered in the name(s) set forth therein and (ii) deliver the authenticated Notes as directed by the Issuer; and

(j)            such other documents as the Initial Purchaser and the Trustee may reasonably require.

Section 3.2.           Security for Notes.

Prior to the issuance of the Notes on the Closing Date, the Issuer shall cause the following conditions to be satisfied:

(a)           Grant of Security Interest; Delivery of Underlying Loans.  As evidenced by an opinion of counsel, the Grant pursuant to the Granting Clauses of this Indenture is effective to create in favor of the Trustee, on behalf of the Secured Parties, a valid “security interest” (as defined in Section 1-201(b)(35) of the UCC) in all rights, title and interest of the Issuer in, to and under the Collateral and with respect to the portion of the Collateral constituting an “instrument” (as defined in Section 9-102(a)(47) of the UCC), upon possession of such

Collateral constituting an “instrument” by the Custodian in accordance with Section 3.3(a), the Trustee, on behalf of the Secured Parties, shall have a valid, perfected first priority security interest in such Collateral constituting an “instrument”.

(b)           Certificate of the Issuer.  An Officer’s Certificate of the Issuer, dated as of the Closing Date, delivered to the Trustee, to the effect that, in the case of each Initial Underlying Loan pledged to the Trustee for inclusion in the Collateral on the Closing Date and immediately prior to the delivery thereof on the Closing Date:

(i)            the Issuer is the owner of such Underlying Loan free and clear of any liens, claims or encumbrances of any nature whatsoever except for those which are being released on the Closing Date;

(ii)           the Issuer has acquired its ownership in such Underlying Loan in good faith without notice of any adverse claim, except as described in clause (i) above;

(iii)          the Issuer has not assigned, pledged or otherwise encumbered any interest in such Underlying Loan (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released) other than interests Granted pursuant to this Indenture;

(iv)          the Loan Documents with respect to such Underlying Loan do not prohibit the Issuer from Granting a security interest in and assigning and pledging such Underlying Loan to the Trustee;

(v)           the information set forth with respect to such Underlying Loan in the Schedule of Underlying Loans is correct; and

(vi)          the Grant pursuant to the Granting Clauses of this Indenture is effective to create in favor of the Trustee, on behalf of the Secured Parties, a valid first priority “security interest” (as defined in Section 1-201(b)(35) of the UCC) in all rights, title and interest of the Issuer in, to and under the Collateral and with respect to the portion of the Collateral constituting an “instrument” (as defined in Section 9-102(a)(47) of the UCC), upon possession of such Collateral constituting an “instrument” by the Custodian in accordance with Section 3.3(a), the Trustee, on behalf of the Secured Parties, shall have a valid, perfected first priority security interest in such Collateral constituting an “instrument”.

(c)           Rating Letter.  The Trustee’s receipt of a letter signed by the Rating Agency and confirming that the Notes have been rated at or above the Closing Date Rating.

(d)           Accounts.  Evidence of the establishment of the Accounts.

Section 3.3.           Transfer of Underlying Loans.

(a)           The Trustee is hereby appointed as custodian (in such capacity, the “Custodian”) to hold all Loan Files for the Underlying Loans delivered to it in physical form at its office in Minnesota.  The Trustee shall have the sole right to remove and replace the

Custodian upon written notice delivered to the Issuer, the Custodian, the Sponsor, the Servicer, the Holders and beneficial owners of Notes and the Rating Agency.  Promptly following the delivery of such notice of removal to the Custodian, the Custodian being removed shall transfer to the successor Custodian appointed by the Trustee all of the Loan Files being held by the Custodian being removed under this Indenture.  Any successor to the Custodian shall be a U.S. state or national bank or trust company that (i) is not an Affiliate of the Issuer, (ii) is rated at least “A(low)” or its equivalent by any two of the Rating Agency, S&P and Moody’s and (iii) has capital and surplus of at least $100,000,000.  Subject to the limited right to relocate Loan Files for the Underlying Loans set forth in Section 7.5(b), the Custodian shall hold all Loan Files for the Underlying Loans.  In addition, U.S. Bank is also hereby appointed as a securities intermediary (in such capacity, the “Securities Intermediary”) and shall hold all Eligible Investments and other investments purchased in accordance with this Indenture in the respective Accounts in which the funds used to purchase such investments are held in accordance with Article 10, and, in respect of each Account, the Trustee shall have entered into a control agreement with the Securities Intermediary (the “Securities Account Control Agreement”) providing, inter alia, that the establishment and maintenance of such Account will be governed by a law satisfactory to the Issuer, the Trustee and the Securities Intermediary.  The Securities Intermediary shall agree to treat all assets credited to the Accounts as Financial Assets.

(b)           Pursuant to the Loan Purchase Agreements, the Issuer shall cause the Originator to comply with the requirements of this Section 3.3(b).  The Originator shall deliver or cause to be delivered to the Custodian (on behalf of the Trustee for the benefit of the Secured Parties), the Loan File for each Underlying Loan on or before the related Sale Date.  None of the Trustee or the Custodian shall be liable for any failure by the Originator to comply with the document delivery requirements of the Loan Purchase Agreements and this Section 3.3(b).  After the Originator’s transfer of the Underlying Loans to the Custodian pursuant to this Section 3.3(b), the Originator and the Depositor shall not take any action inconsistent with the Issuer’s ownership, for the benefit of the Secured Parties, of the Underlying Loans.

(c)           Pursuant to the Loan Purchase Agreements, the Issuer shall cause the Originator to comply with the requirements of this Section 3.3(c).  Following a Recordation Event, the Originator shall (upon written request by the Majority Representative) record and file at the Originator’s expense, in the appropriate public office for real property records or UCC financing statements, as appropriate, each related assignment of Mortgage, assignment of assignment of leases and any other necessary assignment, in favor of the Issuer.

The Issuer hereby represents and warrants that the Originator has covenanted in the Loan Purchase Agreements as to each Underlying Loan, that if it cannot deliver or cause to be delivered the documents and/or instruments referred to in clauses (B), (C), (G), (I) and (N) of the definition of “Loan File” solely because such documents and/or instruments has been sent for filing or recording, as applicable, (i) a copy of the original certified by the Originator or title company to be a true and complete copy of the original thereof submitted for recording shall be forwarded to the Custodian or (ii) either the original of such document or instrument, or a copy thereof, with evidence of recording or filing, as the case may be, thereon, shall be delivered to the Custodian within 60 days after the related Sale Date.  Each document and/or instrument referred to in the prior sentence that is sent for recording or filing shall reflect that it should be returned by the public recording or filing office to the Originator or its agent following recording or filing; provided that, in those instances where the public recording office retains such original document and/or instrument, the Originator shall obtain therefrom a certified copy of the recorded or filed original, and shall forward such original or certified copy to the Custodian.  In addition, the Originator shall forward to the Servicer a copy of each of the aforementioned documents and/or instruments following its receipt thereof.

(d)           The Issuer shall direct the Originator (pursuant to the Loan Purchase Agreements) to deliver to and deposit (or cause to be delivered and deposited) with the Servicer on each Sale Date, with respect to each Underlying Loan being acquired by the Issuer on such Sale Date, (A) all documents and records that relate to the servicing and administration of such Underlying Loan including, without limitation, any asset summaries related to such Underlying Loan that were delivered to the Rating Agency in connection with the rating of the Notes, (B) the related Servicing File and (C) all unapplied escrows and reserves in the possession of the Originator that relate to such Underlying Loan; provided that the Originator shall not be required to deliver any draft documents, privileged or other related Originator communications, credit underwriting, due diligence analyses or data, or internal worksheets, memoranda, communications or evaluations.

(e)           The Issuer shall deliver, and hereby represents and warrants that it has delivered, to the Trustee, the Custodian and the Servicer, on or before the Closing Date, a fully executed counterpart (which may be in Portable Document Format (PDF)) of the Loan Purchase Agreements, as in full force and effect, without amendment or modification, on the Closing Date.

(f)            It is not intended that this Indenture create a partnership or a joint-stock association.

Section 3.4.           Acceptance by the Trustee and the Custodian.

(a)           The Trustee, by its execution and delivery of this Indenture, hereby accepts receipt, directly or through the Custodian on its behalf, of (i) the Underlying Loans and all documents delivered to it that constitute portions of the related Loan Files and (ii) all other Collateral delivered to it, in good faith and without notice of any adverse claim, and declares that it or the Custodian on its behalf holds and will hold such documents and any other documents subsequently received by it that constitute portions of the Loan Files, and that it holds and will hold the Underlying Loans and such other assets, together with any Additional Underlying Loans, Future Advances or other Collateral subsequently delivered to it, in trust for the benefit of the Secured Parties.  In connection with the foregoing, the Custodian hereby certifies that, as to each Initial Underlying Loan, (i) all documents specified in clause (A) of the definition of “Loan File” are in its possession or the possession of the Custodian on its behalf, and (ii) the original Mortgage Note or Promissory Note, as applicable (or, if accompanied by a lost note affidavit and a customary indemnity from the Originator in favor of the Issuer for any costs, losses or damages arising from the failure to deliver the original Mortgage Note, the copy of such Mortgage Note or Promissory Note) received by it or the Custodian with respect to such Underlying Loan has been reviewed by it or by the Custodian on its behalf and (A) appears regular on its face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Borrower), (B) appears to have been executed (where appropriate) and (C) purports to relate to such Underlying Loan.

(b)           On or about the 60th day following each Sale Date (and, if any exceptions are noted, again on or about the 90th day following such Sale Date and monthly thereafter until the earliest of (i) the day on which all material exceptions have been removed and (ii) the day on which the Originator has repurchased the last affected Underlying Loan), the Custodian shall review the documents delivered to it or the Trustee with respect to each Underlying Loan acquired by the Issuer on such Sale Date, and the Custodian shall, subject to Section 3.3(c), Section 3.4(c) and Section 3.4(d) of this Indenture, certify in writing (substantially in the form of Exhibit C to this Indenture) to the Issuer, the Sponsor, and the Originator that, as to each such Underlying Loan (except as specifically identified in any exception report annexed to such certification):  (i) all documents specified in clauses (A)-(E), (H), (I) (if such Underlying Loan is identified on the Schedule of Underlying Loans as being secured in whole or in part by a ground lease), (J) (if such Underlying Loan is identified on the Schedule of Underlying Loans as having undrawn Future Advance Obligations), and (K) (if such Underlying Loan is identified on the Schedule of Underlying Loans as being secured in whole or in part by a ground lease) of the definition of “Loan File” are in its possession or, if any of the aforementioned documents are not in the Custodian’s possession, that the original of such document has been sent for filing or recording, and a copy of the original of such document certified by the Originator to be a true and complete copy of the original thereof submitted for recording is in the Custodian’s Possession; (ii) the recordation/filing contemplated by Section 3.3(c) of this Indenture has been completed (based solely on receipt by the Custodian of the particular recorded/filed documents); and (iii) all documents received by it or the Trustee with respect to such Underlying Loan have been reviewed by it or the Trustee and (A) appear regular on their face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Borrower), (B) appear to have been executed (where appropriate) and (C) purport to relate to such Underlying Loan.  With respect to the items listed in clauses (B) through (F) of the definition of “Loan File” if the original of such document is not in the Custodian’s possession because it has not been returned from the applicable recording office, then the Custodian’s certification prepared pursuant to this Section 3.4(b) should indicate the absence of such original.

(c)           It is acknowledged that none of the Trustee or the Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Underlying Loans delivered to it to determine that the same are valid, legal, effective, genuine, binding, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face.  Furthermore, none of the Trustee or the Custodian shall have any responsibility for determining whether the text of any assignment or endorsement is in proper or recordable form, whether the requisite recording of any document is in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction.

(d)           If the Issuer comes into possession of any documents or records that constitute part of the Loan File or Servicing File for any Underlying Loan that is subject to this Indenture, the Issuer shall either (i) in the case of a document that constitutes part of the Loan File, promptly deliver such document to the Custodian with a copy to the Servicer or (ii) in the case of a document that constitutes part of the Servicing File, promptly deliver such document to the Servicer.

Section 3.5.           Funding of Underlying Loans and Future Advance Draws.

(a)           Funding Conditions.  Each of the following shall be a condition precedent to funding any Underlying Loan or Future Advance Draw (the “Funding Conditions”):

(i)            Each Underlying Loan to be acquired on such Funding Date shall be an Eligible Loan;

(ii)           Immediately prior to such Funding Date, and immediately after giving effect to the proposed funding, each Underlying Loan that is an Eligible Loan immediately prior to such Funding Date shall continue to be an Eligible Loan;

(iii)          Immediately prior to such Funding Date, and after giving effect to the proposed funding, no portion of the proposed funding shall relate to Underlying Loans in excess of the Concentration Limits;

(iv)          With respect to any Additional Underlying Loan, proposed funds to be advanced shall be no less than $250,000;

(v)           Immediately after giving effect to the proposed funding, the excess of the Maximum Note Balance over the Aggregate Outstanding Amount of the Notes shall not be less than the aggregate Future Advance Obligations for all Underlying Loans;

(vi)          Immediately prior to such Funding Date, and after giving effect to the proposed funding, the Aggregate Outstanding Amount of the Notes shall be no greater than the Maximum Note Balance;

(vii)         Immediately prior to such Funding Date, and immediately after giving effect to the proposed funding, no Event of Default shall exist and be continuing;

(viii)        Immediately prior to such Funding Date, and immediately after giving effect to the proposed funding, no Borrowing Base Deficiency shall exist and be continuing;

(ix)          Immediately prior to such Funding Date, and immediately after giving effect to the proposed funding, no Servicer Termination Event shall exist and be continuing, and no notice of removal or resignation of the Servicer shall have been given;

(x)           The Issuer shall have delivered a Funding Certification in accordance with the provisions of Section 3.5(b)(i)(A);

(xi)          The Issuer shall have delivered a VFN Note Balance Adjustment Request in accordance with the provisions of Section 3.5(b)(i)(B);

(xii)         The Issuer shall have delivered a Borrowing Base Certificate in accordance with the provisions of Section 3.5(b)(i)(C);

(xiii)        With respect to each Underlying Loan to be acquired on such Funding Date, the Majority Representative shall have completed its Underlying Loan Pre-Funding Diligence;

(xiv)        (xiv) With respect to each Future Advance to be acquired on such Funding Date, the Majority Representative shall have completed its Future Advance Pre- Funding Diligence;

(xv)         The Majority Representative shall have determined, in its commercially reasonable discretion, that the Funding Certification delivered by the Issuer is true and correct in all material respects;

(xvi)        The Loan File for the related Underlying Loan shall have been delivered to the Custodian;

(xvii)       No Regulatory Event shall exist and be continuing;

(xviii)      No Material Adverse Event shall have occurred;

(xix)        With respect to each Future Advance to be acquired on such Funding Date, proposed funds to be advanced shall be no less than $50,000;

(xx)         The Equity Amount shall be equal to or greater than $30,000,000;

(xxi)        The amount on deposit in the Margin Account shall at least be equal to the Minimum Margin Account Balance;

(xxii)       The Funding Compliant Ratio has been satisfied; and

(xxiii)      No Bankruptcy Event shall have occurred with respect to any Seller Party.

provided, however, that any Funding Condition may be waived in writing (which written waiver may be in the form of an email) by the Majority Representative in its sole and absolute discretion, subject to satisfaction of the Rating Agency Condition; provided, further that the Rating Agency Condition shall not be required to be satisfied with respect to the waiver of the funding conditions set forth in clauses (iv), (xvii) and (xix) above.  The Originator or the Issuer shall provide prior written notice of any such waiver to the Rating Agency and the 17g-5 Information Provider.

(b)           Funding Requests.

(i)            During the Revolving Period, the Issuer may from time to time request a Funding Date, in connection with (i) the inclusion of one or more Additional Underlying Loans in the Collateral and/or (ii) a draw in connection with one or more Future Advances (a “Future Advance Draw”) with respect to any existing Underlying Loans, in each case, by delivering to the Rating Agency, the Trustee, the Paying Agent,

the Verification Agent and each Holder of a Note by no later than 4:00 p.m.  (New York City time) no less than three (3) Business Days prior to the requested Funding Date:

(A)          a certification (each, a “Funding Certification”, substantially in the form specified in Exhibit H hereto) containing a list of each Funding Condition (other than the conditions set forth in clauses (xiii) through (xiv) of the definition of “Funding Conditions”) and presenting a yes or no answer beside each such Funding Condition indicating whether such Funding Condition will be satisfied on such requested Funding Date and specifying the New Funding Amount to be funded on such requested Funding Date;

(B)          a report (each, a “VFN Note Balance Adjustment Request”, substantially in the form specified in Exhibit I hereto) for such requested Funding Date, (x) requesting the Holders of the Notes to fund an increase in the Aggregate Outstanding Amount of the Notes by the New Funding Amount specified in such request, and (y) instructing the Trustee to recognize an increase in the Aggregate Outstanding Amount of the Notes, but not in excess of the Maximum Note Balance; and

(C)          a report (each, a “Borrowing Base Certificate”, substantially in the form specified in Exhibit K hereto), which report may be in electronic form.

(ii)           The Trustee shall be entitled to rely conclusively on the VFN Note Balance Adjustment Request, the Funding Certification, the Borrowing Base Certificate and the approval of the Majority Representative delivered in connection with any funding request.  Upon delivery of a VFN Note Balance Adjustment Request, the Issuer shall promptly notify the Trustee and each Holder of a Note of the related Funding Date and the related increase in the Aggregate Outstanding Amount of the Notes that is required to be funded by each such Holder.

(c)           VFN Draws for Additional Underlying Loans and Future Advance Draws.

(i)            With respect to each funding request pursuant to Section 3.5(b)(i), if (x) the related Funding Certification indicates that all applicable Funding Conditions have been met or (y) any applicable condition not met has been waived in accordance with the definition of “Funding Condition”, each Holder of the Notes shall fund the increase in the Aggregate Outstanding Amount of the Notes as requested in the related VFN Note Balance Adjustment Request by remitting pro rata (based on such Holder’s percentage of the Aggregate Outstanding Amount of the Notes) the amount stated in such VFN Note Balance Adjustment Request to the account specified in the VFN Note Balance Adjustment Request by 5:00 p.m.  (New York City time) on the related Funding Date whereupon the Trustee shall adjust its records to reflect the increase of the Aggregate Outstanding Amount of the Notes.

(ii)           All amounts funded by any Holder of the Notes in connection with a related VFN Note Balance Adjustment Request may be repaid by the Issuer, and any such amounts repaid by the Issuer may, subject to conditions set forth in Section 3.5(a), be funded again from time to time during the Revolving Period.

(iii)          Notwithstanding anything to the contrary herein, no Holder of any Note shall be required to fund (A) any Additional Underlying Loan if the Majority Representative is not reasonably satisfied with the Underlying Loan Pre-Funding Diligence related to such Additional Underlying Loan or (B) any Future Advance Draw if the Majority Representative is not reasonably satisfied with the Future Advance Pre- Funding Diligence related to such Future Advance Draw.  If the Majority Representative is not reasonably satisfied with the Underlying Loan Pre-Funding Diligence or the Future Advance Pre-Funding Diligence, the Majority Representative shall provide notice to the Issuer no less than three (3) Business Days prior to the related Funding Date.

(d)           Pre-Funding Diligence for Underlying Loans.  No later than the Friday (or the preceding Business Day) that is no less than six (6) Business Days prior to funding any Underlying Loans, the Majority Representative (or, at the option of the Majority Representative, the Verification Agent) shall have the opportunity to review and confirm each item in the Loan Package with respect to each Underlying Loan to ensure that the Underlying Loan complies with (x) the representations and warranties required to be made by the Originator with respect thereto (as of the date of such representations and warranties and subject to any exceptions thereto) and the Funding Conditions (the “Underlying Loan Pre-Funding Diligence”), all such items to be delivered by the Originator by posting to the website www.box.com, or through other method of information exchange reasonably acceptable to the Originator and the Majority Representative, no later than the Friday (or the preceding Business Day) that is no less than six (6) Business Days prior to the related Funding Date.

(e)           Pre-Funding Diligence for Future Advances.  No later than the Friday (or the preceding Business Day) that is no less than six (6) Business Days prior to funding any Future Advance Draw, the Majority Representative (or, at the option of the Majority Representative, the Verification Agent) shall have the opportunity to review and confirm each item in the Future Advance Package with respect to each Future Advance Draw to ensure that such Future Advance Draw complies with the Funding Conditions (the “Future Advance Pre- Funding Diligence”), all such items to be delivered by the Originator by posting to the website www.box.com, or through other method of information exchange reasonably acceptable to the Originator and the Majority Representative.

(f)            Post-Funding Asset Diligence.  The Majority Representative (or, at the option of the Majority Representative, the Verification Agent), at the expense of the Issuer, shall at any time, have the opportunity to conduct the following diligence with respect to any Underlying Loan that is owned by the Issuer:

(i)            verify (A) that all recorded legal documents have been received by the Custodian in accordance with the terms of this Indenture and subject to any cure and/or grace periods provided herein, (B) that the endorsement or allonge in blank to any Mortgage Note or Promissory Note, as applicable, the assignment of Mortgage in blank and the assignment of leases and rents, if any, in blank are included in the Loan File and (C) the receipt by the Custodian of any other documents required to be included in the Loan File held by the Custodian that were not previously delivered to the Custodian;

(ii)           review the title policy or certificate of lender’s title insurance for accuracy and confirm (A) that such title policy insures the first priority lien of the related Mortgage, which lien is subject only to Permitted Encumbrances (as such term is defined in the 1st Tier Loan Purchase Agreement), (B) the policy is in the amount of the Underlying Loan (or with respect to a loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the title policy for each such property) and (C) there are no unexpected liens, unexpected judgments or other unexpected impediments that are senior or co-equal with the lien of the related Mortgage;

(iii)          conduct a review of any Underlying Loan to confirm that it complies with the representations and warranties made with respect thereto (as of the date of such representations and warranties and subject to any exceptions thereto);

(iv)          verify compliance with the Originator’s Underwriting Criteria;

(v)           review updated valuations or appraisals obtained by the Servicer at the direction of the Majority Representative given in accordance with the definition of “Mortgaged Property Valuation”; and

(vi)          any other due diligence reasonably requested on reasonable advance notice by the Majority Representative and without additional cost to the Issuer or the Sponsor.

(g)           Facility, Servicer & Seller Party Diligence.  The Majority Representative (or its designee) shall, at the expense of the Issuer, have the opportunity to conduct the following diligence as long as any Note remains outstanding:

(i)            no more than once per calendar year except following a Diligence Event, audit the Servicer’s or any Seller Party’s cash controls and operational procedures; and

(ii)           at any time following a Diligence Event, conduct a general inspection of the Servicer’s or any Seller Party’s books and records; provided, that any expenses incurred by the Majority Representative or its designee in connection with any due diligence conducted pursuant to clause (iii) of the definition of “Diligence Event” shall be the sole responsibility of the Majority Representative.

Section 3.6.           Increased Costs.

If any requirement of any law, rule, regulation or order applicable to a Holder of a Note (a “Requirement of Law”), any change thereof or any change in the interpretation or application thereof or compliance by such Holder with any request or directive (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof:

(a)           shall subject such Holder to any tax of any kind whatsoever with respect to its Note (excluding income taxes, branch profits taxes, franchise taxes or similar taxes imposed on such Holder as a result of any present or former connection between such Holder and the United States, other than any such connection arising solely from such Holder having executed, delivered or performed its obligations or received a payment under, or enforced, this Indenture) or change the basis of taxation of payments to such Holder in respect thereof; shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, or other extensions of credit by, or any other acquisition of funds by, any office of such Holder which is not otherwise included in the determination of the Note Interest Rate hereunder; or

(b)           shall impose on such Holder any other condition;

and the result of any of the foregoing is to increase the cost to such Holder, by an amount which such Holder deems to be material, of continuing to hold its Note or to reduce any amount due or owing hereunder in respect thereof, or (in the case of any change in a Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Holder or any Person controlling such Holder with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof) shall have the effect of reducing the rate of return on such Holder’s or such controlling Person’s capital as a consequence of its obligations as a Holder of a Note to a level below that which such Holder or such controlling Person could have achieved but for such adoption, change or compliance (taking into consideration such Holder’s or such controlling Person’s policies with respect to capital adequacy) by an amount deemed by such Holder to be material, then, in any such case, such Holder may, within thirty (30) days of the event resulting in such increased costs or reduced amount, invoice the Originator (the date of any such invoice, the “Increased Cost Imposition Date”) for such additional amount or amounts as calculated by such Holder in good faith as will compensate such Holder for such increased cost or reduced amount and include with such invoice an explanation of the event that gave rise to such increased costs or reduced amount, and such invoiced amount shall be payable to such Holder on the Payment Date immediately following the next Determination Date following such invoice; provided, that no payment will be required hereunder in respect of any tax that is imposed under the FATCA Provisions, or that results from a failure of the Holder to provide or update, as required, any tax certification described in Section 2.7(c); provided, further, that each Noteholder shall use its reasonable efforts to minimize any increased costs payable pursuant to this Section 3.6.

ARTICLE IV

SATISFACTION AND DISCHARGE

Section 4.1.           Satisfaction and Discharge of Indenture.

This Indenture shall be discharged and shall cease to be of further effect with respect to the Collateral securing the Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Notes, (iii) rights of the Noteholders to receive payments of principal thereof and interest thereon (including any

Defaulted Note Interest Amounts), as provided herein, (iv) the rights, obligations and immunities of the Trustee on their behalf hereunder and (v) the rights of Noteholders as beneficiaries hereof with respect to the property deposited with the Trustee on their behalf and payable to all or any of them; and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

(a)           either:

(i)            all Notes theretofore authenticated and delivered (other than (A) Notes which have been mutilated, defaced, destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.6 and (B) Notes for whose payment Money has theretofore irrevocably been deposited in trust and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 7.3) have been delivered to the Trustee for cancellation; or

(ii)           all Notes not theretofore delivered to the Trustee for cancellation (A) have become due and payable, or (B) will become due and payable at their applicable Legal Final Maturity within one year, or (C) are to be called for redemption pursuant to Section 9.1 under an arrangement satisfactory to the Trustee for the giving of notice of redemption by the Issuer pursuant to Section 9.2 and the Issuer, in the case of clauses (A), (B) or (C) of this clause (ii), has irrevocably deposited or caused to be deposited with the Trustee, in trust for such purpose, Cash or non-callable direct obligations of the United States of America; provided that the obligations are entitled to the full faith and credit of the United States of America or are debt obligations which are rated at least equal to the sovereign rating then assigned to the United States of America by DBRS in an amount sufficient, as verified by a firm of certified public accountants which are nationally recognized, to pay and discharge the entire indebtedness (including, in the case of a redemption pursuant to Section 9.1, the Total Redemption Price) on such Notes not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Notes which have become due and payable), or to the applicable Legal Final Maturity or the Redemption Date, as the case may be (and in each case in respect of the Notes, subject to the Priority of Payments); provided that any such deposit of funds with the Trustee in satisfaction of this Indenture shall be subject to satisfaction of the Rating Agency Condition; provided further this clause (a) shall not apply if an election to act in accordance with the provisions of Section 5.5(a) shall have been made and not rescinded and all the Collateral shall have been liquidated and the proceeds thereof distributed;

(b)           the Issuer has paid or caused to be paid or provided for (to the satisfaction of the Person entitled thereto) all other sums (including, without limitation, any outstanding fees or expenses) payable to each and every Person pursuant to the Transaction Documents; and

(c)           The Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the rights and obligations of the Issuer, the Trustee, and, if applicable, the Noteholders, as the case may be, under Sections 2.7, 4.2, 5.4(d), 5.9, 5.18, 6.7 and 7.3 shall survive.

Section 4.2.           Application of Trust Money.

All Monies deposited with the Trustee pursuant to Section 4.1 shall be held in trust for the benefit of the Noteholders and applied by it in accordance with the provisions of the Notes and this Indenture to the payment of the principal and interest, either directly or through the Paying Agent, as the Trustee may determine.

Section 4.3.           Repayment of Monies Held by Paying Agent.

In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all Monies then held by any Paying Agent other than the Trustee under the provisions of this Indenture shall, upon demand of the Issuer, be paid to the Trustee to be held and applied pursuant to Section 7.3 and, in the case of Monies payable on the Notes, in accordance with the Priority of Payments and thereupon such Paying Agent shall be released from all further liability with respect to such Monies.

ARTICLE V

REMEDIES

Section 5.1.           Events of Default.

“Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)           a default in the payment of any interest (including any Defaulted Note Interest Amounts) on the Notes when the same becomes due and payable, which default continues for a period of one (1) Business Day or, in the case of a default in payment due solely to an administrative error or omission by the Servicer, the Trustee, the Custodian or the Paying Agent, which default continues for three (3) Business Days;

(b)           a default in the payment of the Aggregate Outstanding Amount of the Notes in full at the Payment Date following the termination of the Revolving Period, and such failure continues for more than one (1) Business Day;

(c)           failure of the Servicer to make any Protective Advance required to be made under the Transaction Documents, which failure materially impairs the value of the related Mortgaged Property, and such failure continues for more than two (2) Business Days;

(d)           the failure on any Payment Date to disburse amounts available in the Distribution Account in accordance with the Priority of Payments set forth in Section 11.1(a) (other than a default in payment described in clause (a) or (b) above), which failure continues for a period of three (3) Business Days or, in the case of a failure to disburse such amounts solely due to an administrative error or omission by the Trustee, the Servicer or the Paying Agent, which failure continues for a period of six (6) Business Days;

(e)           either the Depositor, the Issuer or the Collateral becomes an investment company required to be registered under the Investment Company Act;

(f)            a material default in the performance, or breach, of any other covenant or other agreement of any Seller Party or any representation or warranty of any Seller Party under the Indenture, any Transaction Document or in any certificate or other writing delivered pursuant to the Indenture, any Transaction Document or in connection therewith proves to be incorrect in any material respect when made and the continuation of such default or breach for a period of ten

(10) days after notice of the default or breach (except if such default or breach is curable and the Seller Party diligently attempts to cure such default, and such default or breach continues for thirty (30) days after notice of the default or breach);

(g)           the entry of a decree or order by a court having competent jurisdiction adjudging the Issuer, the Depositor or the Guarantor as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer, the Depositor or the Guarantor under the Bankruptcy Code or any other applicable law, or appointing a receiver, liquidator, assignee, or sequestrator (or other similar official) of the Issuer, the Depositor or the Guarantor or of any substantial part of its property, respectively, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days;

(h)           one or more final judgments being rendered against the Issuer or the Depositor which exceed, in the aggregate, $1,000,000 (or such lesser amount as the Rating Agency may specify in writing) and which remain unstayed, undischarged and unsatisfied for thirty (30) days after such judgment(s) becomes nonappealable, unless adequate funds have been reserved or set aside for the payment thereof in a segregated account pledged to the Trustee as security for the Notes and subject to an account control agreement, reasonably acceptable to the Majority Representative, among the Securities Intermediary, the Issuer and the Trustee;

(i)            the institution by the Depositor, the Issuer or the Guarantor of Proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency Proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Bankruptcy Code or any other similar applicable law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Depositor, the Issuer or the Guarantor of any substantial part of its property, respectively, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of any action by the Depositor, the Issuer or the Guarantor in furtherance of any such action;

(j)            the Issuer fails to have good and marketable title to the Underlying Loans, or any Underlying Loan becomes subject to any lien, and such circumstance continues for more than fifteen (15) Business Days;

(k)           the Issuer fails to appoint a successor Servicer within one hundred and twenty (120) days of its receipt of a valid notice of removal or retirement of the Servicer given pursuant to the Servicing Agreement;

(l)            the Issuer or the Depositor becomes subject to any entity level federal income tax;

(m)          the occurrence of a Change of Control (other than the Anticipated Sutherland Capital Raise);

(n)           the occurrence of a Borrowing Base Deficiency, and such Borrowing Base Deficiency shall continue past the deadlines set forth in Section 10.4(b);

(o)           a breach of any Financial Covenant by the Sponsor or Guarantor, and such breach is not cured within five (5) Business Days;

(p)           a failure to maintain Unused Amounts equal to (i) 100% of the aggregate Future Advance Obligations for all Underlying Loans less (ii) amounts on deposit in a segregated account pledged to the Trustee as security for the Notes and subject to an account control agreement, reasonably acceptable to the Majority Representative, among the Securities Intermediary, the Issuer and the Trustee, and such failure continues for more than five (5) Business Days;

(q)           a failure to maintain a rating on the Notes of at least the Minimum Rating, and such failure continues for more than fifteen (15) Business Days;

(r)            a failure to deliver any of the Servicer Monthly Report, the Trustee Monthly Report or the Originator Monthly Report, as required, and such failure continues for more than ten (10) Business Days after written request for such report;

(s)            Waterfall Management, LLC ceases to be the general partner of either the Sponsor or the Initial Guarantor;

(t)            The Investment Manager ceases to be the investment manager of either the Sponsor or Guarantor, pursuant to an investment management agreement;

(u)           Thomas Capasse and Jack Ross cease to be involved in the day-to-day operations of the Sponsor, the Guarantor or the Investment Manager; and

(v)           Any Note remains Outstanding following the Payment Date in October, 2014 (or, if the Extension Option has been exercised, April, 2015).

Upon obtaining actual knowledge of the occurrence of an Event of Default, the Issuer shall promptly notify the Trustee, the Owner Trustee, the Noteholders and the Rating Agency in

writing.  If a Responsible Officer of the Trustee has actual knowledge of the occurrence of an Event of Default, the Trustee shall promptly notify, in writing, the Issuer, the Owner Trustee, the Majority Representative, the Residual Interestholder, the Noteholders and the Rating Agency of the occurrence of such Event of Default.

Section 5.2.           Acceleration of Maturity; Rescission and Annulment.

(a)           If an Event of Default shall occur and shall not have been waived (other than the Events of Default specified in Section 5.1(g) or 5.1(i)), then the Trustee may (and shall at the direction of the Majority Representative) declare the principal of and accrued and unpaid interest on, and other amounts payable under, all the Notes to be immediately due and payable.  If an Event of Default described in Sections 5.1(g) or 5.1(i) above occurs, such an acceleration shall occur automatically and without any further action.  If the Notes are accelerated, all payments shall be applied in reduction of their respective Note Principal Amounts to the Holders of the Notes until the Aggregate Outstanding Amount of the Notes has been reduced to zero.

(b)           At any time after such a declaration of acceleration of maturity of the Notes has been made and before a judgment or decree for payment of the Money due has been obtained by the Trustee as hereinafter provided in this Article 5, the Majority Representative, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if:

(i)            the Issuer has paid or deposited with the Trustee a sum sufficient to pay:

(A)          all unpaid installments of interest on and principal of the Notes that would be due and payable hereunder if the Event of Default giving rise to such acceleration had not occurred;

(B)          all unpaid taxes of the Issuer, Administrative Expenses and other sums paid or advanced by or otherwise due and payable to the Trustee hereunder; and

(C)          sums paid or advanced by or otherwise due and payable to the Servicer hereunder; and

(ii)           the Trustee has determined that all Events of Default of which it has actual knowledge, other than the non-payment of the interest (including Defaulted Note Interest Amounts) and principal on the Notes that have become due solely by such acceleration, have been cured and the Majority Representative, by written notice to the Trustee, has agreed with such determination (which agreement shall not be unreasonably withheld or delayed) or waived as provided in Section 5.14.

At any such time that the Trustee shall rescind and annul such declaration and its consequences as permitted hereinabove, the Trustee shall preserve the Collateral in accordance with the provisions of Section 5.5 with respect to the Event of Default that gave rise to such declaration; provided that if such preservation of the Collateral is rescinded pursuant to Section 5.5, the Notes may be accelerated pursuant to the first paragraph of this Section 5.2, notwithstanding any previous rescission and annulment of a declaration of acceleration pursuant to this paragraph.

No such rescission shall affect any subsequent Default or impair any right consequent thereon.

The Issuer shall promptly notify the Rating Agency of any acceleration or rescission of acceleration pursuant to this Article 5.

(c)           Subject to Sections 5.4 and 5.5, the Majority Representative shall have the right to direct the Trustee in the conduct of any Proceedings for any remedy available to the Trustee or the exercise of any other powers or remedies of the Trustee; provided that (i) such direction will not conflict with any rule of law or this Indenture (including the limitations described in this Article 5); (ii) the Trustee may take any other action not inconsistent with such direction; (iii) the Trustee has been provided with an indemnity and reasonable security satisfactory to it (and the Trustee need not take any action that it determines might involve it in liability unless the Trustee has received satisfactory indemnity and reasonable security against any such liability) and (iv) any direction to undertake a Sale may be made only as described in Section 5.17.

(d)           As security for the payment by the Issuer of the compensation and expenses of the Trustee and any sums the Trustee may be entitled to receive as indemnification by the Issuer, the Issuer hereby grants the Trustee a lien on the Collateral, which lien is senior to the lien of the Noteholders.  The Trustee’s lien shall be subject to the Priority of Payments and exercisable by the Trustee only if the Notes have been declared due and payable following an Event of Default and such acceleration has not been rescinded or annulled.

(e)           The Majority Representative may, prior to the time a judgment or decree for the payment of money due has been obtained by the Trustee, waive any past Default on behalf of the holders of all the Notes and its consequences in accordance with Section 5.14.

Section 5.3.           Collection of Indebtedness and Suits for Enforcement by Trustee.

The Issuer covenants that if a Default shall occur in respect of the payment of any principal of or interest (including any Defaulted Note Interest Amounts) on any Note when the same becomes due and payable, the Issuer shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holder of such Note, the whole amount, if any, then due and payable on such Note for principal and interest (including any Defaulted Note Interest Amounts), to the extent that payments of such interest shall be legally enforceable, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.

If the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as Trustee, may, and shall, subject to the terms of this Indenture and upon written direction of the Majority Representative, institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or any other obligor upon the Notes and collect the Monies adjudged or decreed to be payable in the manner provided by law out of the Collateral.

If an Event of Default occurs and has not been waived, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Noteholders by such appropriate Proceedings as the Trustee shall deem most effectual (if no direction by the Majority Representative is received by the Trustee), or the Trustee shall proceed to protect and enforce its rights and the rights of the Noteholders by such Proceedings as the Trustee may be directed by the Majority Representative subject to the terms of this Indenture, to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by this Indenture or by law.

In case there shall be pending Proceedings relative to the Issuer under the Bankruptcy Code or any other applicable bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer, or their respective property, or in case of any other comparable Proceedings relative to the Issuer, or the creditors or property of the Issuer, the Trustee, regardless of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and regardless of whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.3, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(a)           to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence, willful misconduct or bad faith) and of the Noteholders allowed in any Proceedings relative to the Issuer or other obligor upon the Notes or to the creditors or property of the Issuer or such other obligor;

(b)           unless prohibited by applicable law and regulations, to vote on behalf of the Noteholders in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or Person performing similar functions in comparable Proceedings; and

(c)           to collect and receive any Monies or other property payable to or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Noteholders and of the Trustee on their behalf; and any trustee, receiver or liquidator, custodian or other similar official is hereby authorized by each of the Noteholders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Noteholders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other reasonable expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of its own negligence, willful misconduct or bad faith.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such Proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any action or Proceedings instituted by the Trustee shall be brought in its own name as Trustee, and any recovery of judgment, shall be applied as set forth in Section 5.7.

In any Proceedings brought by the Trustee on behalf of the Holders, the Trustee shall be held to represent all the Noteholders.

Notwithstanding anything in this Section 5.3 to the contrary, the Trustee may not sell or liquidate the Collateral or institute Proceedings in furtherance thereof pursuant to this Section 5.3 unless the conditions specified in Section 5.5(a) are met.

Section 5.4.           Remedies.

(a)           If an Event of Default shall have occurred and shall not have been waived, and the Notes have been declared due and payable and such declaration and its consequences have not been rescinded and annulled, the Issuer agrees that the Trustee shall, upon direction of the Majority Representative, to the extent permitted by applicable law, exercise one or more of the following rights, privileges and remedies:

(i)            institute Proceedings for the collection of all amounts then payable on the Notes or otherwise payable under this Indenture, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Collateral any Monies adjudged due;

(ii)           sell all or a portion of the Collateral or rights of interest therein, at one or more public or private Sales called and conducted in any manner permitted by law and in accordance with Section 5.17;

(iii)          institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Collateral;

(iv)          exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Trustee and the Noteholders hereunder; and

(v)           exercise any other rights and remedies that may be available at law or in equity;

provided that the Trustee may not sell or liquidate the Collateral or institute Proceedings in furtherance thereof pursuant to this Section 5.4 unless either of the conditions specified in Section 5.5(a) is met.

The Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking firm of national reputation with demonstrated capabilities in structuring and distributing notes or certificates similar to the Notes as to the feasibility of any action proposed to be taken in accordance with this Section 5.4 and as to the sufficiency of the proceeds and other amounts receivable with respect to the Collateral to make the required payments of principal of and interest on the Notes and other amounts payable hereunder, which opinion shall be conclusive evidence as to such feasibility or sufficiency.

(b)           If an Event of Default as described in Section 5.1(f) has occurred and has not been waived, the Trustee may, and at the request of the Majority Representative shall, institute a Proceeding solely to compel performance of the covenant or agreement or to cure the representation or warranty, the breach of which gave rise such Event of Default under Section 5.1(f), and enforce any equitable decree or order arising from such Proceeding.

(c)           Upon any Sale, whether made under the power of sale hereby given or by virtue of judicial Proceedings, any Noteholder, the Sponsor, the Originator or any of their Affiliates may bid for and purchase the Collateral or any part thereof and, upon compliance with the terms of Sale, may hold, retain, possess or dispose of such property in its or their own absolute right without accountability; and any purchaser at any such Sale may, in paying the purchase Money, turn in any of the Notes in lieu of Cash equal to the amount which shall, upon distribution of the net proceeds of such sale, be payable on the Notes so turned in by such Holder.  Such Notes, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Holders thereof after proper notation has been made thereon to show partial payment.

Upon any Sale, whether made under the power of sale hereby given or by virtue of judicial Proceedings, the receipt of the Trustee or of the Officer making a sale under judicial Proceedings shall be a sufficient discharge to the purchaser or purchasers at any sale for its or their purchase Money and such purchaser or purchasers shall not be obliged to see to the application thereof.

Any such Sale, whether under any power of sale hereby given or by virtue of judicial Proceedings, shall bind the Issuer, the Trustee and the Noteholders, shall operate to divest all right, title and interest whatsoever, either at law or in equity, of each of them in and to the property sold, and shall be a perpetual bar, both at law and in equity, against each of them and their successors and assigns, and against any and all Persons claiming through or under them.

(d)           Notwithstanding any other provision of this Indenture, the Trustee may not, prior to the date which is one year and one day, or, if longer, the applicable preference period then in effect after the payment in full of all Notes, institute against, or join any other

Person in instituting against, the Issuer or any REO Subsidiary any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation Proceedings, or other Proceedings under federal or State bankruptcy or similar laws.  Nothing in this Section 5.4 shall preclude, or be deemed to stop, the Trustee (i) from taking any action prior to the expiration of the aforementioned one year and one day (or, if longer, the applicable preference period then in effect) period in (A) any case or proceeding voluntarily filed or commenced by the Issuer or any REO Subsidiary or (B) any involuntary insolvency Proceeding filed or commenced by a Person other than the Trustee, or (ii) from commencing against the Issuer, any REO Subsidiary or any of their respective properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation Proceeding.

Section 5.5.           Preservation of Collateral.

(a)           Notwithstanding anything to the contrary herein, if an Event of Default shall have occurred and shall not have been waived when any of the Notes are Outstanding, the Trustee shall retain the Collateral securing the Notes, collect and cause the collection of the proceeds thereof and make and apply all payments and deposits and maintain all accounts in respect of the Collateral and the Notes in accordance with the Priority of Payments and the provisions of Articles 10, 12 and 13 unless the Majority Representative directs, subject to the provisions of this Indenture, the sale and liquidation of the Collateral.

The Trustee shall give written notice of the retention of the Collateral to the Majority Representative, the Issuer, the Sponsor and the Servicer and the Issuer shall forward such notice to the Rating Agency.  So long as such Event of Default has not been waived, any such retention pursuant to this Section 5.5(a) may be rescinded at any time.

(b)           Nothing contained in Section 5.5(a) shall be construed to require the Trustee to preserve the Collateral securing the Notes if prohibited by applicable law.

Section 5.6.           Trustee May Enforce Claims Without Possession of Notes.

All rights of action and claims under this Indenture or under any of the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceeding relating thereto, and any such action or Proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust.  Any recovery of judgment in respect of the Notes shall be applied as set forth in Section 5.7.

In any Proceedings brought by the Trustee (and any Proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), in respect of the Notes, the Trustee shall be held to represent all the Noteholders.

Section 5.7.           Application of Money Collected.

Any Money collected by the Trustee with respect to the Notes pursuant to this Article 5 and any Money that may then be held or thereafter received by the Trustee with respect to the Notes hereunder shall be applied subject to Section 11.1 and in accordance with the Priority of

Payments (but without regard to any cap set forth in the Priority of Payments), at the date or dates fixed by the Trustee.

Section 5.8.           Limitation on Suits.

No Holder of any Notes shall have any right to institute any Proceedings, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a)           such Holder has previously given to the Trustee written notice of an Event of Default;

(b)           except as otherwise provided in Section 5.9, the Majority Representative shall have made written request to the Trustee to institute Proceedings in respect of such Event of Default in its own name as Trustee hereunder and such Holder or Holders have offered to the Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(c)           the Trustee for 30 days after its receipt of such notice, request and offer of indemnity has failed to institute any such Proceeding; and

(d)           no direction inconsistent with such written request has been given to the Trustee during such 30 day period by the Majority Representative; it being understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes or to obtain or to seek to obtain priority or preference over any other Noteholders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Notes subject to and in accordance with Section 13.1 and the Priority of Payments.

Section 5.9.           Unconditional Rights of Noteholders to Receive Principal and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest (including any Defaulted Note Interest Amounts) on such Note as such principal, interest (including any Defaulted Note Interest Amounts) and other amounts become due and payable in accordance with the Priority of Payments and Section 13.1, and, subject to the provisions of Section 5.4(d) and Section 5.8 to institute Proceedings for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder; provided, however, that the right of such Holder to institute proceedings for the enforcement of any such payment shall not be subject to the requirements set forth in Section 5.8(b); provided, further, that no Holder of a Note shall be entitled to institute Proceedings as described in this Section 5.9 so long as any Notes remain Outstanding.

Section 5.10.         Restoration of Rights and Remedies.

If the Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee, or to such Noteholder, then and in every such case the Issuer, the Trustee, and the Noteholder shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee, and the Noteholders shall continue as though no such Proceeding had been instituted.

Section 5.11.         Rights and Remedies Cumulative.

No right or remedy herein conferred upon or reserved to the Trustee, or to the Noteholders, is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.12.         Delay or Omission Not Waiver.

No delay or omission of the Trustee, or of any Noteholder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein or a waiver of a subsequent Event of Default.  Every right and remedy given by this Article 5 or by law to the Trustee, or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee, or by the Noteholders, as the case may be.

Section 5.13.         Control by Majority Representative.

Notwithstanding any other provision of this Indenture, if an Event of Default shall have occurred and shall not have been waived when any of the Notes are Outstanding, the Majority Representative shall have the right to cause the institution of and direct the time, method and place of conducting any Proceeding for any remedy available to the Trustee or for exercising any trust, right, remedy or power conferred on the Trustee in respect of the Notes; provided that:

(a)           such direction shall not conflict with any rule of law or with this Indenture;

(b)           the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction; provided that, subject to Section 6.1, the Trustee need not take any action that it determines might involve it in liability (unless the Trustee has received satisfactory indemnity and reasonable security against such liability as set forth below); and

(c)           the Trustee shall have been provided with indemnity and reasonable security satisfactory to it.

Section 5.14.         Waiver of Past Defaults.

Prior to the time a judgment or decree for payment of the Money due has been obtained by the Trustee, as provided in this Article 5, the Majority Representative may on behalf of the Holders of all the Notes waive any past Default in respect of the Notes and its consequences, except a Default:

(a)           in the payment of principal;

(b)           in the payment of interest;

(c)           in respect of a covenant or provision hereof that under Section 8.2 cannot be modified or amended without the waiver or consent of the Holder of each Outstanding Note adversely affected thereby; or

(d)           in respect of any covenant or provision hereof for the individual protection or benefit of the Trustee (without the Trustee’s express written consent thereto).

In the case of any such waiver, the Issuer, the Trustee, and the Noteholders shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.  The Trustee shall promptly give written notice of any such waiver to the Rating Agency, the Sponsor and each Noteholder.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

Section 5.15.         Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.15 shall not apply to any suit instituted by the Trustee, to any suit instituted by the Majority Representative, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of or interest, as applicable, on any Note or any other amount payable hereunder on or after the applicable Legal Final Maturity (or, in the case of redemption, on or after the applicable Redemption Date).

Section 5.16.         Waiver of Stay or Extension Laws.

The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants, the performance of or any remedies under this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.17.         Sale of Collateral.

(a)           The power to effect any sale (a “Sale”) of any portion of the Collateral pursuant to Sections 5.4 and 5.5 shall not be exhausted by any one or more Sales as to any portion of such Collateral remaining unsold, but shall continue unimpaired until all amounts secured by the Collateral shall have been paid or if there are insufficient proceeds to pay such amount until the entire Collateral shall have been sold.  The Trustee may upon notice to the Noteholders, and shall, upon direction of the Majority Representative, from time to time postpone any Sale by public announcement made at the time and place of such Sale; provided that if the Sale is rescheduled for a date more than three Business Days after the date of the determination by the Trustee pursuant to Section 5.5, such Sale shall not occur unless and until the Trustee has again made the determination required by Section 5.5.  The Trustee hereby expressly waives its rights to any amount fixed by law as compensation for any Sale; provided further that the Trustee shall be authorized to deduct the reasonable costs, charges and expenses incurred by it in connection with such Sale from the proceeds thereof notwithstanding the provisions of Section 6.7.

(b)           The Trustee may bid for and acquire any portion of the Collateral in connection with a public Sale thereof, and may pay all or part of the purchase price by crediting against amounts owing on the Notes or other amounts secured by the Collateral, all or part of the net proceeds of such Sale after deducting the reasonable costs, charges and expenses incurred by the Trustee in connection with such Sale notwithstanding the provisions of Section 6.7.  The Notes need not be produced in order to complete any such Sale, or in order for the net proceeds of such Sale to be credited against amounts owing on the Notes.  The Trustee may hold, lease, operate, manage or otherwise deal with any property so acquired in any manner permitted by law in accordance with this Indenture.

(c)           The Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Collateral in connection with a Sale thereof.  In addition, the Trustee is hereby irrevocably appointed the agent and attorney in fact of the Issuer to transfer and convey its interest in any portion of the Collateral in connection with a Sale thereof, and to take all action necessary to effect such Sale.  No purchaser or transferee at such a Sale shall be bound to ascertain the Trustee’s authority, to inquire into the satisfaction of any conditions precedent or see to the application of any Monies.

(d)           In the event of any Sale of the Collateral pursuant to Section 5.4 or Section 5.5, all amounts actually received by the Trustee with respect to the Collateral shall be applied in reduction of their respective Note Principal Amounts to the Holders of the Notes until the Aggregate Outstanding Amount of the Notes has been reduced to zero.  Any remaining amounts shall be remitted to the Residual Interest Distribution Account.

Section 5.18.         Action on the Notes.

The Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking or obtaining of or application for any other relief under or with respect to this Indenture.  Neither the lien of this Indenture nor any rights or remedies of the Trustee, or the Noteholders shall be impaired by the recovery of any judgment by the Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Collateral or upon any of the assets of the Issuer.

ARTICLE VI

THE TRUSTEE

Section 6.1.           Certain Duties and Responsibilities.

(a)           Except during the continuance of an Event of Default:

(i)            the Trustee undertakes to perform such duties and only such duties as are set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)           in the absence of manifest error, or bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided that in the case of any such certificates or opinions which in accordance with the terms hereof are specifically required to be furnished to and examined by the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they substantially conform to the requirements of this Indenture and shall promptly, but in any event within three Business Days in the case of an Officer’s Certificate furnished by the Issuer, notify the party delivering the same if such certificate or opinion does not conform.  If a corrected form shall not have been delivered to the Trustee within 15 days after such notice from the Trustee, the Trustee shall so notify the Noteholders.

(b)           In case an Event of Default known to the Trustee has occurred and has not been waived, the Trustee shall, prior to the receipt of directions, if any, from the Majority Representative, exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c)           If, in performing its duties under this Indenture, the Trustee is required to decide between alternative courses of action, the Trustee may request written instructions from the Issuer as to courses of action desired by it.  If the Trustee does not receive such instructions within two Business Days after it has requested them, it may, but shall be under no duty to, take or refrain from taking such action.  The Trustee shall act in accordance with instructions received after such two Business Day period except to the extent it has already taken, or committed itself to take, action inconsistent with such instructions.  The Trustee shall be entitled to rely on the advice of legal counsel and Independent accountants in performing its duties hereunder and be deemed to have acted in good faith if it acts in reliance upon such advice.  The Trustee shall be entitled to conclusively rely upon, and shall not be liable for relying upon, any such instructions provided by the Issuer in accordance with this Section 6.1(c).

(d)           No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct or bad faith, except that:

(i)            this clause (d) shall not be construed to limit the effect of clause (a) of this Section 6.1;

(ii)           the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it shall be proven that the Trustee was negligent in ascertaining the pertinent facts;

(iii)          the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Issuer in accordance with this Indenture and/or the Majority Representative relating to the time, method and place of conducting any Proceeding for any remedy available to the Trustee in respect of any Note or exercising any trust or power conferred upon the Trustee under this Indenture;

(iv)          no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers contemplated hereunder, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it (if the amount of such funds or risk or liability does not exceed the amount of Administrative Expenses payable to the Trustee pursuant to Section 11.1(a) net of the amounts specified in Section 6.7(a)(i), the Trustee shall be deemed to be reasonably assured of such repayment) unless such risk or liability relates to its ordinary services under this Indenture, except where this Indenture provides otherwise; and

(v)           the Trustee shall not be liable to the Noteholders for any action taken or omitted by it at the direction of the Issuer, the Sponsor or any Noteholder under circumstances in which such direction is required or permitted by the terms of this Indenture.

(e)           For all purposes under this Indenture, the Trustee shall not be deemed to have notice or knowledge of any Event of Default except those described in Sections 5.1(a), 5.1(b), 5.1(d)(v) and 5.1(r) unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of an Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references, as applicable, the Notes generally, the Issuer, the Collateral or this Indenture.  For purposes of determining the Trustee’s responsibility and liability hereunder, whenever reference is made in this Indenture to such an Event of Default or a Default, such reference shall be construed to refer only to such an Event of Default or Default of which the Trustee is deemed to have notice as described in this Section 6.1.

(f)            Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of Section 6.1(a) through (e).

(g)           The Trustee shall, upon reasonable prior written notice to the Trustee, permit the Majority Representative, the Issuer, the Sponsor or the Rating Agency, during the Trustee’s normal business hours, to examine all books of account, records, reports and other papers of the Trustee relating to the Notes, to make copies and extracts therefrom (the reasonable out-of-pocket expenses incurred in making any such copies or extracts to be reimbursed to the Trustee by such Person) and to discuss the Trustee’s actions, as such actions relate to the Trustee’s duties with respect to the Notes, with the Trustee’s officers and employees responsible for carrying out the Trustee’s duties with respect to the Notes.

(h)           The Trustee is hereby ordered to execute and make all agreements contemplated by, solely in its capacity as the Trustee, that certain Letter Agreement, dated as of the Closing Date, by and among the Issuer, the Depositor, the Originator, the Sponsor, the Initial Guarantor and the Trustee.

Section 6.2.           Notice of Default.

Promptly after the occurrence of any Default actually known to the Trustee or after any declaration of acceleration has been made or delivered to the Trustee pursuant to Section 5.2, the Trustee shall transmit by mail to the Sponsor, the Residual Interestholder and all Holders of Notes as their names and addresses appear on the Notes Register, and the Issuer shall forward to the Rating Agency, notice of all Defaults hereunder known to the Trustee, unless such Default shall have been cured or waived.

Section 6.3.           Certain Rights of Trustee.

Except as otherwise provided in Section 6.1:

(a)           the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)           any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order, as the case may be;

(c)           whenever in the administration of this Indenture the Trustee shall (i) deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate or (ii) be required to determine the value of any Collateral or funds hereunder or the cash flows projected to be received therefrom, the Trustee may, in the absence of bad faith on its part, rely on reports of nationally recognized accountants, investment bankers or other persons qualified to provide the information required to make such determination, including nationally recognized dealers in securities of the type being valued and securities quotation services;

(d)           as a condition to the taking or omitting of any action by it hereunder, the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance thereon;

(e)           the Trustee shall be under no obligation to exercise or to honor any of the rights or powers vested in it by this Indenture at the request or direction of any of the Noteholders pursuant to this Indenture, unless such Noteholders shall have offered to the Trustee reasonable security and indemnity against the costs, expenses and liabilities which might reasonably be incurred by it in compliance with such request or direction;

(f)            the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper documents, but the Trustee, in its discretion, may and, upon the written direction of the Majority Representative or the Rating Agency, shall make such further inquiry or investigation into such facts or matters as it may see fit or as it shall be directed and shall have received indemnification reasonably acceptable to the Trustee, and, the Trustee shall be entitled, on reasonable prior notice to the Issuer and the Sponsor, to examine the books and records relating to the Notes and the Collateral, as applicable, at the premises of the Issuer and the Sponsor, personally or by agent or attorney during the Issuer’s or the Sponsor’s normal business hours upon not less than three (3) Business Days prior written notice; provided that the Trustee shall, and shall cause its agents to, hold in confidence all such information, except (i) to the extent disclosure may be required by law by any regulatory authority and (ii) to the extent that the Trustee, in its sole judgment, may determine that such disclosure is consistent with its obligations hereunder;

(g)           the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys;

(h)           the Trustee shall not be liable for any action it takes or omits to take in good faith that it reasonably and prudently believes to be authorized or within its rights or powers hereunder;

(i)            the Trustee shall not be responsible for the accuracy of the books or records of, or for any acts or omissions of, any Transfer Agent (other than the Trustee itself acting in that capacity) or any Paying Agent (other than the Trustee itself acting in that capacity);

(j)            the Trustee shall not be liable for the actions or omissions of the Servicer; and without limiting the foregoing, the Trustee shall not be under any obligation to monitor, evaluate or verify compliance by the Servicer with the terms hereof or the Servicing Agreement, or (except to the extent provided in Section 10.10(e)) to verify or independently determine the accuracy of information received by it from the Servicer with respect to the Underlying Loans;

(k)           The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(l)            The Trustee shall not be responsible or liable for any action taken or omitted by it in good faith at the direction of the Holders of not less than a majority in principal amount of the Notes as to the time, method and place of conducting any proceedings for any remedy available to the Trustee or the exercising of any power conferred by this Indenture;

(m)          The Trustee shall not be responsible or liable for punitive, special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of actions;

(n)           The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communication services; accidents; labor disputes; and acts of civil or military authorities and governmental action;

(o)           The Trustee shall have no responsibility to the Issuer or the Secured Parties hereunder to make any inquiry or investigation as to, and shall have no obligation in respect of, the terms of any engagement of Independent accountants by the Issuer; provided, however, that the Trustee shall be authorized, upon receipt of an Issuer Order directing the same, to execute any acknowledgment or other agreement with the Independent accountants required for the Trustee to receive any of the reports or instructions provided for herein, which acknowledgment or agreement may include, among other things, (i) acknowledgements with respect to the sufficiency of the agreed upon procedures to be performed by the Independent accountants by the Issuer, (ii) releases of claims (on behalf of itself and the Noteholders) and other acknowledgments of limitations of liability in favor of the Independent accountants, or (iii) restrictions or prohibitions on the disclosure of information or documents provided to it by such firm of Independent accountants (including to the Holders).  It is understood and agreed that the Trustee will deliver such acknowledgement or other agreement in conclusive reliance on the foregoing direction of the Issuer, and the Trustee shall make no inquiry or investigation as to, and shall have no obligation in respect of, the sufficiency, validity or correctness of such procedures.  Notwithstanding the foregoing, in no event shall the Trustee be required to execute any agreement in respect of the Independent accountants that the Trustee determines adversely affects it in its individual capacity.  The Trustee shall not have any responsibilities that arise due to the failure of a Holder of Notes to fund amounts pursuant to Section 3.5(b); and

(p)           The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder and under the Transaction Documents, and to each paying agent, registrar, agent, custodian and other Person employed to act hereunder and under the Transaction Documents.

Section 6.4.           Not Responsible for Recitals or Issuance of Notes.

The recitals contained herein and in the Notes, other than the Certificate of Authentication thereon, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representation as to the validity or sufficiency of this Indenture, the Collateral or the Notes.  The Trustee shall not be accountable for the use or application by the Issuer of the Notes or the proceeds thereof or any Money paid to the Issuer pursuant to the provisions hereof.

Section 6.5.           May Hold Notes.

The Trustee, the Paying Agent, the Notes Registrar or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer with the same rights it would have if it were not Trustee, Paying Agent, Notes Registrar or such other agent.

Section 6.6.           Money Held in Trust.

Money held by the Trustee hereunder shall be held in trust to the extent required herein.  The Trustee shall be under no liability for interest on any Money received by it hereunder except as otherwise agreed upon with the Issuer and except to the extent of income or other gain on investments which are deposits in or certificates of deposit of the Trustee in its commercial capacity and income or other gain actually received by the Trustee on Eligible Investments.  The Trustee and/or its Affiliates may receive compensation in connection with the Trustee’s investment of trust assets in certain Eligible Investment; provided that the Trustee shall reimburse the Issuer for any losses incurred in investments in connection with which the Trustee or its Affiliates receive compensation.

Section 6.7.           Compensation and Reimbursement.

(a)           The Issuer agrees:

(i)            to pay the Trustee on each Payment Date in accordance with the Priority of Payments reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(ii)           except as otherwise expressly provided herein, to reimburse the Trustee (subject to any written agreement between the Issuer and the Trustee) in a timely manner upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including securities transaction charges to the extent not waived due to the Trustee’s receipt of payments from a financial institution with respect to certain Eligible Investments, as specified by the Issuer and the reasonable compensation and expenses and disbursements of its agents and legal counsel and of any accounting firm or investment banking firm employed by the Trustee pursuant to Section 5.4 or 5.5, except any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith) (but excluding the fees and expenses of its internal legal counsel and all ordinary internal costs, consisting of overhead and employee costs and expenses incurred by it in connection with its obligations under the Transaction Documents); and

(iii)          to indemnify the Trustee (and any other capacity in which it may act under the Transaction Documents) and its Officers, directors, employees and agents for, and to hold them harmless against, any loss, liability or expense (but excluding the fees and expenses of its internal legal counsel and all ordinary internal costs, consisting of overhead and employee costs and expenses incurred by it in connection with its obligations under the Transaction Documents) incurred without negligence, willful misconduct or bad faith on their part, arising out of or in connection with any Transaction Document, including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties under any Transaction Document.

(b)           The Issuer may remit payments for such fees and expenses to the Trustee or, in the absence thereof, the Trustee may from time to time deduct payment of its fees and expenses hereunder from Monies on deposit in the Distribution Account in accordance with the Priority of Payments.

(c)           The Trustee agrees that the payment of all amounts to which it is entitled pursuant to this Section 6.7 and any other amounts payable to it under this Indenture or under any other Transaction Documents to which the Trustee is a party shall be subject to the Priority of Payments, shall be payable only to the extent funds are available in accordance with such Priority of Payments, shall be payable solely from the Collateral and following realization of the Collateral, any such claims of the Trustee against the Issuer shall be extinguished.  The failure to pay such amounts to the Trustee will not, by itself, constitute an Event of Default.  The Trustee will have a lien upon the Collateral to secure the payment of such payments to it in accordance with the Priority of Payments; provided that the Trustee shall not institute any proceeding for enforcement of such lien except in connection with an action taken pursuant to Section 5.3 for enforcement of the lien of this Indenture for the benefit of the Noteholders.  If on any Payment Date when any amount shall be payable to the Trustee pursuant to this Indenture is not paid because there are insufficient funds available for the payment thereof, all or any portion of such amount not so paid shall be deferred and payable on any later Payment Date on which a fee shall be payable and sufficient funds are available therefor in accordance with the Priority of Payments.  Subject to Section 6.9, the Trustee shall continue to serve as Trustee under this Indenture notwithstanding the fact that the Trustee shall not have received amounts due to it hereunder.  No direction by the Majority Representative shall affect the right of the Trustee to collect amounts owed to it under this Indenture.

(d)           The Trustee in its capacity as Trustee, Paying Agent, Transfer Agent, Custodian and Notes Registrar, hereby agrees not to cause the filing of a petition in bankruptcy against the Issuer or any REO Subsidiary until at least one year and one day or, if longer, the applicable preference period then in effect after the payment in full of all Notes issued under this Indenture.  This provision shall survive termination of this Indenture.

Section 6.8.           Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any State thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $200,000,000, subject to supervision or examination by federal or State authority, having a long-term senior unsecured debt rating of at least “A(low)” and a short-term debt rating of at least “R-1(middle)” by DBRS and having an office within the United States.  If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.8, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.8, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 6.

Section 6.9.           Resignation and Removal; Appointment of Successor.

(a)           No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article 6 shall become effective until the acceptance of appointment by the successor Trustee under Section 6.10.

(b)           The Trustee may resign at any time by giving written notice thereof to the Issuer, the Sponsor, and the Noteholders and the Issuer shall forward such notice to the Rating Agency.  Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee or trustees by written instrument, in duplicate, executed by an Authorized Officer of the Issuer, one copy of which shall be delivered to the Trustee so resigning and one copy to the successor Trustee or Trustees, together with a copy to each Noteholder, the Rating Agency and the Sponsor.  If the Issuer shall fail to appoint a successor Trustee within 60 days after such resignation, a successor Trustee may be appointed by Act of the Majority Representative delivered to the Issuer, the Sponsor and the retiring Trustee.  If no successor Trustee shall have been so appointed by the Issuer or the Majority Representative and shall have accepted appointment in the manner hereinafter provided, subject to Section 5.15, the resigning Trustee or any Holder of a Note may, on its behalf and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c)           The Trustee is subject to removal by Act of the Majority Representative.

(d)           If at any time:

(i)            the Trustee shall cease to be eligible under Section 6.8 and shall fail to resign after written request therefor by the Issuer or by any Holder; or

(ii)           the Trustee shall become incapable of acting or there shall be instituted any Proceeding pursuant to which it could be adjudged as bankrupt or insolvent or a receiver or liquidator of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case (subject to Section 6.9(a)), (a) the Issuer, by Issuer Order, may remove the Trustee or (b) subject to Section 5.15, any Holder of a Note may, on its behalf and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e)           If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any reason, the Issuer, by Issuer Order shall promptly appoint a successor Trustee.  If the Issuer shall fail to appoint a successor Trustee within 60 days after such resignation, removal or incapability or the occurrence of such vacancy, a successor Trustee may be appointed by Act of the Majority Representative delivered to the Issuer, the Sponsor and the retiring Trustee.  The successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede any successor Trustee proposed by the Issuer.  If no successor Trustee shall have been so appointed by the Issuer or the Majority Representative and shall have accepted appointment in the manner hereinafter provided, subject to Section 5.15, the predecessor Trustee or any Holder of a Note may, on its behalf and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.  In addition, if the Trustee is terminated without cause, the terminating party shall pay all of the expenses of the Trustee necessary to effect the transfer of its responsibilities to the successor Trustee.  In the event that the Trustee is terminated or removed pursuant to this Section 6.9, all of its rights and obligations under this Indenture and in and to the Collateral shall be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal (including the right to receive all fees, expenses and other amounts accrued or owing to it under this Indenture, plus interest at the Prime Rate on all such amounts until received to the extent such amounts bear interest as provided in this Indenture, with respect to periods prior to the date of such termination or removal).

(f)            The Issuer shall give prompt notice by mail of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Rating Agency and to the Noteholders as their names and addresses appear in the Notes Register.  Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.  If the Issuer fails to mail such notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be given at the expense of the Issuer.

Section 6.10.         Acceptance of Appointment by Successor.

Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer, the Sponsor, and the retiring Trustee an instrument accepting such appointment.  Upon delivery of the required instruments, the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of the retiring Trustee; but, on request of the Issuer, the Majority Representative or the successor Trustee, such retiring Trustee shall, upon payment of its charges then unpaid, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and Money held by such retiring Trustee hereunder, subject nevertheless to its lien, if any, provided for in Section 6.7(c).  Upon request of any such successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

Upon resignation, assignment, merger, consolidation, or transfer of the Trustee or its business to a successor Trustee, or upon the removal of the Trustee, the outgoing Trustee and the successor Trustee shall ensure that all Financing Statements filed pursuant to this Indenture or the Loan Purchase Agreements that identify the outgoing Trustee, for the benefit of Secured Parties, as “secured party” thereunder are assigned to the successor Trustee, for the benefit of Secured Parties, as “secured party” thereunder.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor shall be qualified and eligible under this Article 6 and (a) such successor shall have a long-term senior unsecured debt rating of at least “A(low)” and a short-term debt rating of at least “R-1(middle)” by DBRS, and (b) the Rating Agency Condition is satisfied; provided that if such successor has not received a rating by DBRS, then such successor shall have ratings by at least two other nationally recognized statistical rating organization, as such term is defined in Section 3(a)(62) of the Exchange Act (a “NRSRO”) that are equivalent to the DBRS ratings required in clause (a).

Section 6.11.         Merger, Conversion, Consolidation or Succession to Business of Trustee.

Any corporation or banking association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article 6, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, that the Trustee shall provide notice of such merger, conversion or consolidation to the Majority Representative, the Originator, the Sponsor and the Issuer, and the Issuer shall forward such notice to the Rating Agency.  In case any of the Notes have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

Section 6.12.         Co-Trustees and Separate Trustee.

At any time or times, including, but not limited to, for the purpose of meeting the legal requirements of any jurisdiction in which any part of the Collateral may at the time be located, the Issuer and the Trustee shall have power to appoint, one or more Persons to act as co-trustee jointly with the Trustee or as a separate trustee with respect to of all or any part of the Collateral, with the power to file such proofs of claim and take such other actions pursuant to Section 5.6 herein and to make such claims and enforce such rights of action on behalf of the Noteholders as such Holders themselves may have the right to do, subject to the other provisions of this Section 6.12.

The Issuer shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint a co-trustee or separate trustee.  If the Issuer does not join in such appointment within 15 days after the receipt a request to do so, the Trustee shall have power to make such appointment.  Any co-trustee or separate trustee shall be a U.S. state or national bank or trust company that is not an Affiliate of the Issuer and shall meet the requirements of a successor Trustee set forth in Section 6.8.

Should any written instrument from the Issuer be required by any co-trustee or separate trustee, as applicable, so appointed, more fully confirming to such co-trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Issuer, as the case may be.  The Issuer agrees to pay (but only from and to the extent of the Collateral) to the extent funds are available for Administrative Expenses due and payable to the Trustee under Section 11.1(a), for any reasonable fees and expenses in connection with such appointment.

Every co-trustee, shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms:

(a)           the Notes shall be authenticated and delivered and all rights, powers, duties and obligations hereunder in respect of the custody of securities, Cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely by the Trustee;

(b)           the rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by the appointment of a co-trustee or separate trustee shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-trustee or separate trustee jointly in the case of the appointment of a co-trustee as shall be provided in the instrument appointing such co-trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by a co-trustee or separate trustee;

(c)           the Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Issuer evidenced by an Issuer Order, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section 6.12, and in case an Event of Default has occurred and has not been waived, the Trustee shall have the power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Issuer.  A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section 6.12;

(d)           no trustee hereunder shall be personally liable by reason of any act or omission of the Trustee hereunder; and

(e)           any Act of Noteholders delivered to the Trustee shall be deemed to have been delivered to each co-trustee or separate trustee.

Section 6.13.         Representations and Warranties of the Trustee.

The Trustee represents and warrants that:

(a)           the Trustee is a national banking association with trust powers, duly and validly existing under the laws of the United States of America, with corporate power and authority to execute, deliver and perform its obligations under this Indenture, and is duly eligible and qualified to act as trustee under this Indenture;

(b)           this Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the valid and binding obligation of the Trustee, enforceable against it in accordance with its terms except (i) as limited by bankruptcy, fraudulent conveyance, fraudulent transfer, insolvency, reorganization, liquidation, receivership, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and by general equitable principles, regardless of whether considered in a proceeding in equity or at law, and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

(c)           neither the execution or delivery by the Trustee of this Indenture nor the performance by the Trustee of its obligations under this Indenture requires the consent or approval of, the giving of notice to or the registration or filing with, any Governmental Authority under any existing law of the United States of America governing the banking or trust powers of the Trustee;

(d)           neither the execution, delivery and performance of this Indenture, nor the consummation of the transactions contemplated by this Indenture, (i) is prohibited by, or requires the Trustee to obtain any consent, authorization, approval or registration under, any law, statute, rule, regulation, or any judgment, order, writ, injunction or decree that is binding upon the Trustee or any of its properties or assets, (ii) will violate the provisions of the Governing Documents of the Trustee or (iii) will violate any provision of, result in any default or acceleration of any obligations under, result in the creation or imposition of any lien pursuant to, or require any consent under, any material agreement to which the Trustee is a party or by which it or any of its property is bound, the violation of which would have a material adverse effect on the Trustee or its property; and

(e)           there are no proceedings pending or, to the best knowledge of the Trustee, threatened against the Trustee before any federal, state or other governmental agency, authority, administrator or regulatory body, arbitrator, court or other tribunal, foreign or domestic, which could have a material adverse effect on the Underlying Loans or the performance by the Trustee of its obligations under this Indenture.

Section 6.14.         Servicing Agreement.

The Trustee is hereby directed to enter into the Servicing Agreement.  In entering into the Servicing Agreement and any amendments thereto, and in taking (or refraining from) any actions under or pursuant to the Servicing Agreement, the Trustee shall be protected by and shall enjoy all of the rights, privileges, immunities, protections and indemnities granted to it under this

Indenture.  In connection with exercising any right or discretionary duty under the Servicing Agreement (including, without limitation, the exercise of any rights following the occurrence of an Event of Default under this Indenture or an “Event of Default” under the Servicing Agreement), the Trustee shall be entitled to request and rely upon the direction of the Majority Representative.  The Trustee shall not have any liability for taking any action at such direction, except any liability arising as a result of negligence, willful misconduct or bad faith by the Trustee.  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of the Servicing Agreement, and it shall not be responsible for any statement or recital in the Servicing Agreement.  Neither the Trustee nor any of its affiliates, directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with the Servicing Agreement; (ii) the performance or observance of any of the covenants or agreements of the Owner and Servicer therein; or (iii) the receipt of items required to be delivered to the Servicer or the Owner.  The Trustee shall have no liability for any delay or failure of the Majority Representative to provide any direction nor shall it have any obligation to take any action under the Servicing Agreement absent a direction from the Majority Representative.

ARTICLE VII

COVENANTS

Section 7.1.           Payment of Principal and Interest.

The Issuer shall duly and punctually pay the principal of and interest (including any Defaulted Note Interest Amounts) on the Notes in accordance with the terms of the Notes and this Indenture.  Amounts properly withheld under the Code or other applicable U.S. federal, state or local tax law by any Person from a payment to any Noteholder of interest and/or principal shall be considered as having been paid by the Issuer, and with respect to the Residual Interest, by the Issuer to the Residual Interestholder, for all purposes of this Indenture.

The Trustee shall, to the extent notified by the Issuer, give notice to each Noteholder of any such withholding requirement no later than ten days prior to the related Payment Date from which amounts are required (as directed by the Administrator on behalf of the Issuer) to be withheld; provided, that despite the failure of the Trustee to give such notice, amounts withheld pursuant to applicable tax laws shall be considered as having been paid by the Issuer, as provided above; provided, further, that nothing in the previous proviso shall be construed to relieve the Trustee of its duty to give notice to each Noteholder of any such withholding requirement.

Section 7.2.           Maintenance of Office or Agency; Maintenance of Box.com site.

The Issuer hereby appoints the Trustee as a Paying Agent for the payment of principal of and interest on the Notes and where Notes may be surrendered for registration of transfer or exchange.

The Issuer may at any time appoint any additional agents for any or all of such purposes; provided that the Issuer will maintain in New York, an office or agency where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served;

provided further that no paying agent shall be appointed in a jurisdiction which subjects payments on the Notes to withholding tax.  The Issuer shall give prompt written notice to the Trustee, the Rating Agency and the Noteholders of the appointment or termination of any such agent and of the location and any change in the location of any such office or agency.

If at any time the Issuer shall fail to maintain any such required office or agency in New York, or shall fail to furnish the Trustee with the address thereof, presentations and surrenders may be made (subject to the limitations described in the preceding paragraph) at and notices and demands may be served on the Issuer and the Issuer may appoint an agent to receive such respective presentations, surrenders, notices and demands.

The Issuer shall maintain the page on www.box.com (or such other website as is reasonably acceptable to the parties) where it has posted copies of the Loan Documents and other information related to the Underlying Loans.

Section 7.3.           Money for Note Payments to be Held in Trust.

All payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Distribution Account shall be made on behalf of the Issuer by the Trustee or a Paying Agent (in each case, from and to the extent of available funds in the Distribution Account and subject to the Priority of Payments) with respect to payments on the Notes.

When the Paying Agent is not also the Notes Registrar, the Issuer shall furnish, or cause the Notes Registrar to furnish, no later than the fifth calendar day after each Record Date a list, if necessary, in such form as such Paying Agent may reasonably request, of the names and addresses of the Holders of Notes and of the certificate numbers of individual Notes held by each such Holder.

Whenever the Paying Agent is not also the Trustee, the Issuer and such Paying Agent shall, on or before the Business Day next preceding each Payment Date or Redemption Date, as the case may be, direct the Trustee to deposit on such Payment Date with such Paying Agent, if necessary, an aggregate sum sufficient to pay the amounts then becoming due pursuant to the terms of this Indenture (to the extent funds are then available for such purpose in the Distribution Account, and subject to the Priority of Payments), such sum to be held for the benefit of the Persons entitled thereto and (unless such Paying Agent is the Trustee) the Issuer shall promptly notify the Trustee of its action or failure so to act.  Any Monies deposited with a Paying Agent (other than the Trustee) in excess of an amount sufficient to pay the amounts then becoming due on the Notes with respect to which such deposit was made shall be paid over by such Paying Agent to the Trustee for application in accordance with Article 11.  Any such Paying Agent shall be deemed to agree by assuming such role not to cause the filing of a petition in bankruptcy against the Issuer for the non-payment to the Paying Agent of any amounts payable thereto until at least one year and one day or, if longer, the applicable preference period then in effect after the payment in full of all Notes issued under this Indenture.

The initial Paying Agent shall be as set forth in Section 7.2.  Any additional or successor Paying Agents shall be appointed by Issuer Order of the Issuer with written notice thereof to the

Rating Agency, the Trustee and the Majority Representative; provided with respect to any additional or successor Paying Agent for the Notes, either (i) such Paying Agent has a long-term senior unsecured debt rating of at least “A”, a short-term debt rating of at least “R- 1(middle)” by DBRS (or the equivalent ratings by at least two other NRSROs) and capital and surplus of at least $100,000,000 or (ii) the Rating Agency Condition shall have been satisfied with respect to such additional or successor Paying Agent.  In the event that such successor Paying Agent ceases to have a long-term senior unsecured debt rating of at least “BBB(high)” and a short-term debt rating of at least “R-1(low)” by DBRS, the Issuer shall promptly remove such Paying Agent and appoint a successor Paying Agent.  The Issuer shall not appoint any Paying Agent that is not, at the time of such appointment, a depository institution or trust company subject to supervision and examination by federal and/or state and/or national banking authorities.  The Issuer shall cause the Paying Agent (if the Trustee is not acting as the Paying Agent) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee (and if the Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section 7.3, that such Paying Agent will:

(a)           allocate all sums received for payment to the Holders of Notes for which it acts as Paying Agent on each Payment Date and Redemption Date among such Holders in the proportion specified in the applicable report to the extent permitted by applicable law;

(b)           hold all sums held by it for the payment of amounts due with respect to the Notes for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(c)           if such Paying Agent is not the Trustee, immediately resign as a Paying Agent and forthwith pay to the Trustee all sums held by it for the payment of Notes if at any time it ceases to meet the standards set forth above required to be met by a Paying Agent at the time of its appointment;

(d)           if such Paying Agent is not the Trustee, immediately give the Trustee and the Majority Representative notice of any Default by the Issuer (or any other obligor upon the Notes) in the making of any payment required to be made; and

(e)           if such Paying Agent is not the Trustee, at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held by such Paying Agent.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct the Paying Agent to pay (to the extent the Paying Agent is not the Trustee), to the Trustee all sums held by the Issuer or held by the Paying Agent for payment of the Notes, such sums to be held by the Trustee in trust for the same Noteholders as those upon which such sums were held by the Issuer or the Paying Agent; and, upon such payment by the Paying Agent to the Trustee, the Paying Agent shall be released from all further liability with respect to such Money.

Except as otherwise required by applicable law, any Money deposited with the Trustee in trust or deposited with the Paying Agent for the payment of the principal of or interest on any Note and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Issuer; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment of such amounts and all liability of the Trustee or the Paying Agent with respect to such Money (but only to the extent of the amounts so paid to the Issuer) shall thereupon cease.  The Trustee or the Paying Agent, before being required to make any such release of payment, may, but shall not be required to, adopt and employ, at the expense of the Issuer any reasonable means of notification of such release of payment, including, but not limited to, mailing notice of such release to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in Monies due and payable but not claimed is determinable from the records of the Paying Agent, at the last address of record of each such Holder.

Section 7.4.           Existence of the Issuer.

(a)           So long as any Note is outstanding, the Issuer shall maintain in full force and effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware and shall obtain and preserve its qualification to do business as a foreign statutory trust in each jurisdiction in which such qualifications are or shall be necessary to protect the validity and enforceability of this Indenture, the Notes or any of the Collateral; provided that the Issuer shall be entitled to change its jurisdiction of registration to any other jurisdiction reasonably selected by the Issuer so long as (i) such change is not disadvantageous in any material respect to the Noteholders or the Residual Interestholder, (ii) written notice of such change shall have been given by the Issuer to the Trustee, the Noteholders, the Residual Interestholder and the Rating Agency fifteen (15) Business Days prior to such change, (iii) on or prior to the 15th Business Day following such notice the Trustee shall not have received written notice from the Majority Representative objecting to such change and (iv) the Issuer files (or causes the filing) in the appropriate filing office of any Financing Statement necessary to maintain or preserve the lien (and the priority thereof) of this Indenture following such change of the Issuer’s jurisdiction of registration.

(b)           So long as any Note is outstanding, the Issuer shall ensure that all corporate formalities regarding its existence are followed (including correcting any known misunderstanding regarding its separate existence).  So long as any Note is outstanding, the Issuer shall not take any action or conduct its affairs in a manner that is likely to result in its separate existence being ignored or its assets and liabilities being substantively consolidated with any other Person in a bankruptcy, reorganization or other insolvency proceeding.  So long as any Note is outstanding, the Issuer shall maintain and implement administrative and operating procedures reasonably necessary in the performance of the Issuer’s obligations hereunder, and the Issuer shall at all times keep and maintain, or cause to be kept and maintained, separate books, records, accounts and other information customarily maintained for the performance of the Issuer’s obligations hereunder.  Without limiting the foregoing, so long as any Note is outstanding, (i) the Issuer shall (A) pay its own liabilities only out of its own funds and (B) use separate stationery, invoices and checks, (ii) the Issuer shall not (A) have any subsidiaries, except REO Subsidiaries, (B) have any employees (other than its managers to the extent they would be deemed to be employees), (C) pay dividends other than from the Residual Interest Distribution Account or (D) conduct business under an assumed name (i.e.,  no DBAs).

Section 7.5.           Protection of Collateral.

(a)           If so directed by the Issuer, the Trustee, on behalf of the Issuer, pursuant to any Opinion of Counsel received pursuant to Section 7.5(d) shall execute and deliver all such Financing Statements, continuation statements, instruments of further assurance and other instruments, and the Issuer shall take such other action as may be necessary or advisable or desirable to secure the rights and remedies of the Holders hereunder and to:

(i)            Grant more effectively all or any portion of the Collateral;

(ii)           maintain or preserve the lien (and the priority thereof) of this Indenture or to carry out more effectively the purposes hereof;

(iii)          perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations);

(iv)          enforce any of the Underlying Loans or other instruments or property included in the Collateral; and

(v)           preserve and defend title to the Collateral and the rights of the Trustee and the Noteholders in the Collateral against the claims of all persons and parties.

The Issuer hereby designates the Trustee, its agent and attorney-in-fact to execute any Financing Statement, continuation statement or other instrument required pursuant to this Section 7.5.  The Trustee agrees that it will from time to time cause to be filed Financing Statements and continuation statements (it being understood that the Trustee shall be entitled to rely upon an Opinion of Counsel described in Section 7.5(d), at the expense of the Issuer, as to the need to file such Financing Statements and continuation statements, the dates by which such filings are required to be made and the jurisdictions in which such filings are required to be made).

(b)           The Trustee shall not (i) except in accordance with Section 12.3, and except for payments, deliveries and distributions otherwise expressly permitted under this Indenture, remove any portion of the Collateral that consists of Cash or is evidenced by an instrument, certificate or other writing (A) from the jurisdiction in which it was held at the date as described in the Opinion of Counsel delivered at the Closing Date pursuant to Section 3.1(c) or (B) from the possession of the Person who held it on such date or (ii) cause or permit the Securities Intermediary to be located in a different jurisdiction from the jurisdiction in which such securities accounts and Securities Intermediary were located on the Closing Date, unless the Trustee shall have first received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property will continue to be maintained after giving effect to such action or actions.

(c)           The Issuer shall pay or cause to be paid taxes, if any, levied on or in respect of any Underlying Loans.

(d)           For so long as the Notes are Outstanding, (i) sixty (60) days prior to September 27, 2018 and (ii) every sixty (60) months after September 27, 2018, the Issuer shall deliver to the Trustee for the benefit of the Trustee, the Sponsor and the Rating Agency, at the expense of the Issuer, an Opinion of Counsel stating what is required, in the opinion of such counsel, as of the date of such opinion, to maintain the lien and security interest created by this Indenture with respect to the Collateral, and confirming the matters set forth in the Opinion of Counsel, furnished pursuant to Section 3.1(c), with respect to the perfection and priority of such security interest (and such Opinion may likewise be subject to qualifications and assumptions similar to those set forth in the Opinion delivered pursuant to Section 3.1(c)).

Section 7.6.           Notice of Any Amendments.

The Issuer shall give notice to the Rating Agency of, and satisfy the Rating Agency Condition with respect to, any amendments to its Governing Documents.  In addition, so long as any Notes are Outstanding, the Issuer shall not amend the Issuer Trust Agreement without the prior written consent of the Majority Representative with respect thereto; provided that no such consent from the Majority Representative will be required in connection with any amendment to the Issuer Trust Agreement the sole purpose of which is to (i) correct inconsistencies, typographical or other errors, defects or ambiguities, in each case in a manner not materially adverse to the Holders of the Notes or (ii) conform the Issuer Trust Agreement to this Indenture, as it may be amended or supplemented from time to time.

Section 7.7.           Performance of Obligations.

(a)           The Issuer shall not take any action, and will use its commercially reasonable efforts not to permit any action to be taken by others, that would release any Person from any of such Person’s covenants or obligations under any instrument included in the Collateral, except in the case of enforcement action taken with respect to any Defaulted Loan in accordance with the provisions hereof and as otherwise required hereby.

(b)           The Issuer may, with the prior written consent of the Majority Representative, contract with other Persons, including the Administrator, the Servicer or the Trustee, for the performance of actions and obligations to be performed by the Issuer hereunder by such Persons and the performance of the actions and other obligations with respect to the Collateral of the nature set forth in the Servicing Agreement by the Servicer.  Notwithstanding any such arrangement, the Issuer shall remain primarily liable with respect thereto.  In the event of such contract, the performance of such actions and obligations by such Persons shall be deemed to be performance of such actions and obligations by the Issuer; and the Issuer shall punctually perform, and use its best efforts to cause the Servicer or such other Person to perform, all of their obligations and agreements contained in the Servicing Agreement or such other agreement.

Section 7.8.           Negative Covenants.

(a)           The Issuer shall not:

(i)            without the prior written consent of each Noteholder, sell, assign, participate, transfer, exchange or otherwise dispose of, or pledge, mortgage, hypothecate or otherwise encumber (or permit such to occur or suffer such to exist), any part of the Collateral, except as otherwise expressly permitted by this Indenture, the Servicing Agreement or the Loan Purchase Agreements;

(ii)           claim any credit on, make any deduction from, or dispute the enforceability of, the payment of the principal or interest payable in respect of the Notes (other than amounts required to be paid, deducted or withheld in accordance with any applicable law or regulation of a Governmental Authority as provided herein) or assert any claim against any present or future Noteholder by reason of the payment of any taxes levied or assessed upon any part of the Collateral;

(iii)          (A) incur or assume or guarantee any indebtedness, other than the Notes and this Indenture and the transactions contemplated hereby; (B) issue any additional class of securities, other than the Notes and the Residual Interest or (C) issue any shares of stock or additional equity interests, other than the Residual Interest;

(iv)          (A) permit the validity or effectiveness of this Indenture or any Grant hereunder to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to this Indenture or the Notes, except as may be expressly permitted hereby, (B) permit any lien, charge, adverse claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof, any interest therein or the proceeds thereof, except as may be expressly permitted hereby or (C) take any action that would permit the lien of this Indenture not to constitute a valid first priority security interest in the Collateral, except as may be expressly permitted hereby;

(v)           amend any Servicing Agreement, except with the prior written consent of the Majority Representative;

(vi)          dissolve or liquidate in whole or in part, except as permitted hereunder;

(vii)         make or incur any capital expenditures, except as reasonably required to perform its functions in accordance with the terms of this Indenture or any other Transaction Document;

(viii)        become liable in any way, whether directly or by assignment or as a guarantor or other surety, for the obligations of the lessee under any lease, hire any employees (other than its managers to the extent they would be deemed to be employees) or pay any distribution to its equity holders, except with respect to the Residual Interest Distribution Amounts;

(ix)          maintain any bank accounts other than the Accounts and the Residual Interest Distribution Account;

(x)           conduct business under an assumed name, or change its name without first delivering at least 30 days’ prior written notice to the Trustee, the Noteholders and the Rating Agency and an Opinion of Counsel to the effect that such name change will not adversely affect the security interest hereunder of the Trustee;

(xi)          engage in any activity that would cause the Issuer to be subject to U.S. federal, state, local or foreign income, franchises or similar tax;

(xii)         enter into any agreements unless such agreements contain customary “non-petition” and “limited recourse” provisions; or

Subsidiary).

(xiii)        permit the formation of any subsidiaries (except any REO

(b)           Without the prior written consent of each Noteholder, neither the Issuer nor the Trustee shall sell, transfer, exchange or otherwise dispose of Collateral, or enter into or engage in any business with respect to any part of the Collateral, except as expressly permitted or required by this Indenture, the Servicing Agreement or the Loan Purchase Agreements.

(c)           The Issuer shall not enter into any material new agreements (other than any Transaction Document to which it is a party or other agreement (including, without limitation, in connection with the sale of Collateral by the Issuer) contemplated by the Transaction Documents) without the prior written consent of the Majority Representative and shall provide notice of all new agreements (other than any agreement specifically contemplated by the Transaction Documents) to the Noteholders and the Rating Agency.  The foregoing notwithstanding, the Issuer may agree to any new agreements; provided that (i) the Issuer, or the Administrator on behalf of the Issuer, determines that such new agreements would not, upon or after becoming effective, have a material adverse effect on the rights or interests of the Noteholders and (ii) the Rating Agency Condition is satisfied.

Section 7.9.           Statement as to Compliance.

(a)           On or before December 31, in each calendar year, commencing in 2013 or immediately if there has been a Default in the fulfillment of an obligation under this Indenture, the Administrator shall deliver to the Trustee (with a copy to the Rating Agency) an Officer’s Certificate given on behalf of the Issuer and without personal liability to such Officer stating, as to each signer thereof, that, since the date of the last certificate or, in the case of the first certificate, the Closing Date, to the best of the knowledge, information and belief of such Officer, the Issuer has fulfilled all of its obligations under this Indenture or, if there has been a Default in the fulfillment of any such obligation, specifying each such Default known to them and the nature and status thereof.

Section 7.10.         Issuer May Consolidate or Merge Only on Certain Terms.

The Issuer shall not consolidate or merge with or into any other Person or transfer or convey all or substantially all of its assets to any Person, unless permitted by the Governing Documents and Delaware law and unless:

(a)           the Issuer shall be the surviving entity, or the Person (if other than the Issuer) formed by such consolidation or into which the Issuer is merged or to which all or substantially all of the assets of the Issuer are transferred shall be an entity organized and existing under the laws of the State of Delaware or such other jurisdiction approved by the Majority Representative; provided that no such approval shall be required in connection with any such transaction undertaken solely to effect a change in the jurisdiction of registration pursuant to Section 7.4; and provided further that the surviving entity shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee and each Noteholder, the due and punctual payment of the principal of and interest on all Notes and other amounts payable hereunder and the performance and observance of every covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein;

(b)           the Rating Agency shall have been notified in writing of each proposed consolidation or merger of the Issuer and the Rating Agency Condition shall have been satisfied;

(c)           if the Issuer is not the surviving entity, the Person formed by such consolidation or into which the Issuer is merged or to which all or substantially all of the assets of the Issuer are transferred shall have agreed with the Trustee (A) to observe the same legal requirements for the recognition of such formed or surviving entity as a legal entity separate and apart from any of its Affiliates as are applicable to the Issuer with respect to its Affiliates and (B) not to consolidate or merge with or into any other Person or transfer or convey all or substantially all of the Collateral or all or substantially all of its assets to any other Person except in accordance with the provisions of this Section 7.10, unless in connection with a sale of the Collateral pursuant to Article 5, Article 9 or Article 12;

(d)           if the Issuer is not the surviving entity, the Person formed by such consolidation or into which the Issuer is merged or to which all or substantially all of the assets of the Issuer are transferred shall have delivered to the Trustee, the Sponsor, and the Rating Agency an Officer’s Certificate and an Opinion of Counsel each stating that such Person is duly organized, validly existing and in good standing in the jurisdiction in which such Person is organized; that such Person has sufficient power and authority to assume the obligations set forth in clause (a) above and to execute and deliver an indenture supplemental hereto for the purpose of assuming such obligations; that such Person has duly authorized the execution, delivery and performance of an indenture supplemental hereto for the purpose of assuming such obligations and that such supplemental indenture is a valid, legal and binding obligation of such Person, enforceable in accordance with its terms, subject only to bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of creditors’ rights generally and to general principles of equity (regardless of whether such enforceability is considered in a Proceeding in equity or at law); that, immediately following the event which causes such Person to become the successor to the Issuer, (A) such Person has good and marketable title, free and clear of any lien, security interest or charge, other than the lien and security interest of this Indenture, to the Collateral securing, in the case of a consolidation or merger of the Issuer, all of the Notes or, in the case of any transfer or conveyance of the Collateral securing any of the Notes, such Notes, (B) the Trustee continues to have a valid perfected first priority security interest in the Collateral securing all of the Notes and (C) such other matters as the Trustee, the Sponsor or any Noteholder may reasonably require;

(e)           immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and not been waived;

(f)            the Issuer shall have delivered to the Trustee, the Sponsor, and each Noteholder, an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger, transfer or conveyance and such supplemental indenture comply with this Article 7 and that all conditions precedent in this Article 7 provided for relating to such transaction have been complied with and that no adverse tax consequences will result therefrom to the Noteholders; and

(g)           after giving effect to such transaction, the Issuer shall not be required to register as an investment company under the Investment Company Act.

Section 7.11.         Successor Substituted.

Upon any consolidation or merger, or transfer or conveyance of all or substantially all of the assets of the Issuer, in accordance with Section 7.10, the Person formed by or surviving such consolidation or merger (if other than the Issuer), or the Person to which such consolidation, merger, transfer or conveyance is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.  In the event of any such consolidation, merger, transfer or conveyance, the Person named as the “Issuer” in the first paragraph of this Indenture or any successor which shall theretofore have become such in the manner prescribed in this Article 7 may be dissolved, wound-up and liquidated at any time thereafter, and such Person thereafter shall be released from its liabilities as obligor and maker on all the Notes or Notes, as applicable, and from its obligations under this Indenture.

Section 7.12.         No Other Business.

The Issuer shall not engage in any business or activity other than (i) issuing and selling the Notes pursuant to this Indenture and any supplements thereto, (ii) issuing and selling the Residual Interest in accordance with its Governing Documents, (iii) entering into the Transaction Documents to which it is a party, (iv) establishing and owning any REO Subsidiary and (v) acquiring, owning, holding and pledging the Collateral in connection with the Notes and such other activities which are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

Section 7.13.         Reporting.

At any time when the Issuer is not subject to Section 13 or 15(d) of the Exchange Act and is not exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, upon the request of a Holder or beneficial owner of a Note, the Issuer shall promptly furnish or cause to be furnished “Rule 144A Information” (as defined below) to such holder or beneficial owner, to a prospective purchaser of such Note designated by such holder or beneficial owner or to the Trustee for delivery to such holder or beneficial owner or a prospective purchaser designated by such holder or beneficial owner, as the case may be, in order to permit compliance by such holder or beneficial owner with Rule 144A under the Securities Act in connection with the resale of such Note by such holder or beneficial owner.  “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).  The Trustee shall reasonably cooperate with the Issuer in mailing or otherwise distributing (at the Issuer’s expense) to such Noteholders or prospective purchasers, at and pursuant to the Issuer’s written direction the foregoing materials prepared by or on behalf of the Issuer; provided that the Trustee shall be entitled to prepare and affix thereto or enclose therewith reasonable disclaimers to the effect that such Rule 144A Information was not assembled by the Trustee, that the Trustee has not reviewed or verified the accuracy thereof, and that it makes no representation as to such accuracy or as to the sufficiency of such information under the requirements of Rule 144A or for any other purpose.  As of the Closing Date, the Issuer is not subject to Section 13 or 15(d) of the Exchange Act.

Section 7.14.         Prime Rate.

With respect to each Collection Period, the Trustee shall determine the Prime Rate related to such Collection Period as of the second Business Day preceding such Collection Period.

Section 7.15.         Rule 15Ga-1 Compliance.

If the Trustee, the Issuer or the Custodian receives a Repurchase Request or a withdrawal of a Repurchase Request, then such party shall promptly forward such Repurchase Request or a withdrawal of a Repurchase Request to the Originator and include the following statement in the related correspondence:  “This is a ‘Repurchase Request’ or a withdrawal of a ‘Repurchase Request’“.  The Trustee shall not accept any oral Repurchase Request, and the Trustee shall require that any Repurchase Request directed to the Trustee be submitted in writing to the Corporate Trust Office or by email to cmbs.transactions@usbank.com (or such other email address as the Trustee shall designate from time to time) with a subject line of “Repurchase Request — ReadyCap Commercial Revolving Asset Trust”.  The parties hereto agree that delivery of any notice required by this paragraph shall not in and of itself constitute delivery of notice of any Material Document Defect or Material Breach or knowledge by any party of any Material Document Defect or Material Breach.

Section 7.16.         Exchange Act Rule 17g-5 Procedures.

(a)           Except as otherwise expressly and specifically provided in this Indenture or as required by law, none of the Issuer or Trustee shall provide any information relevant to the Rating Agency’s surveillance of the Notes or the Underlying Loans directly to, or communicate with, either orally or in writing, the Rating Agency regarding the Notes or the Underlying Loans, including, but not limited to, providing responses to inquiries from the Rating Agency regarding the Notes or the Underlying Loans relevant to the Rating Agency’s surveillance of the Notes.  To the extent that the Rating Agency makes an inquiry or initiates communications with any such party regarding the Notes or the Underlying Loans relevant to the Rating Agency’s surveillance of the Notes, all responses to such inquiries or communications from the Rating Agency shall be made in writing by the responding party and delivered to the 17g-5 Information Provider electronically as provided in Section 7.16(g), which written response the 17g-5 Information Provider shall post to the 17g-5 Information Provider’s Website within two (2) Business Days of receipt, after the end of which time period such responding party may provide such response to such Rating Agency in accordance with the delivery instructions set forth herein; provided that the foregoing shall not apply to inquiries and responses thereto submitted and answered pursuant to the “Rating Agency Q&A Forum and Servicer Document Request Tool”.

(b)           To the extent that any party to this Indenture is required or permitted to provide any information to, or communicate with, the Rating Agency in accordance with its obligations under this Indenture or applicable law, such party shall provide such information or communication to the 17g-5 Information Provider electronically as provided in Section 7.16(g), and the 17g-5 Information Provider shall upload such information or communication to the 17g-5 Information Provider’s Website within two (2) Business Days of receipt, after the end of which time period the applicable party may send such information to such Rating Agency in accordance with the delivery instructions set forth herein.  The foregoing shall include any communication with the Rating Agency provided pursuant to this Indenture.  The 17g-5 Information Provider shall notify each other party to this Indenture in writing of any change in the identity or contact information of the 17g-5 Information Provider.  Any Rating Agency Condition request made by the Issuer or Trustee, as applicable, pursuant to this Indenture, shall be made in writing, which writing shall contain a cover page indicating the nature of the Rating Agency Condition request, and shall contain all back-up material necessary for the Rating Agency to process such request.  Such written Rating Agency Condition request shall be provided in electronic format to the 17g-5 Information Provider, and the 17g-5 Information Provider shall post such request on the 17g-5 Information Provider’s Website in accordance with this Section 7.16, and promptly but not earlier than the second Business Day following such delivery to the 17g-5 Information Provider, the Issuer or Trustee, as applicable, shall be required to send the Rating Agency Condition request to the Rating Agency in accordance with the delivery instructions set forth in this Section 7.16.

(c)           Each 17g-5 Indemnifying Party hereby expressly agrees to indemnify and hold harmless the Issuer (for purposes of this Section 7.16(c), the “17g-5 Indemnified Party”), from and against any and all losses, liabilities, damages, claims, judgments, costs, fees, penalties, fines, forfeitures or other expenses (including reasonable legal fees and expenses), to which the 17g-5 Indemnified Party may become subject, under the Securities Act, the Exchange Act, by contract or otherwise, insofar as such losses, liabilities, damages, claims, judgments, costs, fees, penalties, fines, forfeitures or other expenses (including reasonable legal fees and expenses) arise out of or are based upon (i) such 17g-5 Indemnifying Party’s breach of Section 7.16(a), Section 7.16(b), Section 7.16(f) or any other provision of this Indenture relating to the delivery of any information or communication for posting on, or the posting of any information or communication to, the 17g-5 Information Provider’s Website, or (ii) if the 17g-5 Indemnifying Party is the 17g-5 Information Provider, any negligence, willful misconduct or bad faith on its part in connection with establishing, posting information and communications to, granting access to, and otherwise performing its obligations and duties hereunder with respect to, the 17g-5 Information Provider’s Website, or (iii) a determination by the Rating Agency that it cannot reasonably rely on representations made by the Depositor or any Affiliate thereof pursuant to Exchange Act Rule 17g-5(a)(3), to the extent caused by any such breach referred to in clause (i) above by, or any negligence, willful misconduct or bad faith referred to in clause (ii) above on the part of, the applicable 17g-5 Indemnifying Party, and will reimburse the 17g-5 Indemnified Party for any legal or other expenses reasonably incurred by the 17g-5 Indemnified Party in connection with investigating or defending any such action or claim, as such expenses are incurred.

(d)           Neither of the Issuer or Trustee (if it is not also the 17g-5 Information Provider) shall have any liability for (i) the 17g-5 Information Provider’s failure to post information provided by the Issuer or Trustee (if it is not also the 17g-5 Information Provider) in accordance with the terms of this Indenture, or (ii) any malfunction or disabling of the 17g-5 Information Provider’s Website.

(e)           The 17g-5 Information Provider shall, at all times that any Notes are Outstanding and rated by the Rating Agency, maintain the 17g-5 Information Provider’s Website, and grant access thereto to the Rating Agency and the other NRSROs, in accordance with this Indenture.

(f)            The 17g-5 Information Provider shall post on the 17g-5 Information Provider’s Website and make available solely to the Rating Agency and other NRSROs the following items, to the extent such items are delivered to it in an electronic document format suitable for website posting (and the parties required to deliver the following information to the 17g-5 Information Provider agree to do so) via electronic mail at 17g5informationprovider@usbank.com, specifically with a subject reference of “ReadyCap Commercial Revolving Asset Trust” and an identification of the type of information being provided in the body of such electronic mail; or via any alternative electronic mail address following notice to the parties hereto or any other delivery method established or approved by the 17g-5 Information Provider if or as may be necessary or beneficial:

(i)            any and all Officer’s Certificates and other evidence delivered to the 17g-5 Information Provider to support the Servicer’s determination that any Protective Advance was (or, if made, would be) a Non-Recoverable Protective Advance and notices of a determination to reimburse Non-Recoverable Protective Advance from sources other than principal collections;

(ii)           copies of any communication with the Rating Agency that are delivered to the 17g-5 Information Provider;

(iii)          copies of any questions or requests submitted by the Rating Agency directed toward the Sponsor or Trustee, and the responses thereto;

(iv)          all notices of termination, resignation or assignment of rights and duties of the Servicer, the Guarantor, the Sponsor, the Trustee or the Owner Trustee (and appointments of successors to such party) received by the 17g-5 Information Provider;

(v)           all notices of the occurrence of an Event of Default or Servicer Termination Event received by the 17g-5 Information Provider;

(vi)          all notices of merger or consolidation of the Servicer, the Trustee, the Guarantor, the Sponsor, the Majority Representative or the Owner Trustee (and appointments of successors to such party) received by the 17g-5 Information Provider;

(vii)         any notice of any amendment of this Indenture;

(viii)        any notice or other information provided to the Rating Agency pursuant to the Indenture;

(ix)          any certification required by Section 3.4(b) received by the 17g-5 Information Provider;

(x)           notice of any Material Breach or Material Document Defect, and notice of any repurchase of an Underlying Loan in connection therewith, received by the 17g-5 Information Provider;

(xi)          any other information delivered to the 17g-5 Information Provider pursuant to this Indenture; and

(xii)         the Rating Agency Q&A Forum and Servicer Document Request Tool.

The foregoing information shall be made available by the 17g-5 Information Provider on the 17g-5 Information Provider’s Website.  Information will be posted to the 17g-5 Information Provider’s Website within two (2) Business Days of receipt.  The 17g-5 Information Provider shall have no obligation or duty to verify, confirm or otherwise determine whether the information being delivered is accurate, complete, conforms to the transaction, or otherwise is or is not anything other than what it purports to be.  If any information is delivered or posted in error, the 17g-5 Information Provider may remove it from the 17g-5 Information Provider’s Website.  The Trustee and the 17g-5 Information Provider have not obtained and shall not be deemed to have obtained actual knowledge of any information only by receipt and posting to the

17g-5 Information Provider’s Website.  Access will be provided by the 17g-5 Information Provider to the Rating Agency and other NRSROs upon receipt of an acceptable NRSRO certification (which certification may be submitted electronically via the 17g-5 Information Provider’s Website).  Questions regarding delivery of information to the 17g-5 Information Provider may be directed to (866) 846-4526 or 17g5informationprovider@usbank.com (or to such other telephone number or any email address as the 17g-5 Information Provider may designate).

Upon request of the Issuer or the Rating Agency, the 17g-5 Information Provider shall post on the 17g-5 Information Provider’s Website any additional information requested by the Issuer or the Rating Agency to the extent such information is delivered to the 17g-5 Information Provider electronically in accordance with Section 7.16.  In no event shall the 17g-5 Information Provider disclose on the 17g-5 Information Provider’s Website that the Rating Agency requested such additional information.

The 17g-5 Information Provider shall provide a mechanism to notify the Rating Agency or other NRSROs each time the 17g-5 Information Provider posts an additional document to the 17g-5 Information Provider’s Website.

The 17g-5 Information Provider shall make available, only to the Rating Agency and other NRSROs, the Rating Agency Q&A Forum and Servicer Document Request Tool.  The “Rating Agency Q&A Forum and Servicer Document Request Tool” shall be a service available on the 17g-5 Information Provider’s Website, where the Rating Agency and other NRSROs may (i) submit questions to the Trustee relating to the Trustee Monthly Report and reports being made available pursuant to Section 7.16, or submit questions to the Administrator relating to the Servicer Monthly Report, or the Underlying Loans, (“Rating Agency Inquiries”), (ii) view Rating Agency Inquiries that have been previously submitted and answered, together with the answers thereto and (iii) submit requests for loan-level reports and information.  Upon receipt of a Rating Agency Inquiry for the Trustee or the Administrator, the 17g-5 Information Provider shall forward such Rating Agency Inquiry to the Trustee or Administrator, as applicable, in each case within a commercially reasonable period following receipt thereof.  Following receipt of a Rating Agency Inquiry, the Trustee or Administrator, as applicable, unless it determines not to answer such Rating Agency Inquiry as provided below, shall reply to the Rating Agency Inquiry, which reply of the Trustee or Administrator shall be by email to the 17g-5 Information Provider.  The 17g-5 Information Provider shall post (within a commercially reasonable period, and in any event within two (2) Business Days, following preparation or receipt of such answer, as the case may be) such Rating Agency Inquiry and the related answer (or reports, as applicable) to the 17g-5 Information Provider’s Website.  Any report posted by the 17g-5 Information Provider in response to a request may be posted on a page accessible by a link on the 17g-5 Information Provider’s Website.  If the Trustee or the Administrator determines, in its respective sole discretion, that (i) answering any Rating Agency Inquiry would be in violation of applicable law, the Servicing Standard, the Transaction Documents or the applicable Loan Documents, (ii) answering any Rating Agency Inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or the disclosure of attorney work product or (iii)(A) answering any Rating Agency Inquiry would materially increase the duties of, or result in significant additional cost or expense to, the Trustee or Administrator, as applicable, and (B) the Trustee or Administrator, as applicable, determines in good faith that the performance of such duties or the payment of such costs and expenses is beyond the scope of its duties in its capacity as Trustee or Administrator, as applicable, under the Transaction Documents, then it shall not be required to answer such Rating Agency Inquiry and, in the case of the Trustee or Administrator, shall promptly notify the 17g-5 Information Provider, and the 17g-5 Information Provider shall post (within two (2) Business Days of its receipt of such notice) such Rating Agency Inquiry on the Rating Agency Q&A Forum and Servicer Document Request Tool together with the reason such Rating Agency Inquiry was not answered.  Answers posted on the Rating Agency Q&A Forum and Servicer Document Request Tool will be attributable only to the respondent, and no other party shall have any responsibility or liability for the content of any such information.  The 17g-5 Information Provider shall not be required to post to the 17g-5 Information Provider’s Website any Rating Agency Inquiry or answer thereto that the 17g-5 Information Provider determines, in its sole discretion, is administrative or ministerial in nature.  The Rating Agency Q&A Forum and Servicer Document Request Tool will not reflect questions, answers and other communications between the 17g-5 Information Provider and any other Person that are not submitted via the 17g-5 Information Provider’s Website.

In connection with providing access to the 17g-5 Information Provider’s Website, the 17g-5 Information Provider may require registration and the acceptance of a disclaimer.  The 17g-5 Information Provider shall not be liable for the dissemination of information in accordance with the terms of this Indenture, makes no representations or warranties as to the accuracy or completeness of such information being made available, and assumes no responsibility for such information.  The 17g-5 Information Provider shall not be liable for its failure to make any information available to the Rating Agency or other NRSROs unless such information was delivered to the 17g-5 Information Provider at the email address set forth herein, with a subject heading of “ReadyCap Commercial Revolving Asset Trust” and sufficient detail to indicate that such information is required to be posted on the 17g-5 Information Provider’s Website.

(g)           The 17g-5 Information Provider shall not be obligated to determine whether any information submitted or delivered to it constitutes Privileged Information, and shall not have any liability for posting to the 17g-5 Information Provider’s Website any Privileged Information received from a third party in accordance with this Indenture, unless such Privileged Information is clearly identified as such to the 17g-5 Information Provider upon delivery thereto.  The Sponsor shall not deliver any Privileged Information to the 17g-5 Information Provider.

(h)           It is hereby acknowledged and agreed that the Issuer has not contracted with the Majority Representative or any Noteholder to provide information to the Rating Agency for the purpose of undertaking credit rating surveillance on the Notes.  For the avoidance of doubt, nothing contained in the foregoing sentence shall be deemed to prohibit, restrict or otherwise limit the ability of the Majority Representative and/or any Noteholder, as applicable, in each case, of their own accord and without any express or implicit authorization of or direction from the Issuer or any other party to this Indenture, from communicating or transacting with the Rating Agency with respect to this transaction or otherwise.

Section 7.17.         [RESERVED].

Section 7.18.         REO Subsidiaries.

(a)           The Issuer shall not have any subsidiaries other than any subsidiary that (i) is formed for the purpose of acquiring and holding title to any REO Properties or to avoid material liability to the Issuer (including liability for taxes), (ii) meets the then-current general criteria of the Rating Agency for bankruptcy remote entities and (iii) includes customary “non- petition” and “limited recourse” provisions in any agreement to which it is a party (any such subsidiary, an “REO Subsidiary”).

(b)           The Issuer shall not directly acquire or hold title to any REO Property.  The Issuer shall form a separate REO Subsidiary to acquire and hold title to each REO Property in connection with a foreclosure or deed-in-lieu of foreclosure.

(c)           The Issuer shall ensure that any REO Subsidiary (i) is wholly owned by the Issuer and has equity interests that are uncertificated, (ii) will not sell, transfer, exchange or otherwise dispose of, or pledge, mortgage, hypothecate or otherwise encumber (or permit such to occur or suffer such to exist), any part of its assets, except in compliance with the Issuer’s rights and obligations under this Indenture and with such subsidiary’s constituent documents, (iii) will not have any subsidiaries, (iv) will not incur or guarantee any indebtedness and will not hold itself out as being liable for the debts of any other Person, (v) will include in its constituent documents a limitation on its business such that it may only engage in the acquisition of assets permitted under this Indenture and the disposition of such assets and the proceeds thereof to the Issuer (and activities ancillary thereto), (vi) will have at least one director or manager that is Independent from the Sponsor, the Initial Guarantor, the Depositor and the Issuer, (vii) will, within 2 Business Days of receipt thereof, distribute (or cause the Servicer to distribute on its behalf) 100% of the proceeds of the assets acquired by it (net of applicable taxes and expenses payable by such subsidiary) to the Trustee for deposit into the relevant Account (such payment to the Trustee being deemed a dividend to the Issuer from such REO Subsidiary and payment by the Issuer to the Trustee), and (viii) will be disregarded as an entity separate from the Issuer for U.S. federal income tax purposes.  Promptly upon formation of any such REO Subsidiary, the Issuer shall (A) take (or cause to taken) all action as may be necessary to Grant and perfect a first priority security interest in favor of the Trustee, for the benefit and security of the Secured Parties, in all of the Issuer’s ownership interest in such REO Subsidiary and rights in all assets owned by such REO Subsidiary, which action shall include, but is not limited to, ensuring that any necessary Financing Statement is filed in the relevant filing office to maintain or preserve the lien of this Indenture (and the priority thereof) in the Issuer’s ownership interest in such REO Subsidiary and rights in all assets owned by such REO Subsidiary and (B) certify to the Trustee that based upon advice of legal counsel experienced in such matters, all action required to be taken by clause (A) of this sentence has been taken (or caused to be taken) by the Issuer.

(d)           The Issuer shall provide the Majority Representative, the Rating Agency and the Trustee with written notice, and shall receive the consent of the Majority Representative, prior to the formation of any REO Subsidiary and of the acquisition of any REO Property by any REO Subsidiary.

Section 7.19.         Transfer Restrictions.

(a)           The Notes.

(i)            The Initial Purchaser and any subsequent Holder of the Notes shall not sell, assign or otherwise transfer any interest in the Notes without the prior written consent of the Issuer, which consent shall not be unreasonably withheld, conditioned or delayed (a “Restricted Transfer”); provided, however, that in no event shall any assignment, sale or transfer of any interest in the Notes be to a Sponsor-Competitor without the prior written consent of the Issuer.

(ii)           The Initial Purchaser and any subsequent Holder of the Notes may sell participations or synthetic interests in the Notes to one or more Persons in or to all or a portion of its rights as Holder of a Note; provided, however, that (A) such Holder’s obligations under this Indenture and the Notes shall remain unchanged, (B) such Holder shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Issuer shall continue to deal solely and directly with such Holder in connection with such Holder’s rights and obligations under this Indenture and the other Transaction Documents.

(iii)          For the avoidance of doubt, the transfer restrictions described in Section 7.19(a)(i) regarding Restricted Transfers shall not apply, and the Notes shall be freely transferable, following (A) the occurrence of a Regulatory Event (a “Regulatory Transfer”) or (B) the occurrence and continuation of an Event of Default (an “Unrestricted Transfer”).

(iv)          The Initial Purchaser shall notify the Depositor at least twenty (20) Business Days prior to any Restricted Transfer or Regulatory Transfer, and at least five (5) Business Days prior to an Unrestricted Transfer.

(v)           Any Holder of the Notes may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 7.19, disclose to the assignee or participant or proposed assignee or participant, as the case may be, any information relating to any Seller Party or to any aspect of the transactions contemplated by the Transaction Documents that has been furnished to such Holder by or on behalf of any Seller Party; provided that such assignee or participant agrees to hold such information subject to the confidentiality provisions of this Indenture and any confidentiality provisions applicable to any of the documents related thereto.

(b)           Reserved.

(c)           Risk Retention.  The Originator and the Sponsor represent and undertake to the Trustee that, so long as the Aggregate Outstanding Amount of the Notes is greater than zero:

(i)            the Originator, in its capacity as an “original lender” for purposes of the Retention Requirement Law, has retained and shall retain, either directly or indirectly through the Depositor and the Issuer, a material net economic interest in the securitization contemplated by this Indenture in accordance with subSection (1)(d) of CRD Article 122a, CRR Article 405 and EC Regulation Article 51 respectively, which shall be not less than five percent (5%) of the nominal value of the Aggregate Principal Balance of the Underlying Loans;

(ii)           the Originator’s obligation in clause (a) shall be satisfied by the Originator’s holding of one hundred percent (100%) of the common ownership interests in the Depositor and the Depositor’s holding one hundred percent (100%) of the Residual Interest in the Issuer (collectively, the “Retained Interest”);

(iii)          the Retained Interest shall not be subject to any credit risk mitigation or any short positions or any other hedge, except to the extent permitted by the Retention Requirement Law;

(iv)          on the Closing Date, the Originator shall provide to the Trustee a statement confirming its compliance with the provisions under clauses (i) through (iii) above, substantially in the form attached as Exhibit J hereto;

(v)           the Originator shall deliver prompt written notice to the Trustee and the Majority Representative of any breach of the Originator’s obligations under clauses (i) through (iii) above, which notice shall include the nature of such breach; and

(vi)          the Originator will provide all information which the Trustee or any Noteholder may reasonably require in order that a Noteholder may comply with its obligations under the Retention Requirement Law.

(d)           Compliance Reporting.  The Originator hereby agrees to (i) in each Originator Monthly Report, provide monthly confirmation that it continues to comply with paragraph (c) of this Section 7.19; and (ii) notify promptly the Trustee and the Majority Representative of any breach of any agreement under this Section 7.19.

ARTICLE VIII

SUPPLEMENTAL INDENTURES

Section 8.1.           Supplemental Indentures Without Consent of Noteholders.

Without the consent of the Noteholders, the Issuer, when authorized by all necessary action and the Trustee (with notice to each Noteholder and the Residual Interestholder), and, at any time and from time to time subject to the requirement provided below in this Section 8.1, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(a)           to evidence the succession of another Person to the Issuer and the assumption by any such successor Person of the covenants of the Issuer herein and in the Notes;

(b)           to add to the covenants of the Issuer or the Trustee for the benefit of the Noteholders or to surrender any right or power herein conferred upon the Issuer;

(c)           to convey, transfer, assign, mortgage or pledge any property to or with the Trustee, or add to the conditions, limitations or restrictions on the authorized amount, terms and purposes of the issue, authentication and delivery of the Notes;

(d)           to evidence and provide for the acceptance of appointment hereunder by a successor Trustee and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Sections 6.9, 6.10 and 6.12;

(e)           to correct or amplify the description of any property at any time subject to the lien of this Indenture, or to better assure, convey and confirm unto the Trustee any property subject or required to be subjected to the lien of this Indenture (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations) or to subject to the lien of this Indenture any additional property;

(f)            to modify the restrictions on and procedures for resales and other transfers of Notes to reflect any changes in applicable law or regulation (or the interpretation thereof) or to enable the Issuer to rely upon any exemption from registration under the Securities Act or the Investment Company Act or to remove restrictions on resale and transfer to the extent not required thereunder;

(g)           to make such changes as shall be necessary or advisable in order for the listed Notes to be listed on an exchange;

(h)           to enable the Issuer and the Trustee to rely upon any exemption from registration under the Exchange Act or the Investment Company Act or to remove certain existing restrictions to the extent not required under such exemption;

(i)            to otherwise correct any inconsistency or cure any ambiguity or mistake or supplement any provision in this Indenture which may be defective or inconsistent with any other provision or make any modification that is of a formal, minor or technical nature;

(j)            to make any change that does not materially and adversely affect the rights of the holders of the Notes;

(k)           to take any action necessary to (i) prevent the Issuer or any of its Affiliates from being subject to U.S. federal, state or local income, profits or similar tax on a net income tax basis or (ii) prevent the Issuer, the Noteholders, the Residual Interestholder or the Trustee from being subject to withholding or other taxes, fees or assessments; and

(l)            evidence or implement any change to this Indenture required by regulations or guidelines enacted to support the USA Patriot Act.

The Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise, except to the extent required by law.

If any Notes are Outstanding and rated by the Rating Agency, the Trustee shall not enter into any such supplemental indenture if, as a result of such supplemental indenture, the Rating Agency Condition would not be satisfied.  At the cost of the Issuer, if Notes are Outstanding and rated by the Rating Agency, the Trustee shall provide to the Rating Agency a copy of any proposed supplemental indenture at least 15 days prior to the execution thereof by the Trustee, and, for so long as such Notes are Outstanding and so rated, request a written statement that the Rating Agency will not, as a result of such supplemental indenture, cause the rating of any such Notes to be reduced or withdrawn, and, as soon as practicable after the execution by the Trustee and the Issuer of any such supplemental indenture, provide to the Rating Agency a copy of such executed supplemental indenture.

The Trustee shall not enter into any such supplemental indenture if, as a result of such supplemental indenture, the interests of any Holder of the Notes or the Residual Interestholder would be materially and adversely affected thereby or such action will cause the Noteholders to experience any material change to the timing, character or source of the income from the Notes, unless the Majority of the Notes or the Residual Interestholder so affected have approved such supplemental indenture.  The Trustee shall be entitled to rely upon, and require, an Opinion of Counsel (which may rely on a certificate from the Sponsor) provided by and at the expense of the party requesting such supplemental indenture in determining whether or not the Holders of the Notes or the Residual Interestholder would be adversely affected by such change (after giving 15 Business Days’ notice of such change to the Holders of the Notes).  Such determination shall be conclusive and binding on all present and future Holders of the Notes.  The Trustee shall not be liable for any such determination made in good faith and in reliance upon an Opinion of Counsel delivered to the Trustee as described in Section 8.3.

Furthermore, the Trustee shall not enter into any such supplemental indenture unless the Trustee has received an appropriate tax opinion from a nationally recognized U.S. tax counsel experienced in such matters that the proposed supplemental indenture will not cause (i) the Noteholders to experience any material change to the timing, character or source of the income from the Notes, (ii) the Notes to be treated as other than debt for U.S. federal income tax purposes, (iii) the Notes to be subject to a deemed exchange pursuant to Code Section 1001 and the U.S. Treasury Regulations thereunder, and (iv) the Issuer to be treated as other than a nontaxable “pass-through” or disregarded entity for federal income tax purposes.

Section 8.2.           Supplemental Indentures with Consent of Noteholders.

Except as set forth below, with the written consent of a Majority of the Notes (excluding Affiliate Owned Notes) and the Residual Interestholder, in each case, materially and adversely affected thereby, the Trustee and the Issuer may enter into one or more indentures supplemental hereto to add any provisions to, or change in any manner or eliminate any of the provisions of, this Indenture or modify in any manner the rights of the Noteholders or the Residual Interestholder, as the case may be.  Unless notified by a Majority of the Notes (excluding Affiliate Owned Notes) or notified by the Residual Interestholders that the Notes will be materially and adversely affected, the Trustee shall be entitled to rely upon, and require, an Opinion of Counsel (which may rely on a certificate from the Sponsor) provided by and at the expense of the party requesting such supplemental indenture in determining whether or not the Notes or the Residual Interestholder, as the case may be, would be materially and adversely affected by such change (after giving 15 Business Days’ notice of such change to the Holders of the Notes and the Residual Interestholder).  Such determination shall be conclusive and binding on all present and future Holders of the Notes and the Residual Interestholder.  The Trustee shall not be liable for any such determination made in good faith and in reliance upon an Opinion of Counsel delivered to the Trustee as described in Section 8.3.  It shall not be necessary for the Noteholders or the Residual Interestholder to approve the particular form of any proposed amendment or supplement to this Indenture, but the Act shall be sufficient if such consent shall approve the substance thereof.  The consent of the Noteholders and the Residual Interestholder shall be binding on all present and future Noteholders and the holders of the Residual Interest.

Without (a)(i) the consent of all of the Holders of the Notes adversely affected thereby and (ii) the consent of the Residual Interestholder, if adversely affected and (b) satisfaction of the Rating Agency Condition, no supplemental indenture may:

(a)           change the Legal Final Maturity of the principal of or the due date of any installment of interest on the Notes, reduce the Aggregate Outstanding Amount thereof or the Note Interest Rate thereon or the Redemption Price with respect to any Note, change the date of any scheduled distribution on the Residual Interest, change the earliest date on which any Note may be redeemed at the option of the Issuer, change the provisions of this Indenture that apply proceeds of any Collateral to the payment of principal of or interest on the Notes or the Residual Interest Distribution Amount on the Residual Interest, or change any place where, or the coin or currency in which, any Note or the principal thereof or interest thereon are payable, or impair the right to institute suit for the enforcement of any such payment on or after the Legal Final Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

(b)           reduce the percentage of Noteholders or Residual Interestholders whose consent is required to authorize any supplemental indenture or for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder or their consequences;

(c)           reduce the percentage of Noteholders required to request the Trustee to preserve the Collateral or rescind the Trustee’s election to preserve the Collateral or to sell or liquidate the Collateral pursuant to this Indenture;

(d)           modify any of the provisions of this Indenture with respect to supplemental indentures except to increase the percentage of Noteholders or Residual Interestholders whose consent is required for any such action;

(e)           modify the definition of the term “Priority of Payments” set forth in this Indenture;

(f)            modify the procedures relating to Rule 17g-5 promulgated under the Exchange Act or Rule 15Ga-1 promulgated under the Exchange Act, provided that such modification does not materially increase the obligations of the Trustee or the Administrator;

(g)           modify any of the provisions of this Indenture in such a manner as to affect the requirement that the Issuer be treated as a nontaxable “pass-through” or disregarded entity for federal income tax purposes; or

(h)           modify any of the provisions of this Indenture in such a manner as to affect the calculation of the amount of any payment of interest on or principal of any Note on any Payment Date or Residual Interest Distribution Amounts on any Payment Date (or any other date) or to affect the rights of the Holders of the Notes to the benefit of any provisions for the redemption of such Notes contained herein;

provided that no supplemental indenture may reduce the permitted minimum denominations of the Notes or modify any provisions regarding limited recourse or non-petition covenants with respect to the Issuer.

If the Notes are Outstanding and rated by the Rating Agency, the Trustee shall not enter into any such supplemental indenture if, as a result of such supplemental indenture, such Rating Agency would cause the rating of any such Notes to be immediately reduced or withdrawn.  At the cost of the Issuer, for so long as the Notes shall remain Outstanding and is rated by a Rating Agency, the Trustee shall provide to such Rating Agency a copy of any proposed supplemental indenture at least fifteen (15) days prior to the execution thereof by the Trustee, and, for so long as such Notes are Outstanding and so rated, request written confirmation that such Rating Agency will not, as a result of such supplemental indenture, cause the rating of any such Notes to be reduced or withdrawn.

Promptly after the execution by the Issuer and the Trustee of any supplemental indenture pursuant to this Section 8.2, the Trustee, at the expense of the Issuer, shall mail to the

Noteholders, the Residual Interestholder, the Sponsor, the Guarantor, and, so long as the Notes are Outstanding and so rated, the Rating Agency a copy thereof based on an outstanding rating.  Any failure of the Trustee to publish or mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 8.3.           Execution of Supplemental Indentures.

In executing or accepting the additional trusts created by any supplemental indenture permitted by this Article 8 or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent thereto have been satisfied.  The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.  The Issuer and the Trustee shall give written notice to the Majority Representative of any amendment made to this Indenture pursuant to its terms.  Any supplemental indenture which affects the rights, duties, liabilities or immunities of the Owner Trustee shall require the written consent of the Owner Trustee.

Section 8.4.           Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article 8, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes and holders of the Residual Interest theretofore and thereafter authenticated and delivered hereunder shall be bound thereby.

Section 8.5.           Reference in Notes to Supplemental Indentures.

Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 8 may, and if required by the Issuer shall, bear a notice in form approved by the Issuer as to any matter provided for in such supplemental indenture.  If the Issuer shall so determine, new Notes, so modified as to conform in the opinion of the Issuer to any such supplemental indenture, may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

ARTICLE IX

REDEMPTION OF SECURITIES; REDEMPTION PROCEDURES

Section 9.1.           Optional Redemption.

(a)           Following the end of the Non-Call Period, the Notes shall be redeemable, in whole but not in part, on any Payment Date, at a price equal to the applicable Redemption Price at the direction of the Issuer by Act of the Residual Interestholder delivered to the Trustee (such redemption, an “Optional Redemption”); provided that the funds available to be used for such Optional Redemption will be sufficient to pay the Total Redemption Price.  For the avoidance of doubt, the Notes shall not be subject to an Optional Redemption during the Non- Call Period.

(b)           An Optional Redemption shall not occur unless (i)(A) at least five Business Days before the scheduled Redemption Date, the Residual Interestholder shall have certified to the Trustee that the Residual Interestholder has entered into a binding agreement or agreements, with (I) one or more financial institutions whose long-term unsecured debt obligations (other than such obligations whose rating is based on the credit of a person other than such institution) have a credit rating from the Rating Agency of at least equal to the highest rating of any Notes then Outstanding or whose short-term unsecured debt obligations have a credit rating of “R-1(low)” by DBRS as long as the term of such agreement is ninety days or less and “BBB(high)” by DBRS otherwise or (II) one or more Affiliates of the Residual Interestholder to sell all or part of the Underlying Loans, not later than the Business Day immediately preceding the scheduled Redemption Date or (B) the Rating Agency Condition shall have been satisfied with respect to the method of redemption and (ii) the related Sale Proceeds (in immediately available funds), together with all other available funds (including proceeds from the sale of the Collateral, Eligible Investments maturing on or prior to the scheduled Redemption Date, all amounts in the Collection Account and available Cash), shall be an aggregate amount, at least equal to the Total Redemption Price, sufficient to pay all amounts, payments, fees and expenses due and payable on such Redemption Date in accordance with the Priority of Payments.

Section 9.2.           Notice of Redemption.

(a)           In connection with an Optional Redemption pursuant to Section 9.1, the Trustee on behalf of the Issuer shall at least ten Business Days prior to the proposed Redemption Date, provide written notice to the Sponsor, the Guarantor, the Rating Agency, the Residual Interestholder and each Noteholder, at such Noteholder’s address in the Note register, of such proposed Redemption Date, the applicable Record Date, the principal amount of Notes to be redeemed on such Redemption Date and the Redemption Price of such Notes in accordance with Section 9.1 (the “Redemption Notice”).

(b)           Any Redemption Notice may be withdrawn by the Issuer at the direction of the party that initiates such redemption up to the second Business Day prior to the scheduled Redemption Date by written notice to the Trustee, the Sponsor, the Guarantor, the Residual Interestholder and each Noteholder, at such Noteholder’s address in the Note register.

(c)           Any Redemption Notice given pursuant to Section 9.2(a) or any notice serving to withdraw an Redemption Notice given pursuant to Section 9.2(b) shall be given by (i) first-class mail, postage prepaid or (ii) electronic mail.

(d)           All Redemption Notices shall state:  (i) the applicable Redemption Date; (ii) the Redemption Price for each Note; (iii) the Total Redemption Price and (iv) that all the Notes are being paid in full, and that interest on the Notes shall cease to accrue on the Redemption Date specified in the notice; and the place or places where the Notes are to be surrendered for payment of the Redemption Price which shall be the office or agency of the Paying Agent as provided in Section 7.2.

Notice of redemption shall be given by the Issuer, or at its request, by the Trustee in its names and at the expense of the Issuer.  Failure to give notice of redemption, or any defect therein, to any Holder of any Note shall not impair or affect the validity of the redemption of any other Notes.

Section 9.3.           Notes Payable on Redemption Date.

Notice of redemption having been given pursuant to Section 9.2, the Notes to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after the Redemption Date (unless the Issuer shall Default in the payment of the Total Redemption Price and accrued interest) the Notes shall cease to bear interest on the Redemption Date.  Upon final payment on a Note to be redeemed, the Holder shall present and surrender such Note at the place specified in the notice of redemption on or prior to such Redemption Date; provided that if there is delivered to the Issuer and the Trustee such security or indemnity as may be required by them to save each of them harmless and an undertaking thereafter to surrender such Note, then, in the absence of notice to the Issuer and the Trustee that the applicable Note has been acquired by a bona fide purchaser, such final payment shall be made without presentation or surrender.  Payments of interest on the Notes so to be redeemed whose Legal Final Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more predecessor Notes, registered as such at the close of business on the relevant Record Date according to the terms and provisions of Section 2.7(e).

If any Note called for redemption shall not be paid upon surrender thereof for redemption, the principal thereof shall, until paid, bear interest from the Redemption Date at the Note Interest Rate for each successive Interest Accrual Period the Note remains Outstanding.

ARTICLE X

ACCOUNTS, ACCOUNTINGS AND RELEASES

Section 10.1.         Collection of Money.

Except as otherwise expressly provided herein, the Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all Money and other property payable to or receivable by the Trustee pursuant to this Indenture, including all payments due on the Underlying Loans in accordance with the terms and conditions of such Underlying Loans.  The Trustee shall segregate and hold all such Money and property received by it in trust for the Noteholders, and shall apply it as provided in this Indenture.  Each Account shall be an Eligible Account.  All Cash deposited in the Accounts (excluding the Distribution Account) shall be invested only in Eligible Investments in accordance with the terms of this Indenture.  All Monies deposited from time to time in the Accounts pursuant to this Indenture shall be held by the Trustee as part of the Collateral and shall be applied to the purposes herein provided.  The Trustee agrees to give the Issuer and the Majority Representative immediate notice if it becomes aware that an Account or any funds on deposit therein, or otherwise to the credit of an Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process.  To avoid the consolidation of the Collateral of the Issuer with the general assets of U.S. Bank under any circumstances, the Trustee shall comply with all law applicable to it as a national bank with trust powers holding segregated trust assets in a fiduciary capacity.

Section 10.2.         Collection Account.

(a)           The Issuer shall, prior to the Closing Date, cause the Servicer to establish a segregated account which shall be designated as the “Collection Account” in accordance with the terms of the Servicing Agreement held in trust in the name of the Trustee for the benefit of the Secured Parties, into which Collection Account the Issuer shall cause the Servicer to, within two (2) Business Days of receipt, deposit all Collections.  Furthermore, the Trustee shall remit to the Servicer for deposit into the Collection Account all amounts directed to be transferred thereto by the Issuer from the Expense Account pursuant to Section 10.5(b).  The Collection Account shall be an “Eligible Account” as such term is defined in the Servicing Agreement.

(b)           On the Business Day prior to each Payment Date, the Issuer shall cause the Servicer to remit to the Trustee for deposit into the Distribution Account for application pursuant to Section 11.1(a) and in accordance with the calculations and the instructions contained in the Trustee Monthly Report, pursuant to information contained in the Servicer Monthly Report regarding the deposit of Collections, any amounts then held in the Collection Account other than Collections deposited therein after the end of the most recently ended Collection Period.

Section 10.3.         Distribution Account.

The Trustee shall, prior to the Closing Date, establish a single, segregated trust account which shall be designated as the “Distribution Account,” which shall be held in trust in the name of the Trustee for the benefit of the Secured Parties and over which the Trustee shall have exclusive control and the sole right of withdrawal.  Any and all funds at any time on deposit in, or otherwise to the credit of, the Distribution Account shall be held in trust by the Trustee for the benefit of the Noteholders.  On each Payment Date, the Trustee will distribute amounts on deposit in the Distribution Account in accordance with Section 11.1(a).

Section 10.4.         Margin Account; Margin Maintenance.

(a)           The Initial Purchaser shall prior to the Closing Date establish a single, segregated trust account which shall be designated as the “Margin Account” which shall be held in trust in the name of ReadyCap Commercial Revolving Asset Trust for the benefit of the Secured Parties, into which the Trustee shall deposit the amount, if any, required to be deposited therein pursuant to Section 11.1(a)(13).  On the Closing Date, the Issuer shall remit to the Initial Purchaser for deposit in the Margin Account an amount equal to the Minimum Margin Account Balance.

(b)           If the aggregate Market Value of the Eligible Loans or the value of the Eligible Margin Collateral on deposit in the Margin Account as determined by the Majority Representative are reduced such that a Borrowing Base Deficiency shall exist, then the Issuer shall deposit Eligible Margin Collateral into the Margin Account in an amount equal to such Borrowing Base Deficiency in accordance with the following time periods:  (i) if notified by the Majority Representative before 11:00 AM EST on a Business Day, then by 5:00 PM EST the next Business Day or (ii) if notified by the Majority Representative on or after 11:00 AM EST on a Business Day, then by 5:00 PM the second following Business Day.  The Majority Representative shall promptly provide notice of any Borrowing Base Deficiency to the Trustee.

(c)           If (i) the Issuer has cured a Borrowing Base Deficiency by depositing Eligible Margin Collateral into the Margin Account and (ii) the Valuation Agent Differential Amount is equal to at least 5% of the aggregate Eligible Underlying Loan Amount, then the Issuer shall have the right to dispute the Majority Representative’s calculation of the aggregate Market Value of the Eligible Loans.  In the event of such a dispute, the aggregate Market Value of the Eligible Loans shall be determined in the following manner (the “Bid Process”):  the Valuation Agent shall solicit a minimum of three (3) legitimate, arm’s length, impartial and executable bids for the Eligible Loans.  The aggregate Market Value of the Eligible Loans shall be equal to the average of the bid side quotes.  If the Valuation Agent is unable to obtain three (3) legitimate bids as described above, but is able to obtain two (2) such bids, the aggregate Market Value of the Eligible Loans shall be equal to the lower of the bid side quotes on the basis of such two (2) bids.  If the Valuation Agent is unable to obtain at least two (2) legitimate bids as described above, or if the Majority Representative does not agree, in its reasonable discretion, that the bids obtained are legitimate, arm’s length, impartial and executable, the aggregate Market Value of the Eligible Loans shall be equal to the Market Value determined by the Majority Representative.

(d)           Notwithstanding anything to the contrary herein, if the Bid Process Limit shall have been met, the Sponsor shall be prohibited from undertaking additional Bid Processes to determine the Market Value of the Eligible Loans and the Market Value of the Eligible Loans shall be determined solely by the Majority Representative.

(e)           If the Bid Process is a Successful Bid Process, the Initial Purchaser, upon request (which request may be in the form of an electronic mail) from the Issuer, shall withdraw from the Margin Account and remit to the Residual Interest Distribution Account an amount equal to the lesser of (i) the Bid Process Differential Amount, (ii) the amount deposited into the Margin Account by the Issuer pursuant to Section 10.4(b), and (iii) the excess, if any, of the amount on deposit in the Margin Account over the Minimum Margin Account Balance; provided, however, that the Initial Purchaser shall not withdraw any amount from the Margin Account if, after giving effect to such withdraw, (i) a Borrowing Base Deficiency shall exist or (ii) an Event of Default shall exist.

(f)            If the aggregate Market Value of the Eligible Loans or the value of the Eligible Margin Collateral on deposit in the Margin Account as determined by the Majority Representative are increased such that the Borrowing Base shall be greater than the aggregate Outstanding Amount of the Notes, then the Initial Purchaser, upon the request (which request may be in the form of an electronic mail) from the Issuer shall withdraw from the Margin Account an amount equal to the excess of the Borrowing Base over the aggregate Outstanding Amount of the Notes and remit such amount to the Residual Interest Distribution Account.

(g)           The Initial Purchaser may invest all funds in the Margin Account in Eligible Investments designated by the Initial Purchaser.  All interest and other income from such investments shall be deposited in the Margin Account, any gain realized from such investments shall be credited to the Margin Account, and any loss resulting from such investments shall be charged to the Margin Account.  The Initial Purchaser shall not in any way be held liable (except as a result of negligence, willful misconduct or bad faith) by reason of any insufficiency of such Margin Account resulting from any loss relating to any such investment.

Section 10.5.         Expense Account.

(a)           The Trustee shall prior to the Closing Date establish a single, segregated trust account which shall be designated as the “Expense Account” which shall be held in trust in the name of the Trustee for the benefit of the Secured Parties, into which shall be deposited the amounts, if any, identified by the Issuer for deposit therein pursuant to Section 11.1(a)(6).

(b)           Amounts on deposit in the Expense Account shall (i) be withdrawn and disbursed to pay Administrative Expenses as directed by the Issuer on any Business Day other than a Payment Date but in any event no more than three times per month or (ii) be transferred by the Trustee to the Collection Account as “Collections” at the direction of the Issuer on any Business Day; provided that any direction in accordance with clause (ii) will be given by the Issuer on or before the Determination Date for the Payment Date on which such amounts will be distributed as Collections.

(c)           The Issuer may direct the Trustee to, and upon such direction the Trustee shall, invest all funds in the Expense Account in Eligible Investments designated by the Issuer.  All interest and other income from such investments shall be deposited in the Expense Account, any gain realized from such investments shall be credited to the Expense Account, and any loss resulting from such investments shall be charged to the Expense Account.  Notwithstanding the foregoing, if (i) an Event of Default has occurred and has not been waived or (ii) the Trustee does not receive investment instructions from the Issuer, then, in each case, the Trustee shall invest funds in the Expense Account in Eligible Investments of the type described in clause (iv) of the definition thereof.  The Trustee shall not in any way be held liable (except as a result of negligence, willful misconduct or bad faith) by reason of any insufficiency of such Expense Account resulting from any loss relating to any such investment made at the direction of the Issuer or in accordance with the immediately preceding sentence.

(d)           The Issuer and Trustee each acknowledge that the regulations of the Comptroller of the Currency grant the Issuer the right to receive brokerage confirmations of security transactions as they occur.  The Issuer specifically waives such notification to the extent permitted by law and acknowledges that the Issuer shall receive periodic cash transaction statements, which shall detail all applicable transactions.

Section 10.6.         REO Account.

(a)           The Trustee shall prior to the Closing Date establish a single, segregated trust account which shall be designated the “REO Account” which shall be held in trust in the name of the Trustee for the benefit of the Secured Parties, into which the Servicer will deposit amounts related to REO Properties pursuant to the Servicing Agreement.

(b)           Amounts on deposit in the REO Account may be (i) retained in such account for reasonable reserves with respect to each REO Property, to the extent of amounts constituting proceeds of such REO Property, for the purpose of paying costs and expenses relating to the operation, management, maintenance and disposition of such REO Property, (ii) withdrawn at the direction of the Issuer and disbursed to pay costs and expenses related to any REO Property or (iii) to the extent not required to be retained or withdrawn and disbursed as contemplated in the preceding clauses (i) or (ii), as determined by the Servicer in accordance with the Servicing Standard, shall, on the first Business Day following each Determination Date be withdrawn by the Trustee (at the direction of the Issuer) from the REO Account and deposited into the Collection Account.

(c)                                  The Administrator on behalf of the Issuer may direct the Trustee to, and upon such direction the Trustee shall, invest all funds in the REO Account in Eligible Investments designated by the Issuer.  All interest and other income from such investments shall be deposited in the REO Account, any gain realized from such investments shall be credited to the REO Account, and any loss resulting from such investments shall be charged to the REO Account.  Notwithstanding the foregoing, if (i) an Event of Default has occurred and has not been waived or (ii) the Trustee does not receive investment instructions from the Issuer, then, in each case, the Trustee shall invest funds in the REO Account in Eligible Investments of the type described in clause (iv) of the definition thereof.  The Trustee shall not in any way be held liable (except as a result of negligence, willful misconduct or bad faith) by reason of any insufficiency of such REO Account resulting from any loss relating to any such investment made at the direction of the Issuer or in accordance with the immediately preceding sentence.

(d)                                 The Issuer and Trustee each acknowledge that the regulations of the Comptroller of the Currency grant the Issuer the right to receive brokerage confirmations of security transactions as they occur.  The Issuer specifically waives such notification to the extent permitted by law and acknowledges that the Issuer shall receive periodic cash transaction statements, which shall detail all applicable transactions.

Section 10.7.                          Residual Interest Distribution Account.

The Issuer shall prior to the Closing Date establish an account which shall be designated the “Residual Interest Distribution Account” into which the Trustee shall deposit all Residual Interest Distribution Amounts.  Amounts on deposit in the Residual Interest Distribution Account will not be included in the Collateral, will be free and clear of the lien of this Indenture, and will be available for distribution to the Residual Interestholder by the Issuer at any time.  The Residual Interestholder shall provide wiring or transfer instructions to the Issuer and the Trustee to facilitate the payment of the Residual Interest Distribution Amounts into the Residual Interest Distribution Account.

Section 10.8.                          [RESERVED].

Section 10.9.                          Reports by Parties.

(a)                                 The Trustee shall supply, in a timely fashion, to the Majority Representative, the Verification Agent, the Issuer, the Servicer, the Sponsor and the Guarantor, as applicable, any information regularly maintained by the Trustee that such party may from time to time request with respect to the Underlying Loans or the Accounts and provide any other information reasonably available to the Trustee by reason of its acting as Trustee hereunder and required to be provided by Section 10.10 or to permit the Servicer to perform its obligations under the Servicing Agreement.  The Trustee shall forward to the Servicer, the Sponsor, the Guarantor and the Majority Representative copies of notices and other writings received by it relating to any Underlying Loan, whether from the related Borrower of such Underlying Loan or otherwise.  Each of the Issuer and the Guarantor shall, and the Issuer shall cause the Servicer to, promptly post to box.com (or deliver by such other method as is reasonably acceptable to the parties) for review by the Majority Representative and the Trustee any information in their possession or reasonably available to them concerning any of the Underlying Loans that the Trustee or the Majority Representative reasonably may request or that reasonably may be necessary to enable the Trustee to prepare any report or perform any duty or function on its part to be performed under the terms of this Indenture.

Section 10.10.                   Reports; Accountings.

Indenture:

(a)                                 The Trustee shall perform the following functions during the term of this

(i)                                     Prepare and make available to the Majority Representative, the Verification Agent, the Rating Agency, the Servicer, and, upon request therefor, any Holder of a Note shown on the Notes Register and the firm of Independent certified public accountants appointed pursuant to Section 10.11 hereof, of the Trustee Monthly Report; and

(ii)                                  Make available to the Rating Agency of all information or reports required under this Indenture, including, but not limited to, providing the Rating Agency with written notice of (1) any breaches under any of the Transaction Documents and (2) the termination or change of any parties to the Transaction Documents, in each case, for which the Trustee has received prior written notice pursuant to the terms of the Transaction Document.

(b)                                 The Issuer shall cause the Servicer to compile and provide to the Rating Agency, the Majority Representative, the Verification Agent and the Trustee, not later than 12:00 p.m.  (New York Time) on the fourth Business Day preceding each Payment Date (or, in the case of the Rating Agency, not later than the second Business Day preceding each Payment Date), as determined as of the related Determination Date, a monthly report substantially in the form of the CREFC Loan Periodic Update File and, solely with respect to the first Payment Date, the CREFC Loan Setup File (the “Servicer Monthly Report”).  The Servicer Monthly Report shall contain the following information and instructions with respect to the Underlying Loans included in the Collateral (for which purpose assets of any REO Subsidiary shall be included as if such assets were owned by the Issuer):

(i)                                     the aggregate amount of Collections received by the Servicer during the most recently ended Collection Period;

(ii)                                  the aggregate amount of Principal Proceeds received by the Servicer during the most recently ended Collection Period;

(iii)                               the Aggregate Principal Balance of the Underlying Loans as of the related Determination Date;

(iv)                              a loan-by-loan listing of each Underlying Loan that was prepaid during the most recently ended Collection Period and the amount of principal prepayment;

(v)                                 a loan-by-loan listing of any Material Modification, extension or waiver that took place during the most recently ended Collection Period;

(vi)                              the number and Aggregate Principal Balance of Underlying Loans for each of the following categories:  (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more and (D) current but classified as Defaulted Loans;

(vii)                           the identity of each Underlying Loan that was a Defaulted Loan or a Sub-Performing Mortgage Loan as of the related Determination Date, specifically noting whether that Underlying Loan became a Defaulted Loan or Sub-Performing Mortgage Loan since the date of determination of the last Servicer Monthly Report;

(viii)                        the value of each REO Property, if any, as of the end of the related Interest Accrual Period, on a loan-by-loan basis, based on the most recent Current Appraisal;

(ix)                              with respect to any Underlying Loan as to which any liquidation occurred (other than through a payment in full) during the most recently ended Collection Period (A) the loan number, (B) the Sale Proceeds which are included in Note Principal Amount and (C) the remaining Principal Balance of the related Underlying Loan;

(x)                                 the identity of each Underlying Loan that was sold or disposed of pursuant to Section 12.1 (indicating whether such Underlying Loan is a Defaulted Loan or REO Property) since the date of determination of the last Servicer Monthly Report;

(xi)                              an accounting of the Administrative Expenses, other than the Trustee Fee, the Owner Trustee Fee and the Servicing Fee, incurred by the Issuer on an itemized basis during the related Collection Period; and

(xii)                           a calculation of the Servicing Fee for the related Interest Accrual Period.

(c)                                  With respect to each Payment Date, the Trustee shall make available via the Trustee’s website at www.usbank.com/abs to each Noteholder, a statement setting forth the following information as to the Notes, to the extent applicable (the “Trustee Monthly Report”):

(i)                                     a calculation of the Aggregate Future Advance Obligations as of the related Determination Date;

(ii)                                  the Prime Rate for the related Interest Accrual Period;

(iii)                               the aggregate amount of Collections received during the most recently ended Collection Period;

(iv)                              the aggregate amount of Principal Proceeds received during the most recently ended Collection Period;

(v)                                 the Note Interest Amount for the related Interest Accrual Period;

(vi)                              any Defaulted Note Interest Amount for the related Payment Date;

(vii)                           an accounting of Eligible Investments and other amounts on deposit in the Collection Account, the Margin Account, the Expense Account and the REO Account for the most recently ended Collection Period;

(viii)                        a calculation of the CREFC Royalty Fee, the Trustee Fee and the Owner Trustee Fee for the related Interest Accrual Period;

(ix)                              the Aggregate Outstanding Amount of the Notes immediately before, and after giving effect to all payments of principal on, such Payment Date and the total amount of principal payments made for each of the Notes on such Payment Date;

(x)                                 an itemized list of amounts to be distributed by the Trustee pursuant to the Priority of Payments provisions of Section 11.1 on such Payment Date;

(xi)                              a calculation of the percentage (based on the outstanding Aggregate Principal Balances of the Underlying Loans) of the Underlying Loans which have a maturity date occurring on or prior to the next Payment Date;

(xii)                           the Aggregate Outstanding Amount of the Notes at the beginning of the Collection Period and such Aggregate Outstanding Amount as a percentage of the original Aggregate Outstanding Amount of the Notes, the amount of principal payments to be made on the Notes on the related Payment Date, the Aggregate Outstanding Amount of the Notes after giving effect to the payment of principal, on the related Payment Date and such Aggregate Outstanding Amount as a percentage of the original Aggregate Outstanding Amount of the Notes.

(d)                                 The Originator shall compile and provide to the Rating Agency, each Holder of the Notes, the Verification Agent and the Trustee, not later than 12:00 p.m.  (New York Time) on the fourth Business Day preceding each Payment Date, a monthly report (the “Originator Monthly Report”) containing the following information:

(i)                                     confirmation that the Originator continues to comply with paragraph (c) of Section 7.19;

(ii)                                  a calculation of the Eligible Underlying Loan Amount for each Underlying Loan and the Borrowing Base Deficiency, if applicable, as of the related Determination Date; and

(iii)                               any other reports reasonably requested by the Majority Representative and generated in the ordinary course of business of the Originator.

(e)                                  The Originator shall compile and provide to the Rating Agency, each Holder of the Notes, the Verification Agent and the Trustee, as soon as possible but in any event no later than thirty (30) Business Days following the end of each calendar month, monthly financial statements for such calendar month.

(f)                                   If the Trustee has actual knowledge of an error in the information, instructions or calculation contained in any Servicer Monthly Report, then the Trustee shall notify the Issuer of such error within one (1) Business Day of obtaining such actual knowledge thereof.  If the Issuer is so notified of an error in any Servicer Monthly Report, the Issuer shall cause the Servicer to attempt to resolve such error.  If such error cannot be promptly resolved, the Issuer shall cause the Servicer to, at the Issuer’s expense, cause the firm of Independent certified public accountants appointed by the Issuer pursuant to Section 10.11 hereof to review such Servicer Monthly Report and the Servicer’s records to determine the cause of such error.  If such review reveals an error in the Servicer Monthly Report or the Servicer’s records, then the Servicer Monthly Report or the Servicer’s records, shall be revised accordingly and, as so revised, shall be utilized in making all calculations pursuant to this Indenture.  The Rating Agency (only so long as any Notes are rated), the Initial Purchaser and the Issuer shall be notified in writing of any such revisions by the Servicer.

(g)                                  On each Payment Date, the Trustee shall make available on its website initially located at www.usbank.com/abs each Trustee Monthly Report to the Servicer, upon request therefor, the Majority Representative, any Noteholder or beneficial owner of a Note who provides to the Trustee a certification in the form of Exhibit D hereto, the firm of Independent certified public accountants appointed pursuant to Section 10.11 hereof, the Rating Agency and the Initial Purchaser.  All information made available on the Trustee’s website will be restricted and the Trustee will only provide access to such reports to those parties entitled thereto pursuant to this Indenture.  In connection with providing access to its website, the Trustee may require registration and the acceptance of a disclaimer.  Questions regarding the Trustee’s website can be directed to the Trustee’s customer service desk at (866) 846-4526.

(h)                                 Each Trustee Monthly Report shall be deemed to constitute instructions from the Issuer to the Servicer to transfer funds from the Collection Account to the Distribution Account pursuant to Section 10.2(b) and to the Trustee to withdraw on the related Payment Date from the Distribution Account and pay or transfer the amounts set forth in the Trustee Monthly Report, as applicable, in the manner specified, and in accordance with the priorities established, in Section 11.1.

(i)                                     the Issuer shall cause the Servicer to cooperate with the Trustee in connection with the calculations and derivation of information described in clauses (iii), (iv) and (vii) of Section 10.10(c).  Without limiting the generality of the foregoing, the Issuer shall cause the Servicer to use its reasonable commercial efforts to supply, no later than 12:00 p.m.  (New York Time) four (4) Business Days prior to the Payment Date, any information maintained by it that the Trustee requires in connection with reporting and calculating the items for the Trustee Monthly Report described in clauses (iii), (iv), and (vii) of Section 10.10(c).

(j)                                    The Issuer shall cause the Servicer to cooperate with the Trustee in connection with the preparation of the Trustee Monthly Reports, including supplying in a timely fashion any information maintained by it that the Trustee may from time to time reasonably request with respect to the Underlying Loans and reasonably need to complete the reports required to be prepared by the Trustee hereunder.

(k)                                 The Issuer (or the Servicer on its behalf) shall review and, to its knowledge, verify the contents of the Trustee Monthly Reports.  To the extent any of the information in such reports or statements conflicts with data or calculations in the records of the Issuer and the Servicer, the Issuer and Servicer shall notify the Trustee of such discrepancy and use reasonable efforts to assist the Trustee in reconciling such discrepancy.

(l)                                     The Trustee shall in no event have any liability for the actions or omissions of the Issuer, the Servicer, the Originator, the Sponsor or any other Person, and shall have no liability for any inaccuracy or error in any duty performed by it that results from or is caused by inaccurate, untimely or incomplete information or data received by it from the Issuer, the Servicer, the Originator, the Sponsor or another Person except to the extent that such inaccuracies or errors are caused by the Trustee’s own criminal conduct, fraud, bad faith, willful misfeasance, negligence or reckless disregard of its duties hereunder.  The Trustee shall not be liable for failing to perform or delay in performing its specified duties hereunder which result from or is caused by a failure or delay on the part of the Issuer, the Servicer, the Originator, the Sponsor or another Person in furnishing necessary, timely and accurate information to the Trustee.

Section 10.11.                   Reports by Independent Accountants.

(a)                                 On or about the Closing Date, the Issuer shall appoint a firm of Independent certified public accountants of recognized national reputation for purposes of preparing and delivering the reports or certificates of such accountants required by this Indenture.  The Issuer shall have the right to remove such firm or any successor firm.  Upon any resignation by or removal of such firm, the Issuer shall promptly appoint, by Issuer Order delivered to the Trustee and the Rating Agency, a successor thereto that shall also be a firm of Independent certified public accountants of recognized national reputation.  If the Issuer shall fail to appoint a successor to a firm of Independent certified public accountants which has resigned or been removed, within thirty (30) days after such resignation or removal, the Issuer shall promptly notify the Trustee of such failure in writing.  The fees of such Independent certified public accountants and its successor shall be payable by the Issuer or by the Trustee as directed to by the Issuer as provided in the Priority of Payments.

(b)                                 Within 60 days after December 31 of each year (commencing with December 31, 2013), the Issuer shall cause to be delivered to the Trustee, the Majority Representative, and the Rating Agency any USAP reports or reports required to be prepared by the Sponsor, the Originator or the Guarantor pursuant to Regulation AB under the Securities Act, if, and only if, such Regulation AB applies to the Issuer, in the year ending on such date (and, in the case of the first Accountants’ Report, since the Closing Date).

(c)                                  As soon as available, and in any event within 90 days after the end of each fiscal year of the Originator and the Guarantor, the Issuer shall cause to be delivered to the Trustee, the Majority Representative and the Rating Agency audited consolidated financial statements of the Originator and the Guarantor for such fiscal year.

Section 10.12.                   Reports to Rating Agency; Annual Rating Letters.

(a)                                 In addition to the information and reports specifically required to be provided to the Rating Agency pursuant to the terms of this Indenture, the Trustee shall upon request provide the Rating Agency with all information or reports delivered by the Trustee hereunder, and such additional information as the Rating Agency may from time to time reasonably request and the Trustee determines in its sole discretion may be obtained and provided without unreasonable burden or expense.  The Issuer shall promptly notify the Trustee if the Rating Agency’s rating of any Notes has been, or it is known by the Issuer that such rating will be, reduced, or qualified or withdrawn.

(b)                                 The Issuer, or the Administrator on behalf of the Issuer, shall provide the Rating Agency with all information and reports delivered to the Trustee hereunder.

(c)                                  All additional reports to be sent to the Rating Agency pursuant to clause (a) above shall be reviewed prior to such transmission by the Administrator.

(d)                                 On or prior to each anniversary of the Closing Date, the Issuer shall request from the Rating Agency a written statement of its then current ratings of the Notes; provided that the Issuer shall not be required to satisfy such ratings condition if the Issuer has satisfied the Rating Agency Condition at any time during the preceding 12 month period.

(e)                                  Notwithstanding any provision of this Section 10.12 to the contrary, all communications of any type, including, without limitation, information, reports or notice, with the Rating Agency are subject to the provisions of Section 7.16.

ARTICLE XI

APPLICATION OF MONIES

Section 11.1.                          Disbursements of Monies from the Distribution Account.

(a)                                 Notwithstanding any other provision in this Indenture, but subject to this Section 11.1 and Section 13.1, on each Payment Date or Redemption Date the Trustee shall disburse amounts transferred to the Distribution Account from the Collection Account pursuant to Section 10.2 in accordance with the following priorities (the “Priority of Payments”):

(1)                                 to the Trustee and Owner Trustee, first, to the payment of the Trustee Fee and Owner Trustee Fee for the related Interest Accrual Period pro rata and, second, to the payment of any other Administrative Expenses (including any indemnification owing to the Trustee and the Owner Trustee) due or reimbursable to the Trustee and Owner Trustee pro rata; provided that Administrative Expenses distributed pursuant to this

Section 11.1(a)(1) on any Payment Date shall not exceed $23,750 for each of the Trustee and Owner Trustee;

(2)                                 to the Servicer, to the extent not already retained by the Servicer from Collections, first, to the payment of the Servicing Fee for the related Interest Accrual Period and, second, to the payment of any other Administrative Expenses (including any indemnification owing to the Servicer) due or reimbursable to the Servicer; provided that Administrative Expenses distributed pursuant to this Section 11.1(a)(2) on any Payment Date shall not exceed $20,000;

(3)                                 to the Verification Agent, first, to the payment of the Verification Agent Fee for the related Interest Accrual Period and, second, to the payment of any other Administrative Expenses due or reimbursable to the Verification Agent;

(4)                                 to CREFC, to the payment of the CREFC Royalty Fee for the related Interest Accrual Period;

(5)                                 to the Valuation Agent, first, to the payment of the any “VA Fee” (as defined in the Valuation Agent Agreement) due to the Valuation Agent pursuant to the Valuation Agent Agreement for the related Interest Accrual Period and, second, to the payment of any other Administrative Expenses due or reimbursable to the Valuation Agent (including indemnification amounts);

(6)                                 first, to the payment of any accrued but unpaid Administrative Expenses not previously paid pursuant to this Section 11.1(a) (other than any amounts owed to the Trustee, the Owner Trustee or the Verification Agent) and, second, at the direction of the Issuer, for deposit to the Expense Account in respect of anticipated Administrative Expenses that shall be due and payable prior to the next Payment Date; provided that the amount distributed pursuant to this Section 11.1(a)(6) minus the aggregate amount transferred by the Trustee from the Expense Account to the Collection Account as “Collections” pursuant to Section 10.5(b) shall not exceed $50,000 per annum;

(7)                                 to the Servicer, first, to reimburse the Servicer (or its assignee) for each remaining unreimbursed Protective Advance made by it with interest thereon, compounded annually, at the Prime Rate (but only to the extent of applicable proceeds that were derived from the Underlying Loan in respect of which such Protective Advance was made), and second, to reimburse the Servicer (or its assignee) for any outstanding Non-Recoverable Protective Advances made by it with interest thereon, compounded annually, at the Prime Rate;

(8)                                 on any Payment Date following the Increased Cost Imposition Date, to payment of any amounts invoiced to the Originator under Section 3.6 to the applicable Holder of the Notes;

(9)                                 to payment of the Note Interest Amount and any Defaulted Note Interest Amount to the Holders of the Notes;

(10)                          to payment of any accrued but unpaid Unused Fees to the Holders of the Notes pro rata (based on such Holder’s percentage of the Aggregate Outstanding Amount of the Notes);

(11)                          to payment of any accrued but unpaid amounts (including indemnification amounts) owed to the Initial Purchaser under the Note Purchase Agreement;

(12)                          if, as of the related Determination Date, the Aggregate Outstanding Amount of the Notes is greater than the Borrowing Base (excluding Principal Proceeds on deposit in the Collection Account), payment in reduction of their respective Note Principal Amounts to the Holders of the Notes until the Aggregate Outstanding Amount of the Notes is less than or equal to the Borrowing Base (excluding Principal Proceeds on deposit in the Collection Account);

(13)                          to the Trustee, for deposit in the Margin Account until the balance in the Margin Account is at least equal to the Minimum Margin Account Balance;

(14)                          to the payment of any accrued but unpaid Administrative Expenses that were not paid pursuant to any prior clause of this Section 11.1(a);

(15)                          to the payment of any accrued but unpaid Administrative Expenses from any prior Interest Accrual Period; and

(16)                          all remaining amounts to the Residual Interest Distribution Account, free and clear of the lien of this Indenture.

(b)                                 If on any Payment Date the amount available in the Distribution Account is insufficient to make the full amount of the disbursements required by Section 11.1(a), the Trustee shall make the disbursements called for in the order and according to the priority set forth under Section 11.1(a) above, subject to Section 13.1, to the extent funds are available therefor.

(c)                                  Except as otherwise expressly provided in this Section 11.1, if on any Payment Date the amount available in the Distribution Account are insufficient to make the full amount of the disbursements required by any numbered subclause of Section 11.1(a), the Trustee shall make the disbursements called for by such subclause ratably in accordance with the respective amounts of such disbursements then due and payable to the extent funds are available therefor, unless such subclause provides otherwise.

(d)                                 In connection with the application of funds to pay Administrative Expenses of the Issuer, in accordance with Section 11.1(a), the Trustee shall remit such funds, to the extent available, as directed and designated in an Issuer Order (which may be in the form of standing instructions, including standing instructions to pay Administrative Expenses in such amounts and to such entities as indicated in the Trustee Monthly Report in respect of such Payment Date) delivered to the Trustee no later than the Business Day prior to each Payment Date.  All such payments shall be made pursuant to the Priority of Payments.

ARTICLE XII

SALE OR REPURCHASE OF UNDERLYING LOANS; RELEASE OF LOAN FILES

Section 12.1.                          Sales or Repurchases Generally.

Any Specially Serviced Mortgage Loan (as defined in the Servicing Agreement), Defaulted Loan or any REO Property may be sold in accordance with the Servicing Agreement; provided, however, that no such sale shall be permitted if, immediately following such sale, a Borrowing Base Deficiency would exist.  In addition, any Underlying Loan or REO Property may be (i) sold following the acceleration of the Notes after the occurrence and during the continuance of an Event of Default pursuant to Article 5, (ii) sold in connection with an Optional Redemption pursuant to Section 9.1, or (iii) repurchased pursuant to Section 12.2.  All other sales of or repurchases of Underlying Loans or REO Property are not permitted without the prior written consent of the Majority Representative.  The Issuer shall cause the Servicer to cooperate with the Trustee in connection with any such sale or repurchase of an Underlying Loan or REO Property.

Section 12.2.                          Repurchase of Underlying Loans by the Originator.

(a)                                 If any party hereto discovers or receives notice of a Breach or a Document Defect with respect to any Underlying Loan, such party shall promptly notify the Majority Representative, the Administrator, the other parties hereto and the Originator.  If the Administrator discovers or receives notice of a Breach or a Document Defect with respect to any Underlying Loan, the Administrator shall promptly notify the Majority Representative, the Trustee (unless it has previously received a notice of such Breach or a Document Defect from the Trustee) and the Issuer.  Promptly upon its actual knowledge of any Material Breach or Material Document Defect, the Issuer shall notify and direct the Originator in writing (with a copy to the Trustee) that the Originator must not later than sixty (60) days (such 60-day period, the “Initial Resolution Period”) from discovery of such Material Breach or Material Document Defect by the Originator or receipt of notice by the Originator, correct or cure such Material Breach or Material Document Defect, as the case may be, in all material respects, or repurchase the affected Underlying Loan (or any related REO Property) (as, if and to the extent required by the 1st Tier Loan Purchase Agreement) at the applicable Repurchase Price (a copy of which notice shall be delivered by the Administrator to the Majority Representative, the Issuer and the Trustee).  Notwithstanding the foregoing, if the Originator certifies to the Trustee and the Majority Representative in writing that (i) such Material Breach or Material Document Defect is capable of being cured but not within the applicable Initial Resolution Period, (ii) the Originator has commenced and is diligently proceeding with the cure of such Material Breach or Material Document Defect during the applicable Initial Resolution Period and (iii)(A) the Originator anticipates that such Material Breach or Material Document Defect will be cured within an additional 30-day period or (B) in the case of a Material Document Defect resulting solely from the failure by the applicable public recording or filing office to return to the Originator recorded or filed documents with evidence of recording or filing thereon, the Originator anticipates that such Material Document Defect will be cured within an additional period that does not extend beyond the 90th day following the related Sale Date (any such additional period, the “Resolution Extension Period”) (a copy of which certification shall be delivered by the Administrator to the

Issuer, the Trustee and the Majority Representative), then the Originator shall have an additional period equal to the applicable Resolution Extension Period to complete such correction or cure (or, upon failure to complete such correction or cure within the applicable Resolution Extension Period, to repurchase the affected Underlying Loan (or any related REO Property) at the applicable Repurchase Price).  The parties hereto agree that delivery by the Custodian of a certification or schedule of exceptions to the Issuer, the Administrator, or the Originator shall not in and of itself constitute delivery of notice of any Material Document Defect or knowledge of the Originator of any Material Document Defect.  If the Originator elects to repurchase an Underlying Loan pursuant to this paragraph, it shall provide ten (10) days prior written notice thereof to the Trustee and each Noteholder.

The remedies provided for in this Section 12.2(a) with respect to any Material Breach or Material Document Defect with respect to any Underlying Loan shall apply to the related REO Property.

Section 12.3.                          Release of Loan Files; Release of Collateral.

(a)                                 From time to time, upon delivery by the Issuer of a duly completed request (a “Request for Release”) in the form of Exhibit E hereto, the Custodian shall release to the Issuer or its designee such of the Loan Files or Loan Documents then in its custody as the Issuer reasonably so requests.  The Issuer shall return to the Custodian all Loan Files and Loan Documents released from custody pursuant to this Section 12.3(a) within twenty (20) Business Days of receipt thereof, unless the Trustee agrees in writing to extend such twenty (20) Business Day period, except if an Loan File is released in connection with a sale or other disposition of the related Underlying Loan as permitted in this Indenture that is consummated within such twenty (20) Business Day period.  Notwithstanding the foregoing provisions of this Section 12.3(a), (i) any note, certificate or other instrument evidencing an Underlying Loan shall be released only for the purpose of (A) a sale or other disposition of such Underlying Loan that is permitted in accordance with the terms of this Indenture or (B) foreclosure or other realization on such Underlying Loan and (ii) the Custodian may refuse to honor any Request for Release following the occurrence of an Event of Default under this Indenture.

(b)                                 Any Request for Release delivered in connection with the sale or other disposition of an Underlying Loan, shall be accompanied by the form of any release or discharge to be executed by the Custodian and shall include a statement to the effect that all amounts received or to be received in connection with such sale or other disposition which are required to be deposited in the Collection Account have been or will be so deposited.  Upon receipt of such Request for Release, the Custodian shall promptly release the related Loan File to the Issuer or its designee, and shall deliver to the Issuer or its designee, such accompanying release or discharge, duly executed.

(c)                                  The Issuer shall cause the Servicer to deposit any proceeds received by it from the disposition of an Underlying Loan in the appropriate subaccount of the Collection Account.

(d)                                 The Trustee shall, upon receipt of an Issuer Order at such time as there are no Notes Outstanding and all obligations of the Issuer hereunder have been satisfied, release the Collateral from the lien of this Indenture.

ARTICLE XIII

NOTEHOLDERS’ RELATIONS

Section 13.1.                          Subordination.

(a)                                 The Holders of Notes and beneficial owners of the Notes agree, for the benefit of all Holders of Notes and beneficial owners of Notes, not to seek or cause the filing of a petition in bankruptcy, insolvency or a similar Proceeding in the United States or any other jurisdiction against the Issuer or any REO Subsidiary until the payment in full of all Notes and the expiration of a period equal to one year and one day or, if longer, the applicable preference period then in effect plus one day, following such payment in full.  In addition, the Issuer agrees not to cause the filing of a petition in bankruptcy, insolvency or a similar Proceeding in the United States or any other jurisdiction against any REO Subsidiary until the payment in full of all Notes and the expiration of a period equal to one year and one day or, if longer, the applicable preference period then in effect plus one day, following such payment in full.

(b)                                 The Issuer shall timely file an answer and any other appropriate pleading objecting to (i) the institution of any Proceeding in bankruptcy, insolvency or other similar proceeding in the United States or any other jurisdiction to have the Issuer adjudicated as bankrupt or insolvent or (ii) the filing of any petition seeking relief, reorganization, arrangement, adjustment or composition of or in respect of the Issuer under applicable bankruptcy, insolvency or similar law.  The reasonable fees, costs, charges and expenses incurred by the Issuer (including reasonable attorneys’ fees and expenses) in connection with taking any such action shall be payable as “Administrative Expenses.”

Section 13.2.                          Standard of Conduct.

In exercising any of its or their voting rights, rights to direct and consent or any other rights as a Holder or beneficial owner under this Indenture, each Holder and each beneficial owner of the Notes and the Residual Interestholder (a) does not owe any duty of care to any Person and is not obligated to act in a fiduciary or advisory capacity to any Person (including, but not limited to, any other Holder or beneficial owner of the Notes, the Residual Interestholder, the Issuer, the Trustee, the Sponsor or the Servicer); (b) shall only consider the interests of itself and/or its Affiliates; and (c) will not be prohibited from engaging in activities that compete or conflict with those of any Person (including, but not limited to, any other Holder or beneficial owner of the Notes, the Residual Interestholder, the Issuer, the Trustee, the Sponsor or the Servicer), nor shall any such restrictions apply to any Affiliates of any Holder or beneficial owner of the Notes or the Residual Interestholder.

ARTICLE XIV

MISCELLANEOUS

Section 14.1.                          Form of Documents Delivered to the Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Authorized Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous.  Any such certificate of an Authorized Officer of the Issuer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, the Issuer, the Sponsor, the Servicer or any other Person, stating that the information with respect to such factual matters is in the possession of the Issuer, the Sponsor, the Servicer or such other Person, unless such Authorized Officer of the Issuer or such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.  Any Opinion of Counsel may also be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Authorized Officer of the Issuer, stating that the information with respect to such matters is in the possession of the Issuer, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture it is provided that the absence of the occurrence and continuation of a Default or Event of Default is a condition precedent to the taking of any action by the Trustee at the request or direction of the Issuer, then notwithstanding that the satisfaction of such condition is a condition precedent to the Issuer’s rights to make such request or direction, the Trustee shall be protected in acting in accordance with such request or direction if it does not have knowledge of the occurrence and continuation of such Default or Event of Default as provided in Section 6.1(e).

Section 14.2.                          Acts of Noteholders.

(a)                                 Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by the Majority Representative, Noteholders or the Residual Interestholder, as applicable, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by the Majority Representative, such Noteholders or the Residual Interestholder, as applicable, in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Issuer.  Such instrument or instruments (and the action or actions embodied therein and evidenced thereby) are herein sometimes referred to as the “Act”, the “Act of the Majority Representative”, the “Act of Noteholders” or the “Act of the Residual Interestholder”, as applicable, signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section 14.2.

(b)                                 The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Trustee deems sufficient.

(c)                                  The principal amount and registered numbers of Notes held by any Person, and the date of his holding the same, shall be proved by the Notes Register.

(d)                                 Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of a Note shall bind such Noteholder (and any transferee thereof) and of every such Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

Section 14.3.                          Notices, etc., to the Trustee, the Issuer, the Sponsor, the Initial Purchaser, and the Rating Agency.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(a)                                 the Trustee by any Noteholder, the Sponsor or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to and mailed, by certified mail, return receipt requested, hand delivered, sent by overnight courier service guaranteeing next day delivery or by telecopy in legible form, to the Trustee addressed to it at 190 South LaSalle Street, 7th Floor, Chicago, IL 60603 Attn:  ReadyCap 2013, or at any other address previously furnished in writing to the Issuer or Noteholders by the Trustee;

(b)                                 the Issuer or the Depositor by the Trustee, the Sponsor or by any Noteholder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by telecopy in legible form, to the Issuer addressed to it at 1140 Avenue of Americas, 7th Floor New York, NY 10036, Attention:  Rick Herbst, Email:  rherbst@waterfallam.com, Facsimile:  212-257-4699, or at any other address previously furnished in writing to the Trustee or Noteholders by the Issuer, with a copy to the Sponsor at its address set forth below;

(c)                                  the Residual Interestholder by the Issuer, the Sponsor or the Trustee shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by telecopy in legible form, to the Depositor addressed to it at c/o ReadyCap, LLC, 114 Pacifica, Suite 400, Irvine, California 92618, or at any other address previously furnished in writing to the Issuer or the Trustee by the Depositor or the Residual Interestholder, as applicable;

(d)                                 the Sponsor by the Issuer or the Trustee shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by telecopy in legible form, to the Sponsor addressed to it at 1140 Avenue of Americas, 7th Floor New York, NY 10036, Attention:  Rick Herbst, Email:  rherbst@waterfallam.com, Facsimile:  212-257-4699, or at any other address previously furnished in writing to the Issuer or the Trustee by the Sponsor;

(e)                                  the Rating Agency by the Issuer, the Sponsor or the Trustee shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by telecopy in legible form, to the Rating Agency addressed to it at DBRS, Inc., 101 N.  Wacker, Suite 100, Chicago, Illinois 60606, Attention:  Commercial Mortgage Surveillance, Fax:  (312) 332-3492, Email:  cmbs.surveillance@dbrs.com, or such other address that a Rating Agency shall designate in the future;

(f)                                   the Initial Purchaser and the initial Majority Representative by the Issuer, the Trustee or the Sponsor shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by telecopy in legible form to Deutsche Bank AG, Cayman Islands Branch, c/o Deutsche Bank Securities Inc., 60 Wall St., 3rd Floor, New York, New York 10005, Attention:  Timothy Geraghty, Facsimile No.  917-338-3018, with a copy by email to the following:  Timothy Geraghty (timothy.geraghty@db.com), Randal Johnson (Randal.johnson@db.com) and Andrew McDermott (andrew.mcdermott@db.com), or at any other address previously furnished in writing to the Issuer, the Sponsor and the Trustee by the Majority Representative; and

(g)                                  the Verification Agent by the Issuer, the Trustee or the Sponsor shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by telecopy in legible form to Opus Capital Markets Consultants, LLC, 100 Tri State International, Suite 300A, Lincolnshire, Illinois 60069, Attention:  Jennifer LaBud (jeni@opuscmc.com), with a copy by email to Rudy Zabran (rudy@opuscmc.com), or at any other address previously furnished in writing to the Issuer, the Sponsor and the Trustee by the Verification Agent.

Section 14.4.                          Notices to Noteholders; Waiver.

Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of Notes of any event,

(a)                                 such notice shall be sufficiently given to Holders of Notes if (i) in writing and mailed, first class postage prepaid or (ii) given by electronic mail, in either case, to each Holder of a Note affected by such event, at the address of such Holder as it appears in the Notes

Register, not earlier than the earliest date and not later than the latest date, prescribed for the giving of such notice; and

(b)                                 such notice shall be in the English language.

Notwithstanding clause (a) above, a Holder of Notes may give the Trustee written notice that it is requesting that notices to it be given by facsimile transmissions and stating the facsimile number for such transmission.  Thereafter, the Trustee shall give notices to such Holder by facsimile transmission; provided that if such notice also requests that notices be given by mail, then such notice shall also be given by mail in accordance with clause (a) above.

The Trustee shall deliver to the Noteholders any information or notice requested to be so delivered by the Majority Representative.

Neither the failure to mail any notice, nor any defect in any notice so mailed, to any particular Holder of a Note shall affect the sufficiency of such notice with respect to other Holders of Notes.  In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to give such notice by mail, then such notification to Holders of Notes shall be made with the approval of the Trustee and shall constitute sufficient notification to such Holders of Notes for every purpose hereunder.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Noteholders shall be filed with the Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In the event that, by reason of the suspension of the regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

Section 14.5.                          Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 14.6.                          Successors and Assigns.

All covenants and agreements in this Indenture by the Issuer shall bind its respective successors and assigns, whether so expressed or not.

Section 14.7.                          Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 14.8.                          Benefits of Indenture.

Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than (i) the parties hereto and their successors hereunder, (ii) the Owner Trustee and (iii) the Initial Purchaser (solely with respect to Article II), the Residual Interestholder and the Noteholders (each of whom, in the case of this clause (ii), shall be an express third-party beneficiary hereunder), any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 14.9.                          Governing Law.

THIS INDENTURE AND EACH NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

Section 14.10.                   Submission to Jurisdiction.

The Issuer hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to the Notes or this Indenture, and the Issuer hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court.  The Issuer hereby irrevocably waives, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.  The Issuer irrevocably consents to the service of any and all process in any action or proceeding by the mailing or delivery of copies of such process to it at the office of the Issuer’s agent set forth in Section 7.2.  The Issuer agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section 14.11.                   WAIVER OF JURY TRIAL.

EACH OF THE ISSUER THE HOLDERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.  Each party hereby (i) certifies that no representative, agent or attorney of the other has represented, expressly or otherwise, that the other would not, in the event of a Proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it has been induced to enter into this Indenture by, among other things, the mutual waivers and certifications in this paragraph.

Section 14.12.                   Counterparts.

This Indenture (and each amendment, modification and waiver in respect of it) and the Notes may be executed and delivered in counterparts (including by e-mail (PDF) or facsimile transmission), each of which will be deemed an original, and all of which together constitute one and the same instrument.  Delivery of an executed counterpart signature page of this Indenture by e-mail (PDF) or telecopy shall be effective as delivery of a manually executed counterpart of this Indenture.

Section 14.13.                   Acts of Issuer.

Any report, information, communication, request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or performed by the Issuer shall be effective if given or performed by the Administrator on the Issuer’s behalf.

Section 14.14.                   Issuer Obligation.

No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Residual Interestholder or any other holder of a beneficial interest in the Issuer or any REO Subsidiary or (ii) any partner, owner, member, manager, beneficiary, agent, officer, director, employee or agent of the Residual Interestholder or any other holder of a beneficial interest in the Issuer.

Section 14.15.                   Communications with Rating Agency.

Subject to Section 7.16, the Trustee agrees that in no event shall a Trust Officer engage in any oral or written communication with respect to the transactions contemplated hereby or under the Transaction Documents or in any way relating to the Notes with the Rating Agency without the prior written consent (which may be in the form of e-mail correspondence) or participation of the Issuer, unless otherwise agreed to in writing by the Issuer; provided that nothing in this Section 14.15 shall prohibit the Trustee from making available on its internet website the Servicer Monthly Reports, Trustee Monthly Reports and other notices or documentation relating to the Notes or this Indenture.

ARTICLE XV

MAJORITY REPRESENTATIVE

Section 15.1.                          Appointment, Removal and Resignation of Majority Representative.

(a)                                 The Issuer shall request the purchaser of the greatest Aggregate Outstanding Amount (excluding Affiliate Owned Notes) of Notes to act as or appoint a representative (the “Majority Representative”), and if such purchaser does not elect to so act or appoint, the Issuer will make such request to the purchaser of the next highest Aggregate Outstanding Amount (excluding Affiliate Owned Notes) of Notes until a purchaser agrees to act as or appoint the initial Majority Representative.  If no purchaser of Notes agrees to act as or appoint a Majority Representative, there will be no Majority Representative unless one is later appointed in accordance with Section 15.1(b).  Deutsche Bank AG, Cayman Islands Branch is hereby appointed as the initial Majority Representative.

(b)                                 A Majority Representative may be removed and/or appointed by a vote or direction of a Majority of the Aggregate Outstanding Amount (excluding Affiliate Owned Notes)

of the Notes.  A Majority of the Aggregate Outstanding Amount of the Notes (excluding Affiliate Owned Notes) may request the Trustee to conduct such a vote, provided that such requesting Holders shall be required to reimburse the Trustee for all reasonable costs and expenses of the Trustee in administering such a vote.  If a Majority Representative is removed and a new Majority Representative is not appointed in accordance with this paragraph, there will be no Majority Representative.

(c)                                  The Majority Representative may resign from its duties as Majority Representative at any time upon notice to the Issuer, the Trustee and the Sponsor.  Any Majority Representative appointed pursuant to this Section 15.1 shall provide prompt written notice to the Trustee and the Sponsor of its appointment and upon which notice the Trustee and the Sponsor may conclusively rely.

Section 15.2.                          Limitation on Liability of Majority Representative.

Notwithstanding anything to the contrary herein, by its acceptance of a Note, each Noteholder shall be deemed to agree that the Majority Representative will have no liability to any Noteholder for any actions taken or for refraining from taking any actions in its capacity as Majority Representative.

Section 15.3.                          Limitations on Liability for Owner Trustee.

It is expressly understood and agreed by the parties hereto that (a) this Indenture is executed and delivered by Wilmington Trust, National Association, not individually or personally but solely as Owner Trustee of the ReadyCap Commercial Revolving Asset Trust, in the exercise of the powers and authority conferred and vested in it under the Issuer Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by Wilmington Trust, National Association but is made and intended for the purpose for binding only the ReadyCap Commercial Revolving Asset Trust, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust, National Association, individually or personally, to perform any covenant either express or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and any Person claiming by, through or under the parties hereto, and (d) under no circumstances shall Wilmington Trust, National Association be personally liable for the payment of any indebtedness or expenses of the ReadyCap Commercial Revolving Asset Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the ReadyCap Commercial Revolving Asset Trust under this Indenture or the Transaction Documents.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Indenture as of the day and year first above written.

ISSUER

READYCAP COMMERCIAL REVOLVING ASSET TRUST

By:	WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as owner trustee

By:	/s/ Jeanne M. Oller
Name: Jeanne M. Oller
Title: Vice President

[SIGNATURES CONTINUE ON NEXT PAGE]

IN WITNESS WHEREOF, the patties hereto have executed and delivered this Indenture as of the day and year first above written.

U.S. BANK NATIONAL ASSOCIATION, solely as Trustee, Paying Agent, Transfer Agent, Custodian and Notes Registrar and not in its individual capacity

By:	/s/ Laura Debolt
Name: Laura Debolt
Title: Vice President

[SIGNATURES CONTINUE ON NEXT PAGE]

Acknowledged and Agreed:

Solely for purposes of Sections 3.3, 3.4, 3.5, 3.6, 7.19, 10.10 and 12.2 hereof:

READYCAP COMMERCIAL, LLC

By:	/s/ Frederick C. Herbst
Name: Frederick C. Herbst
Title: Authorized Signatory

Solely for purposes of Section 10.9 hereof:

WATERFALL VICTORIA MASTER FUND, LTD.

By:	/s/ Kenneth Nick
Name: Kenneth Nick
Title: Authorized Signatory

Solely for purposes of Sections 6.3, 7.16, 7.19, or 10.9 hereof:

SUTHERLAND MASTER FUND, L.P.

By:	/s/ Kenneth Nick
Name: Kenneth Nick
Title: Authorized Signatory

Acknowledged and Agreed:

Solely for purposes of Section 8.4 hereof:

DEUTSCHE BANK AG, CAYMAN ISLANDS BRANCH

By:	/s/ Randall Johnson
Name: Randall Johnson
Title: Director

By:	/s/ Ryan Stark
Name: Ryan Stark
Title: Director

SCHEDULE 1

SCHEDULE OF UNDERLYING LOANS

[SEE ATTACHED]

Sch. 1-1

SCHEDULE 1

Number	Underlying Loan #	Initial Balance	Additional Underlying Loan/Future Advance	Total Balance	Advance Rate	Amount Requested
1	20000002	$485,357	$0	$485,357	0%	$0
2	20000003	$509,227	$0	$509,227	0%	$0
3	20000004	$465,465	$0	$465,465	0%	$0
4	20000005	$409,768	$0	$409,768	0%	$0
5	20000006	$397,833	$0	$397,833	0%	$0
6	20000007	$1,104,000	$0	$1,104,000	0%	$0
7	20000008	$2,579,805	$0	$2,579,805	0%	$0
8	20000012	$7,500,000	$0	$7,500,000	0%	$0
9	20000016	$579,114	$0	$579,114	0%	$0
10	20000020	$1,810,226	$217,500	$2,027,726	0%	$0
11	20000021	$5,229,517	$0	$5,229,517	0%	$0
12	20000024	$1,663,090	$0	$1,663,090	0%	$0
13	20000026	$1,696,183	$0	$1,696,183	0%	$0
14	20000033	$5,483,732	$0	$5,483,732	2%	$130,816
15	20000045	$3,900,000	$0	$3,900,000	100%	$3,900,000

Sch. 1-2

Number	Underlying Loan #	Initial Balance	Additional Underlying Loan/Future Advance	Total Balance	Advance Rate	Amount Requested
16	20000048	$1,600,000	$0	$1,600,000	100%	$1,600,000
17	20000049	$4,300,000	$0	$4,300,000	100%	$4,300,000
18	20000052	$2,300,000	$0	$2,300,000	100%	$2,300,000
19	20000058	$825,000	$0	$825,000	100%	$825,000
20	20000066	$1,563,200	$0	$1,563,200	100%	$1,563,200
21	20000067	$907,500	$0	$907,500	100%	$907,500
22	20000073	$654,500	$0	$654,500	100%	$654,500
				46,181,016.15		16,181,016

Sch. 1-3

SCHEDULE 2

SPONSOR-COMPETITORS

EXHIBIT A

FORM OF NOTE

VARIABLE FUNDING NOTES

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY TO (1) A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QUALIFIED INSTITUTIONAL BUYER”) IN RELIANCE ON THE EXEMPTION FROM SECURITIES ACT REGISTRATION PROVIDED BY SUCH RULE OR (2) AN “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT) (AN “AI”) AND IN EACH CASE IN COMPLIANCE WITH THE CERTIFICATION AND OTHER REQUIREMENTS SPECIFIED IN THE INDENTURE REFERRED TO HEREIN AND IN COMPLIANCE WITH ANY APPLICABLE SECURITIES LAW OF ANY APPLICABLE JURISDICTION.

THE ISSUER HAS THE RIGHT, UNDER THE INDENTURE, TO COMPEL ANY BENEFICIAL OWNER OF AN INTEREST IN A NOTE THAT IS A PERSON WHO ACQUIRES ITS INTEREST IN A TRANSACTION EXEMPT FROM REGISTRATION PURSUANT TO REGULATIONS UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER OR AN AI TO SELL ITS INTEREST IN THE NOTE, OR MAY SELL SUCH INTEREST ON BEHALF OF SUCH OWNER.

EACH PURCHASER OR TRANSFEREE OF THIS NOTE OR ANY INTEREST IN THIS NOTE WILL BE REQUIRED, OR, BY ACQUIRING THIS NOTE OR AN INTEREST IN THIS NOTE, WILL BE DEEMED, TO REPRESENT AND WARRANT THAT (A) IF IT IS, OR IS ACTING ON BEHALF OF, A BENEFIT PLAN INVESTOR, ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE OR ANY INTEREST IN THIS NOTE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND (B) IF IT IS A GOVERNMENTAL, CHURCH, NON-U.S. OR OTHER PLAN WHICH IS SUBJECT TO ANY STATE, LOCAL, OTHER FEDERAL OR NON-U.S. LAW OR REGULATION THAT IS SUBSTANTIALLY SIMILAR TO THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (ANY SUCH LAW OR REGULATION, AN “OTHER PLAN LAW”), ITS ACQUISITION, HOLDING AND DISPOSITION OF SUCH NOTES WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT VIOLATION OF ANY SUCH OTHER PLAN LAW. “BENEFIT PLAN INVESTOR” MEANS A BENEFIT PLAN INVESTOR, AS DEFINED IN SECTION 3(42) OF ERISA, AND INCLUDES (A) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF ERISA) THAT IS SUBJECT TO ERISA, (B) A PLAN THAT IS SUBJECT TO SECTION 4975 OF THE CODE OR (C) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY SUCH EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN THE ENTITY.

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THE ISSUER HAS THE RIGHT, UNDER THE INDENTURE, TO COMPEL ANY BENEFICIAL OWNER OF A NOTE WHO HAS MADE OR HAS BEEN DEEMED TO MAKE A PROHIBITED TRANSACTION OR OTHER PLAN LAW REPRESENTATION THAT IS SUBSEQUENTLY SHOWN TO BE FALSE OR MISLEADING TO SELL ITS INTEREST IN SUCH NOTE, OR MAY SELL SUCH INTEREST ON BEHALF OF SUCH OWNER.

TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.

PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. ANY PERSON ACQUIRING THIS NOTE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE.

THE FAILURE TO PROVIDE THE ISSUER, THE TRUSTEE AND ANY PAYING AGENT WITH A PROPERLY COMPLETED AND SIGNED INTERNAL REVENUE SERVICE FORM W-9 (OR APPLICABLE SUCCESSOR FORM) IN THE CASE OF A PERSON THAT IS A “UNITED STATES PERSON” WITHIN THE MEANING OF SECTION 7701(a)(30) OF THE CODE OR A PROPERLY COMPLETED AND SIGNED INTERNAL REVENUE SERVICE FORM W-8 (OR APPLICABLE SUCCESSOR FORM) IN THE CASE OF A PERSON THAT IS NOT A “UNITED STATES PERSON” WITHIN THE MEANING OF SECTION 7701(a)(30) OF THE CODE) MAY RESULT IN WITHHOLDING FROM PAYMENTS IN RESPECT OF SUCH NOTE, INCLUDING U.S. FEDERAL WITHHOLDING OR BACK-UP WITHHOLDING.

IF A PAYMENT MADE TO A HOLDER OF THIS NOTE ON OR IN RESPECT OF THIS NOTE WOULD BE SUBJECT TO U.S. FEDERAL WITHHOLDING TAX IMPOSED UNDER CODE SECTIONS 1471-1474 (THE “FATCA PROVISIONS”), TO THE EXTENT SUCH HOLDER WERE TO FAIL TO COMPLY WITH THE APPLICABLE REPORTING REQUIREMENTS OF THE FATCA PROVISIONS (INCLUDING THOSE CONTAINED IN CODE SECTION 1471(B) OR 1472(B), AS APPLICABLE), SUCH HOLDER AGREES TO DELIVER TO THE ISSUER AND THE PAYING AGENT AT THE TIME OR TIMES PRESCRIBED BY LAW AND AT SUCH TIME OR TIMES REASONABLY REQUESTED BY THE ISSUER OR THE PAYING AGENT SUCH DOCUMENTATION PRESCRIBED BY APPLICABLE LAW (INCLUDING AS PRESCRIBED BY CODE SECTION 1471(B)(3)(C)(I)) AND SUCH ADDITIONAL DOCUMENTATION REASONABLY REQUESTED BY THE ISSUER OR THE PAYING AGENT AS MAY BE NECESSARY FOR THE ISSUER AND THE PAYING AGENT TO COMPLY WITH THEIR OBLIGATIONS, AND TO DETERMINE THAT SUCH HOLDER HAS COMPLIED WITH ITS OBLIGATIONS, UNDER THE FATCA PROVISIONS OR TO DETERMINE THE AMOUNT TO DEDUCT AND WITHHOLD FROM SUCH PAYMENT. SOLELY FOR PURPOSES OF THIS PARAGRAPH, THE “FATCA PROVISIONS” SHALL INCLUDE ANY AMENDMENTS MADE TO SUCH PROVISIONS AFTER THE DATE OF THE INDENTURE. EACH PURCHASER AND SUBSEQUENT TRANSFEREE OF THE NOTES ACKNOWLEDGES, OR WILL BE DEEMED TO HAVE ACKNOWLEDGED, THAT THE ISSUER MAY PROVIDE SUCH INFORMATION AND ANY OTHER INFORMATION CONCERNING ITS INVESTMENT IN THE NOTES TO THE U.S. INTERNAL REVENUE SERVICE. IN ADDITION, EACH PURCHASER AND SUBSEQUENT TRANSFEREE OF THE

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NOTES UNDERSTANDS AND ACKNOWLEDGES, OR WILL BE DEEMED TO HAVE UNDERSTOOD AND ACKNOWLEDGED, THAT THE ISSUER HAS THE RIGHT UNDER THIS INDENTURE TO WITHHOLD FROM ANY BENEFICIAL OWNER OF AN INTEREST IN A NOTE THAT FAILS TO COMPLY WITH THE REQUIREMENTS OF CODE SECTIONS 1471 THROUGH 1474.

EACH HOLDER AND BENEFICIAL OWNER OF THIS NOTE OR AN INTEREST IN THIS NOTE THAT IS NOT A “UNITED STATES PERSON” (AS DEFINED IN SECTION 7701(a)(30) OF THE CODE) WILL MAKE, OR BY ACQUIRING THIS NOTE OR AN INTEREST IN THIS NOTE WILL BE DEEMED TO MAKE, A REPRESENTATION TO THE EFFECT THAT EITHER (I) IT IS NOT A BANK (OR AN ENTITY AFFILIATED WITH A BANK) EXTENDING CREDIT PURSUANT TO A LOAN AGREEMENT ENTERED INTO IN THE ORDINARY COURSE OF ITS TRADE OR BUSINESS (WITHIN THE MEANING OF SECTION 881(c)(3)(A) OF THE CODE), OR (II) IT IS A PERSON THAT IS ELIGIBLE FOR BENEFITS UNDER AN INCOME TAX TREATY WITH THE UNITED STATES THAT ELIMINATES U.S. FEDERAL INCOME TAXATION OF U.S. SOURCE INTEREST NOT ATTRIBUTABLE TO A PERMANENT ESTABLISHMENT IN THE UNITED STATES.

EACH HOLDER AND EACH BENEFICIAL OWNER OF THIS NOTE, BY ACQUIRING THIS NOTE OR ITS INTEREST IN THIS NOTE, AS THE CASE MAY BE, SHALL BE DEEMED TO HAVE AGREED TO TREAT, AND SHALL TREAT, THIS NOTE AS DEBT FOR U.S. FEDERAL AND, TO THE EXTENT PERMITTED BY LAW, STATE AND LOCAL INCOME AND FRANCHISE TAX PURPOSES AND SHALL TAKE NO ACTION INCONSISTENT WITH SUCH TREATMENT UNLESS REQUIRED BY ANY RELEVANT TAXING AUTHORITY; PROVIDED THAT THIS SHALL NOT LIMIT A HOLDER FROM MAKING A PROTECTIVE QUALIFIED ELECTING FUND ELECTION OR FILING (AS A PROTECTIVE MATTER) UNITED STATES TAX INFORMATION RETURNS REQUIRED OF ONLY CERTAIN EQUITY OWNERS WITH RESPECT TO REPORTING REQUIREMENTS UNDER THE CODE.

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READYCAP COMMERCIAL REVOLVING ASSET TRUST

VARIABLE FUNDING NOTES

[R][S]-1	Up to U.S.$[•]

READYCAP COMMERCIAL REVOLVING ASSET TRUST, a Delaware statutory trust (the “Issuer”), for value received, hereby promises to pay to DEUTSCHE BANK AG, CAYMAN ISLANDS BRANCH or registered assigns, upon presentation and surrender of this Note (except as otherwise permitted by the Indenture referred to below), the principal sum of                             ($      ) or so much thereof as may be advanced and outstanding hereunder and to pay interest on such principal sum or such part thereof as shall remain unpaid from time to time, at the rate and at the times provided in the Indenture except as provided below and in the Indenture. The obligations of the Issuer under this Note and the Indenture are limited recourse obligations of the Issuer payable solely from the Collateral in accordance with the Indenture, and following realization of the Collateral in accordance with the Indenture, all claims of Noteholders shall be extinguished and shall not thereafter revive.

The Issuer promises to pay interest, if any, on the 25th day of each month, commencing October 25, 2013 (or, if such day is not a Business Day, the next succeeding Business Day), at the rate equal to the Note Interest Rate on the unpaid principal amount hereof until the principal hereof is paid or duly provided for. Interest shall be computed on the basis of the actual number of days elapsed in the applicable Interest Accrual Period divided by 360; provided that with respect to the initial Interest Accrual Period, the Note Interest Amount with respect to any Notes shall be calculated based on the actual number of days comprising the initial Interest Accrual Period. The interest so payable on any Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest, which shall be the last Business Day occurring in the month prior to the related Payment Date.

Interest will cease to accrue on each Note, or in the case of a partial repayment, on such part, from the date of repayment or Legal Final Maturity unless payment of principal is improperly withheld or unless a default is otherwise made with respect to such payments of principal. The principal of this Note shall be payable on the first Payment Date on which funds are permitted to be used for such purpose in accordance with the Priority of Payments. The principal of each Note shall be payable no later than the Legal Final Maturity unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

Unless the Certificate of Authentication hereon has been executed by the Trustee or the Authenticating Agent by the manual signature of one of their Authorized Officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Note is one of a duly authorized issue of Variable Funding Notes (the “Notes”) issued under an indenture dated as of September 27, 2013 (the “Indenture”) between the Issuer and U.S. Bank National Association, as trustee (the “Trustee”, which term includes any successor trustee as permitted under the Indenture), paying agent, transfer agent, custodian and notes registrar. Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of

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rights, duties and immunities thereunder of the Issuer, the Trustee and the Holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

If an Optional Redemption occurs on or after the Payment Date occurring following the termination of the Non-Call Period and the Issuer provides written direction to this effect as set forth in Section 9.2 of the Indenture then this Note may be redeemed in the manner, under the conditions and with the effect provided in the Indenture.

In connection with any redemption, Holders of 100% of the Aggregate Outstanding Amount of Notes may elect to receive less than 100% of the Redemption Price that would otherwise be payable to the Holders of such Notes. In the case of any redemption of Notes pursuant to Section 9.1 of the Indenture, payments of interest and principal which are payable on any Payment Date on or prior to the Redemption Date will be payable to the Holders of such Notes, or one or more predecessor Notes, registered as such at the close of business on the relevant Record Date. In addition, the Issuer has the right to compel any Holder or beneficial owner to sell and transfer its interest in this Note, or may sell such interest on behalf of any Holder or beneficial owner, in the manner, under the conditions and with all the effect provided in the Indenture in the event that such Holder or beneficial owner is a Non-Permitted Holder as set forth in Section 2.13(b) of the Indenture or a Non-Permitted ERISA Holder as set forth in Section 2.13(c) of the Indenture.

The Issuer, the Trustee, and any agent of the Issuer or the Trustee may treat the Person in whose name this Note is registered as the owner of such Note on the Notes Register on the applicable Record Date for the purpose of receiving payments of principal of and interest on such Note and on any other date for all other purposes whatsoever (whether or not such Note is overdue), and none of the Issuer, the Trustee or any agent of the Issuer or the Trustee shall be affected by notice to the contrary.

If an Event of Default shall occur and be continuing, the Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture.

Title to Notes shall pass by registration in the Notes Register kept by the Notes Registrar, which initially is the Trustee, acting through its Corporate Trust Office.

No service charge shall be made for registration of transfer or exchange of this Note, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Each Holder and beneficial owner of this Note, by its acceptance of this Note, hereby agrees that it shall not institute against, or join any other Person in instituting against the Issuer or any REO Subsidiary any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation Proceedings or other Proceedings under U.S. federal or state bankruptcy laws or any similar laws until at least one year and one day after payment in full of the Notes, or, if longer, the applicable preference period then in effect plus one day following such payment in full.

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AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

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IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

Dated as of                  , 2013

READYCAP COMMERCIAL REVOLVING ASSET TRUST

By:	Wilmington Trust, National Association, not in its individual capacity but solely as Trustee

By:
Name:
Title:	Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION,
solely in its capacity as Trustee

By:
Authorized Signatory

EXHIBIT B-1

FORM OF TRANSFEROR CERTIFICATE FOR TRANSFER OF NOTE

EXHIBIT B-2

FORM OF TRANSFEREE CERTIFICATE FOR NOTE

EXHIBIT C

FORM OF CUSTODIAN CERTIFICATION

EXHIBIT D

FORM OF INFORMATION REQUEST

EXHIBIT E

FORM OF REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT

EXHIBIT F

ELIGIBILITY MATRICES

EXHIBIT H

FORM OF FUNDING CERTIFICATION

EXHIBIT I

FORM OF VFN NOTE BALANCE ADJUSTMENT REQUEST

EXHIBIT J

FORM OF RISK RETENTION COMPLIANCE CERTIFICATE

EXHIBIT K

FORM OF BORROWING BASE CERTIFICATE

EXHIBIT L

CONVENTIONAL CONCENTRATION LIMITS